Exhibit 2.1

EXECUTION COPY

STOCK SUBSCRIPTION AGREEMENT

among

Mercury Fortuna Buyer, LLC,
CCHN GROUP HOLDINGS, INC.

and

THE PROVIDENCE SERVICE CORPORATION

Dated as of August 28, 2016

i

(continued)

(continued)

Page

Article 6

Conditions Precedent

Section 6.1	Conditions to Obligations of the Parties	50
Section 6.2	Conditions to Obligations of the Buyer	51
Section 6.3	Conditions to Obligations of the Company and Prometheus	53

Article 7

Termination

Section 7.1	Termination	53
Section 7.2	Effect of Termination	54

Article 8

Indemnification

Section 8.1	Survival	55
Section 8.2	Indemnification by Prometheus	55
Section 8.3	Indemnification by the Buyer	56
Section 8.4	Limitations on Indemnity	57
Section 8.5	Notification of Claims; Third Party Claims	61
Section 8.6	Exclusive Remedy	62

Article 9

Definitions

Section 9.1	Certain Terms	63
Section 9.2	Construction	79

Article 10

Miscellaneous

Section 10.1	Notices	79
Section 10.2	Amendment; Waivers, Etc	81
Section 10.3	Expenses	82
Section 10.4	Governing Law, Etc	82
Section 10.5	Successors and Assigns	83
Section 10.6	Entire Agreement	83
Section 10.7	Severability	83

(continued)

STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT, dated as of August 28, 2016 (this “Agreement”), is made by and among Mercury Fortuna Buyer, LLC, a Delaware limited liability company (“Buyer”), CCHN Group Holdings, Inc., a Delaware corporation (the “Company”), and The Providence Service Corporation, a Delaware corporation and owner of all of the capital stock of the Company (“Prometheus”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 9.1.

R E C I T A L S:

WHEREAS, Prometheus owns one share of common stock, par value $0.001 per share, of the Company (“Common Stock”), which constitutes all of the issued and outstanding shares of the Company’s Common Stock;

WHEREAS, the Company desires to issue, sell and deliver to the Buyer (or certain of its Affiliates) and the Buyer (or such Affiliates) desires to subscribe for, purchase, acquire, accept and receive from the Company, 60 shares of Common Stock (the “Shares”);

WHEREAS, prior to the Closing, each of CCHN Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Mercury Holdings”), Community Care Health Network, Inc., a Delaware corporation and wholly-owned subsidiary of Mercury Holdings (“Mercury Network”) and Ascender Software, Inc., a Delaware corporation and wholly-owned subsidiary of Mercury Network (“Ascender Software”), will have been converted by Prometheus into Delaware limited liability companies that are treated as disregarded as entities separate from the Company for U.S. federal income tax purposes (the “Conversion”);

WHEREAS, immediately following the Closing, the Buyer (or its Affiliates) will collectively own 60% (the “Buyer Equity Percentage”) of the issued and outstanding shares of Common Stock and Prometheus will own, directly or indirectly, 40% (the “Prometheus Equity Percentage”) of the issued and outstanding shares of Common Stock;

WHEREAS, following the Closing, but no sooner than seven calendar days thereafter, the Buyer and Prometheus will contribute all of the Common Stock to a newly formed Delaware limited liability company (“New Parent”), which will thereafter be the sole owner of the Company (the “Contribution”);

WHEREAS, in connection with the Closing in anticipation of the Contribution, the Company, Prometheus, New Parent and the Buyer desire to enter into an operating agreement with respect to New Parent, on the terms and conditions set forth in the term sheet attached hereto as Exhibit A (the “Operating Agreement”), to set forth certain terms and conditions regarding the Contemplated Transactions, the Contribution and the ownership of Common Stock indirectly by Prometheus, the Buyer and their respective Affiliates and to provide for, among other things, certain liquidity and governance rights and other obligations and rights, in each case, on the terms and conditions contained therein, the applicable provisions of which shall apply, mutatis mutandis, until the Contribution has been completed with respect to Prometheus and Buyer’s interests in the Company;

WHEREAS, to fund the near-term cash needs of the Business following the Closing, Prometheus and Buyer shall contribute to the capital of the Company an amount equal to 40% and 60%, respectively, of the Additional Cash Contribution Amount; and

WHEREAS, in connection with the Contemplated Transactions, the Company, Prometheus and the Buyer desire to enter into a transition services agreement with respect to the Company, in the form attached hereto as Exhibit B (the “Transition Services Agreement”).

NOW, THEREFORE, the parties agree as follows:

Article 1

Subscription for Shares

Section 1.1     Subscription for Shares. Subject to the terms and conditions hereof, at the Closing, the Company shall issue, sell and deliver to the Buyer (or certain of its Affiliates, as designated by the Buyer in writing prior to the Closing), and the Buyer (or such Affiliates) shall subscribe for, purchase, acquire, accept and receive from the Company, the Shares, free and clear of all Encumbrances (other than those created by the Operating Agreement), for the Subscription Price, subject to adjustment as set forth in Section 1.4.

Section 1.2     Closing. The closing of the subscription for the Shares (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. on the date that is two Business Days after the conditions set forth in Article 6 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date”. At the Closing:

(a)     The Company shall issue to the Buyer, free and clear of all Encumbrances (other than those created by the Operating Agreement), the Shares (which shall be in non-certificated book entry form unless a physical certificate is requested);

(b)     The Buyer shall pay, by wire transfer of immediately available funds (to an account or accounts designated by the Company at least two Business Days prior to the Closing Date), an amount equal to the Subscription Price;

(c)     Prometheus and Buyer shall each pay, by wire transfer of immediately available funds (to an account or accounts designated by the Company at least two Business Days prior to the Closing Date), an amount equal to 40% and 60%, respectively, of the Additional Cash Contribution Amount as a contribution to the capital of the Company, and

(d)     The Company shall repay in full all principal, accrued interest and other outstanding amounts, if any, on the Promissory Note (the “Note Repayment Amount”).

Section 1.3     Distribution. On the day that is fifteen days following the Closing Date (or, if such day is not a Business Day, the first Business Day thereafter) (the “Distribution Date”):

(a)     The Company shall pay or cause to be paid by the Target Companies, by wire transfer of immediately available funds (to the account or accounts designated by Prometheus at least two Business Days prior to the Distribution Date), to Prometheus an aggregate amount equal to the Distribution Amount (as increased or reduced, if applicable, pursuant to Section 1.3(a)); and

(b)     If (i) the Aggregate Estimated Closing Amount exceeds Target Working Capital, the Distribution Amount shall be increased by an amount equal to such excess, (ii) Target Working Capital exceeds Aggregate Estimated Closing Amount by an amount that is less than the Distribution Amount, the Distribution Amount shall be reduced (but not below zero) by an amount equal to such excess (and any portion of the Distribution Amount so reduced will be retained by the Company and not paid to Prometheus), and (iii) Target Working Capital exceeds the Aggregate Estimated Closing Amount by an amount that is greater than the Distribution Amount, Prometheus shall pay the Company an amount equal to (A) the amount by which the Target Working Capital exceeds the Aggregate Estimated Closing Amount less (B) the Distribution Amount (and the entire amount of the Distribution Amount will be retained by the Company and not paid to Prometheus), as a contribution to the Company’s capital (and no equity interest shall be issued to Prometheus in exchange for such contribution); and

For purposes of this Agreement, “Aggregate Estimated Closing Amount” means the difference resulting from the Estimated Closing Working Capital minus the Estimated Closing Debt Amount minus the Estimated Other Cost Items Amount.

Section 1.4     Subscription Price Adjustment.

(a)     Closing of the Books on the Closing Date. In preparation for the Closing, the Company shall use its reasonable best efforts to cause a full balance sheet closing to take place on the Closing Date as if it were the last day of a fiscal period for the Target Companies.

(b)     Pre-Closing Adjustment. At least two Business Days prior to the Distribution Date, Prometheus shall prepare and deliver to the Buyer a statement (the “Estimated Closing Statement”), consisting of (i) an estimated consolidated balance sheet of the Target Companies as of 11:59 PM on the day immediately preceding the Closing Date without taking into account the transactions taking place at Closing, (ii) an estimated calculation in reasonable detail of estimated Closing Working Capital derived from such balance sheet (“Estimated Closing Working Capital”), (iii) an estimated calculation in reasonable detail of the Closing Debt Amount (the “Estimated Closing Debt Amount”), (iv) an estimated calculation in reasonable detail of the Other Cost Items Amount (the “Estimated Other Cost Items Amount”), and (v) a calculation of the amount, if any, by which the Distribution Amount will be increased or reduced, or that Prometheus will contribute, as the case may be, pursuant to Section 1.3(a). The Estimated Closing Statement shall be prepared on a basis consistent with the Accounting Principles and the definitions of Closing Working Capital, Closing Debt Amount and Other Cost Items Amount set forth herein.

(c)     Closing Statement. Within sixty days following the Closing Date, Buyer shall, with the assistance and cooperation of the Company, prepare and deliver to Prometheus a statement (the “Closing Statement”), consisting of (i) an unaudited consolidated balance sheet of the Target Companies as of 11:59 PM on the day immediately preceding the Closing Date without taking into account the transactions taking place at Closing (the “Closing Balance Sheet”), (ii) a calculation in reasonable detail of Closing Working Capital, the Closing Debt Amount and the Other Cost Items Amount and (iii) a calculation of the amount, if any, payable pursuant to clause (h) of this Section 1.4. The Closing Statement shall be prepared on a basis consistent with the Accounting Principles and the definitions of Closing Working Capital, Closing Debt Amount and Other Cost Items Amount set forth herein. Notwithstanding anything to the contrary in this Agreement, all amounts included in the Estimated Closing Statement and Closing Statement as Current Assets, Current Liabilities, Indebtedness or Other Cost Items shall be included without duplication and in no event shall any such amount be taken into account more than once.

(d)     Dispute Notice. The Closing Statement shall become final, binding and conclusive upon Prometheus and the Buyer on the thirtieth day following Prometheus’ receipt of the Closing Statement, unless prior to such thirtieth day Prometheus delivers to Buyer a written notice (a “Dispute Notice”) stating that Prometheus believes the Closing Statement contains mathematical errors or was not prepared in accordance the Accounting Principles and the definitions of Closing Working Capital, Closing Debt Amount and Other Cost Items Amount set forth herein and specifying in reasonable detail each item that Prometheus disputes (each, a “Disputed Item”), the amount in dispute for each Disputed Item and the reasons supporting Prometheus’ positions. Prometheus shall not challenge the Closing Statement on any other basis, and Prometheus shall be deemed to have agreed with all other items and amounts contained in the Closing Statement delivered pursuant to Section 1.4(c).

(e)     Resolution Period. If Prometheus delivers a Dispute Notice, then Prometheus and the Buyer shall seek in good faith to resolve the Disputed Items during the fifteen-day period beginning on the date Buyer receives the Dispute Notice (the “Resolution Period”). If Prometheus and the Buyer reach agreement with respect to any Disputed Items, Buyer shall revise the Closing Statement to reflect such agreement.

(f)     Independent Accountant. If Prometheus and the Buyer are unable to resolve all of the Disputed Items during the Resolution Period, then Prometheus and the Buyer shall jointly engage and submit the unresolved Disputed Items (the “Unresolved Items”) to the Independent Accountant, provided that if Prometheus and the Buyer do not appoint an Independent Accountant within ten days after the end of the Resolution Period, they shall request that the American Arbitration Association appoint as the Independent Accountant a partner in the New York office of a nationally recognized independent registered public accounting firm that has not had a material relationship with Prometheus, the Buyer or the Company within the preceding two years, and such appointment shall be final, binding and conclusive on Prometheus and the Buyer. The Independent Accountant shall act as an arbitrator to determine, based solely on presentations by Prometheus and the Buyer and not by independent review, only the Unresolved Items still in dispute and shall be limited to those adjustments, if any, required to be made for the Closing Statement to comply with the provisions of this Agreement. The parties shall agree, promptly after the Independent Accountant has been appointed, on procedures governing the resolution of any dispute by the Independent Accountant, provided that if the parties fail to agree on such procedures, the dispute resolution procedures of the American Arbitration Association shall govern. Prometheus and the Buyer shall use their reasonable best efforts to cause the Independent Accountant to issue its written determination regarding the Unresolved Items within thirty days after such items are submitted for review. The Independent Accountant shall make a determination with respect to the Unresolved Items only and in a manner consistent with this Section 1.4 and the Accounting Principles, and in no event shall the Independent Accountant’s determination of the Unresolved Items be for an amount that is outside the range of Prometheus and the Buyer’s disagreement. Each party shall use its reasonable best efforts to furnish to the Independent Accountant such work papers and other documents and information pertaining to the Unresolved Items as the Independent Accountant may reasonably request. The determination of the Independent Accountant shall be final, binding and conclusive upon Prometheus and the Buyer absent manifest error, and Buyer shall revise the Closing Statement to reflect such determination upon receipt thereof. The fees, expenses and costs of the Independent Accountant shall be borne by the Company.

(g)     Access to Information. Each party shall use its reasonable best efforts to provide promptly to the other parties all information and reasonable access to employees as such other party (or their respective representatives) shall reasonably request in connection with review of the Estimated Closing Statement, the Closing Statement or the Dispute Notice, as the case may be, including all work papers of the accountants who audited, compiled or reviewed such statements or notices (subject to the Buyer and its representatives entering into any undertakings required by the Company’s accountants in connection herewith), and shall otherwise cooperate in good faith with such other parties to arrive at a final determination of the Closing Statement.

(h)     Final Adjustment. Within two Business Days after the Closing Statement is finalized pursuant to clause (d), (e) or (f) of this Section 1.4:

(i) if Closing Working Capital exceeds Estimated Working Capital, the Company shall pay to Prometheus an amount equal to such excess as an additional payment;

(ii) if Closing Working Capital is less than Estimated Working Capital, Prometheus shall pay to the Company an amount equal to such shortfall as a contribution to the Company’s capital (and no equity interests shall be issued to Prometheus in exchange for such contribution);

(iii) if the Closing Debt Amount exceeds the Estimated Closing Debt Amount, Prometheus shall pay to the Company an amount equal to such excess as a contribution to the Company’s capital (and no equity interests shall be issued to Prometheus in exchange for such contribution);

(iv) if the Closing Debt Amount is less than Estimated Closing Debt Amount, the Company shall pay to Prometheus an amount equal to such shortfall;

(v) if the Other Cost Items Amount exceeds the Estimated Other Cost Items Amount, Prometheus shall pay to the Company an amount equal to such excess as a contribution to the Company’s capital (and no equity interests shall be issued to Prometheus in exchange for such contribution); and

(vi) if the Other Cost Items Amount is less than Estimated Other Cost Items Amount, the Company shall pay to Prometheus an amount equal to such shortfall.

(i)     Method of Payment, etc. The amount of any payment made to or by Prometheus pursuant to Section 1.3 or this Section 1.4 shall be made by wire transfer of immediately available funds to an account or accounts designated by the receiving party and treated as a distribution with respect to stock under Section 301 of the Code for Tax purposes (in the case of amounts paid to Prometheus) or as a contribution to the Company’s capital for Tax purposes (in the case of amounts paid by Prometheus).

Section 1.5     Withholding. Notwithstanding any other provision in this Agreement to the contrary, the Buyer and the Company shall have the right to deduct and withhold any Taxes as Buyer or the Company, as applicable, is required to deduct and withhold under any Legal Requirements from any payments to be made hereunder; provided that the parties agree that there will be no required Tax withholding on repayment of the Promissory Note and the Buyer or the Company shall otherwise consult with Prometheus in good faith prior to withholding any amounts payable to Prometheus hereunder.  To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the applicable Person in respect of which such deduction and withholding was made.

Article 2

Representations and Warranties of the Company

Except as provided in the Target Company Portions of the SEC Filings (which qualify the representations and warranties contained in this Article 2) or the Schedules hereto (which have been prepared in accordance with, and qualify the representations and warranties contained in this Article 2 in the manner provided in, Section 10.8), the Company represents and warrants to the Buyer as follows:

Section 2.1     Power and Authorization. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary corporate action of the Company, and no other corporate proceeding on the part of the Company is necessary to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

Section 2.2     Organization.

(a)     The Company is (a) duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such qualification, licensing or good standing necessary, except, in the case of clause (b) only, where the failure to be so qualified or licensed or in good standing is not material to the Company. The Company has made available to the Buyer true and correct copies of the Organizational Documents of the Company as in effect on the date of this Agreement.

(b)     The Company has made available to the Buyer true and correct copies of the Organizational Documents of each Target Company other than the Company as in effect on the date of this Agreement.

Section 2.3     Capitalization and Subsidiaries.

(a)     The entire authorized capital stock of the Company consists of 1,000 shares of Common Stock. As of the date of this Agreement, one share of Common Stock is issued and outstanding and held of record by the stockholder indicated on Schedule 2.3(a), and such issued and outstanding share of Common Stock is duly authorized, validly issued and is fully paid and nonassessable, and has not been issued in violation of any Organizational Documents. The Company does not hold shares of its capital stock in its treasury. The Shares, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable, free and clear of all Encumbrances (other than those created by this Agreement and the Operating Agreement). Upon the subscription for the Shares at the Closing, the Buyer will acquire good and valid title to all of the Shares, free and clear of all Encumbrances (other than those created by this Agreement and the Operating Agreement), and no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to the Shares that has not been waived (other than those created by this Agreement and the Operating Agreement).

(b)     Except as set forth on Schedule 2.3(b), (i) there are no outstanding obligations, options, warrants or other rights to redeem, repurchase or otherwise acquire any shares of Common Stock or other Equity Interests in the Company or any securities exercisable or exchangeable for, or convertible into, shares of Common Stock or other Equity Interests in the Company, (ii) except for this Agreement and the Operating Agreement, there are no Contracts that restrict or otherwise affect voting or transfer of shares of Common Stock or other Equity Interests in the Company to which the Company is a party or which are binding upon the Company; and (iii) except for this Agreement and the Operating Agreement, no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to shares of Common Stock or other Equity Interests in the Company.

(c)     Schedule 2.3(c)(i) sets forth a true and complete list of the name and jurisdiction of organization of each Target Company (other than Professional Corporations). Each Professional Corporation that is affiliated with any of the Target Companies is listed on Schedule 2.3(c)(ii). Each Target Company is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Target Company and to carry on its business as currently conducted. Each Target Company is duly qualified or licensed to do business as a foreign entity, and is in good standing as such, in each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such qualification, licensing or good standing necessary, except where the failure to be so qualified or licensed or in good standing is not material. Neither the Company nor any other Target Company owns any Equity Interests in any Person other than the Target Companies set forth on Schedule 2.3(c)(i). Each Target Company (other than Professional Corporations) listed on Schedule 2.3(c)(i) is wholly owned, directly or indirectly, by the Company free and clear of all Encumbrances (other than solely prior to the Closing, Encumbrances under the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement) and each Professional Corporation is wholly owned by the physician whose name appears on Schedule 2.3(c)(ii) beside the name of such Professional Corporation. Except as set forth on Schedule 2.3(c)(ii), there are no other Professional Corporations with which any of the Target Companies has been affiliated since the Prior Acquisition Date. There are no outstanding obligations, options, warrants or other rights to redeem, repurchase or otherwise acquire any shares of capital stock or other Equity Interests in any Target Company listed on Schedule 2.3(c)(i) or any securities exercisable or exchangeable for, or convertible into, shares of capital stock or other Equity Interests in any such Target Company. Except as set forth on Schedule 2.3(c)(iii), other than this Agreement and the Operating Agreement, there are no Contracts to which a Target Company is a party or which are binding upon any of the Target Company that restrict or otherwise affect voting or transfer of any shares of capital stock or other Equity Interests in any such Target Company. No Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of capital stock or other Equity Interests in any such Target Company.

Section 2.4     No Violation; Approvals and Consents. Neither the execution and delivery of this Agreement by the Company nor the consummation of the Contemplated Transactions will:

(a)     require the consent, waiver, approval, order or authorization of, filing with, or notice to, any Governmental Authority, other than (i) as listed on Schedule 2.4(a), (ii) required filings under the HSR Act and (iii) consents, waivers, approvals, orders, authorizations, filings or notices that, if not obtained or made, would not reasonably be expected to be materially adverse to the Target Companies, taken as a whole.

(b)     except as would not reasonably be expected to be materially adverse to the Target Companies, taken as a whole, and except as set forth on Schedule 2.4.(b), (i) result in a breach, violation or termination of, or acceleration of obligations under, or default under (or an event which, with notice or lapse of time or both, would constitute a default), or require the consent of or notice to any third party under, or give rise to the imposition of an Encumbrance on any of the material assets or properties of the Target Companies under, any Material Company Contract to which any Target Company is subject or (ii) contravene, conflict with, or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by any of the Target Companies;

(c)     assuming that all consents, waivers, approvals, orders, authorizations and filings listed on Schedule 2.4(a) have been obtained or made, result in a violation of any Legal Requirement or Governmental Order to which any Target Company is subject; or

(d)     result in a breach or violation of the Organizational Documents of any Target Company.

Section 2.5     Financial Statements, Etc.

(a)     The Company has furnished the Buyer with copies of: (i) the unaudited consolidated balance sheets of the Target Companies as of December 31, 2015 and December 31, 2014; the related unaudited consolidated statements of income and cash flows of the Target Companies for the twelve months ended December 31, 2015; the unaudited consolidated statement of income for the twelve months ended December 31, 2014 of Mercury Network and subsidiaries (the “Annual Financial Statements”) and (ii) the unaudited consolidated balance sheet of the Target Companies as of June 30, 2016 (such most recent balance sheet, the “Most Recent Balance Sheet” and the date of such balance sheet, the “Reference Date”) and as of June 30, 2015 and the related unaudited consolidated statements of income and cash flows of the Target Companies for the six-month periods ending on June 30, 2016 and June 30, 2015 (the “Interim Financial Statements” and, collectively with the Annual Financial Statements, the “Financial Statements”). The Financial Statements (A) present fairly in all material respects the consolidated financial position of the Target Companies and the consolidated results of operations of the Target Companies as of the respective dates thereof and for the periods covered thereby and (B) except as set forth on Schedule 2.5(a), were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject to the absence of notes and, in the case of the Interim Financial Statements, to normal year-end adjustments (which are not anticipated to be material, individually or in the aggregate).

(b)     Except as set forth on Schedule 2.5(b), the Target Companies do not have any liabilities of a type required by GAAP to be set forth on a consolidated balance sheet of the Target Companies, except for (i) liabilities reflected or reserved against in the Most Recent Balance Sheet, (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Reference Date or in connection with the Contemplated Transactions and (iii) liabilities that would not reasonably be expected to be materially adverse to the Target Companies, taken as a whole; provided that the representation contained in this sentence does not cover the subject matter of the more specific representations contained in Section 2.8 (Taxes); Section 2.10 (Legal Compliance); Section 2.11 (Company Plans); Section 2.14 (Environmental Matters), Section 2.15(c) (Contracts; Breach, etc.), Section 2.17 (Litigation; Governmental Orders); or Section 2.21 (Brokers).

(c)     Prometheus has designed its internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements of Prometheus for external purposes in accordance with GAAP. Prometheus’s internal controls over financial reporting includes policies and procedures for the Company that (i) pertain to the maintenance of records, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Prometheus to the extent material to the consolidated financial statements of Prometheus, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of Prometheus’s consolidated financial statements in conformity with GAAP, and that receipts and expenditures of Prometheus are being made only in accordance with authorizations of Prometheus management and directors of Prometheus and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of Prometheus’s assets that would have a material effect on the consolidated financial statements of Prometheus. To the extent the scope of the Prometheus’s report on internal control over financial reporting in the SEC Filings has included the Target Companies, Prometheus evaluated the Target Companies’ internal accounting controls as necessary in order to conclude on the effectiveness of Prometheus’s internal controls over financial reporting in relation to Prometheus’s consolidated financial statements.

Section 2.6     Assets. The Target Companies have good and valid title to all of the material properties and assets reflected on the Most Recent Balance Sheet (collectively, the “Assets”), except for Assets that have been sold or otherwise disposed of since the Reference Date, in each case free and clear of any Encumbrances other than Permitted Encumbrances, except as would not reasonably be expected to be materially adverse to the Target Companies, taken as a whole. This Section 2.6 does not relate to intellectual property or Intellectual Property Rights, such items being instead the subject of Section 2.12. Each item of material tangible personal property included in the Assets is in all material respects in good operating condition and state of repair (ordinary wear and tear excepted).

Section 2.7     Absence of Certain Changes. Between the Reference Date and the date hereof there has been no Material Adverse Effect. Except as set forth on Schedule 2.7 or as contemplated by this Agreement, between the Reference Date and the date hereof, the Target Companies (a) have operated in all material respects solely in the ordinary course of business consistent with past practice and (b) have not taken any actions that would have been prohibited by Section 5.1 (Conduct of the Business) had such Section 5.1 been in effect at all times since the Reference Date.

Section 2.8     Taxes.

(a)     For all periods since and including the Prior Acquisition Date, each Target Company has timely filed or has had timely filed on its behalf (in each case, after giving effect to extensions), all federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns as so filed were prepared in accordance with applicable Treasury Regulations and are, as of the Closing Date, complete and accurate and disclose all Tax liabilities required to be disclosed therein for the periods covered thereby. All material Taxes required to be paid with respect to any Target Company (whether or not shown on any Tax Return) have been timely paid. Each of the Target Companies has made (or there has been made on their behalf) all required estimated Tax payments and, with respect to Taxes that are not yet due and payable, has made adequate provision for the payment of all such Taxes in accordance with GAAP in the most recent Financial Statements, subject to normal year-end adjustments. For all periods since and including the Prior Acquisition Date, no written claim from any Taxing Authority of any jurisdiction where the Target Companies do not file Tax Returns that any Target Company is or may be subject to taxation or a Tax Return filing requirement by such jurisdiction has been received by any Target Company, and, to the Company’s Knowledge, no such claim has been threatened.

(b)     The current Tax accruals, reserves and provisions for Taxes on the books and records of the Target Companies (or that have been made on their behalf) are adequate to cover all Tax liabilities payable through the Reference Date.

(c)     For all periods since and including the Prior Acquisition Date, all material Taxes required to have been withheld and paid in connection with amounts paid by the Target Companies or owing to any Service Provider have been withheld and paid to the appropriate Taxing Authority.

(d)     There are no outstanding pending or threatened audits or examinations concerning any Tax Return of any Target Company. All Tax deficiencies which have been asserted against a Target Company with respect to any Tax Return of any Target Company, if any, have been fully paid or fully settled.

(e)     There has been no waiver of any statute of limitations in respect of Taxes of any Target Company or any extension of time with respect to an assessment or deficiency relating to Taxes of any Target Company that in either case is still in effect.

(f)     Since the Prior Acquisition Date, no Target Company (i) has been a member of an affiliated group filing a consolidated United States federal income Tax Return other than such an affiliated group with respect to which Prometheus was the common parent or (ii) has incurred any liability for Taxes of another Person (other than another member of the affiliated group with respect to which Prometheus is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law).

(g)     None of the Target Companies is a party to or bound by any Tax sharing, allocation or indemnity agreement, other than any such agreement (i) as to which only Target Companies are parties or (ii) that was entered into in the ordinary course of business and is not primarily related to Taxes. Other than with respect to any Consolidated or Combined Return, no power of attorney that is currently in force has been granted to any Person with respect to any matter relating to Taxes of a Target Company.

(h)     None of the Target Companies is currently subject to any Encumbrances, other than Permitted Encumbrances, imposed on any of its assets or properties as a result of the failure of such Target Company to pay any material amount of Taxes that are due and payable.

(i)     None of the Target Companies has engaged in any transaction that, as of the date hereof, is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations.

(j)     For all periods since and including the Prior Acquisition Date, none of the Target Companies has distributed the stock of another entity or has had its stock distributed by another entity in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(k)     None of the Target Companies (i) has disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code or similar provision of state, local or foreign law pursuant to which income would be includable by such entity for a Tax period beginning after the Closing Date or (ii) has corporate acquisition indebtedness as described in Section 279(b) of the Code, with respect to which material interest deductions may be disallowed. None of the Target Companies has been required, or is currently required, to include in income for any Tax period beginning after the Closing Date any adjustment pursuant to Section 481 or 263A of the Code by reason of a change in accounting method initiated by such Target Company prior to the Closing Date or proposed in writing by the IRS. None of the Target Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or foreign law) executed on or prior to the Closing Date, (B) prepaid amount received on or prior to the Closing Date, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or foreign law) or (D) election made under Section 108(i) of the Code prior to the Closing. None of the Target Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l)     No Target Company has a “permanent establishment” outside of the United States within the meaning of any applicable Tax treaty.

(m)     None of the Target Companies is subject to any private letter ruling of the IRS or comparable advance rulings of any Taxing Authorities, and no request for such ruling is currently pending.

(n)     No Indebtedness of the Target Companies is subject to a limitation on deductibility under the provisions of Section 163(j) of the Code.

(o)     At all times since the Prior Acquisition Date, (i) (A) the Company and (B) each of Mercury Holdings, Mercury Network and Ascender Software prior to the Conversion, has been classified as a C corporation for U.S. federal income tax purposes and is part of the affiliated group filing a consolidated United States federal income Tax Return of which Prometheus is the common parent, (ii) each Professional Corporation has been classified as a C corporation for U.S. federal income tax purposes and (iii) each Subsidiary of the Company (including Mercury Holdings, Mercury Network and Ascender Software after the Conversion but excluding the Professional Corporations) has been classified as disregarded as an entity separate from the Company (or, in the case of any Subsidiaries other than (X) the Professional Corporations or (Y) Mercury Holdings, Mercury Network or Ascender Software prior to the Conversion, classified as disregarded as an entity separate from Mercury Network) within the meaning of Treasury Regulations Section 301.7701-3(b).

(p)     No Target Company is a party to any joint venture, partnership or other arrangement or Contract that such Target Company is treating as a partnership for U.S. federal income Tax purposes.

Nothing in this Agreement (including this Section 2.8 and Section 2.11) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute (including methods of accounting) of any Target Company; provided that this sentence shall not be construed as inconsistent with or a limitation on the obligations contained in Section 8.2(c).

Section 2.9     Real Property.

(a)     None of the Target Companies owns any real property and none of the Target Companies has any right or option to purchase any real property.

(b)     Schedule 2.9(b) sets forth a list of the addresses of all real property leased, subleased, or licensed by, or for which a right to use or occupy has been granted to, any of the Target Companies (the “Leased Real Property”). Schedule 2.9(b) also identifies, with respect to each Leased Real Property, each lease, sublease, license or other Contract under which such Leased Real Property is occupied or used and to which a Target Company is a party (the “Real Property Leases”). The Company has made available to the Buyer accurate and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect. The Leased Real Property constitutes all of the real property used, occupied or held for use by the Target Companies.

(c)     Except as set forth on Schedule 2.9(c), there are no written or oral subleases, licenses, concessions, occupancy agreements or other Contracts to which a Target Company is a party granting to any other Person the right of use or occupancy of the Leased Real Property.

(d)     To the Company’s Knowledge, no Action is pending or threatened that would preclude or materially impair the current use of any Leased Real Property. To the Company’s Knowledge, the Target Companies’ current use of the Leased Real Property does not violate in any respect any restrictive covenant of record or any other agreement that affects any of the Leased Real Property.

(e)     With respect to each Real Property Lease:

(i) The applicable Target Company that is a party to a Real Property Lease holds a valid and existing leasehold interest under such Real Property Lease, in each case, free and clear of all Encumbrances other than Permitted Encumbrances;

(ii) None of the Target Companies has received written notice of the intention of any party to terminate any Real Property Lease; and

(iii) All sums and charges due and payable under each Real Property Lease by any Target Company (and any subtenants and licensees of any Target Company) have been paid in full.

Section 2.10     Legal Compliance. For all periods (i) from and after January 1, 2011 until but excluding the Prior Acquisition Date, to the Company’s Knowledge, and (ii) since and including the Prior Acquisition Date, the Target Companies have been operating the Business in all material respects in compliance with all applicable Legal Requirements and none of the Target Companies has been in material violation of any Legal Requirement applicable to it. Except as set forth on Schedule 2.10, for all periods (a) from and after January 1, 2011 until but excluding the Prior Acquisition Date, to the Company’s Knowledge, and (b) since and including the Prior Acquisition Date, there are and have been no threatened (to the Company’s Knowledge) or unresolved notices of violations of Legal Requirements pending against any of the Target Companies. This Section 2.10 does not relate to matters with respect to Taxes, which are the subject of Section 2.8; matters with respect to employee benefits, which are the subject of Section 2.11; environmental matters, which are the subject of Section 2.14; or healthcare and privacy matters, which are the subject of Section 2.20.

Section 2.11     Company Plans.

(a)     Schedule 2.11(a) lists all material Employee Plans as to which any Target Company sponsors, maintains, contributes or is obligated to contribute, or under which any Target Company or ERISA Affiliate has or may have any liability, or which benefits any current or former Service Provider, director or consultant of any Target Company or the beneficiaries or dependents of any such Person (each a “Benefit Plan”). Benefit Plans sponsored or maintained by Prometheus or its Subsidiaries (excluding the Target Companies) and that will not be transferred to a Target Company are separately identified on Schedule 2.11(a) as “Seller Plans”. Benefit Plans other than the Seller Plans are referred to herein as “Company Plans.” The Company has made available to the Buyer true and complete copies of all Company Plans and of the following documents, as applicable, with respect to each of the Company Plans: (i) the Company Plan document and all amendments, (ii) any related trust agreement or other funding instrument, (iii) the most recent IRS determination letter, if any, (iv) any summary plan description and other material written communications provided to Service Providers concerning the extent of the benefits provided under each Company Plan, (v) the actuarial report and annual reports (Form 5500), if any, for such Company Plan for each of the last three years, and (vi) all material personnel, payroll and employment manuals and policies currently applicable to any Service Providers covered by any such Company Plans.

(b)     None of the Target Companies currently maintains, contributes to or has liability of any kind under, or could have any material liability under as an ERISA Affiliate of Prometheus, or, (x) since and including the Prior Acquisition Date and (y) to the Company’s Knowledge, from and after January 1, 2011 until but excluding the Prior Acquisition Date, has maintained, contributed to, or had liability of any kind under, a plan that is either (A) “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA, (B) subject to Section 412 of the Code or Section 302 or Title IV of ERISA, including any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, or (C) a “multiple employer plan” subject to Code Section 413(c).

(c)     Since January 1, 2011, none of the Target Companies, nor, to the Company’s Knowledge, any other Person, has engaged in a prohibited transaction, breached any fiduciary duty, or violated any law or regulation applicable to any Company Plan or related funding arrangement, which would reasonably be expected to result in material liability to the Target Companies, taken as a whole. Each Benefit Plan that is intended to be qualified under Code Section 401(a) has received a determination letter from the IRS or is entitled to rely on an opinion letter (or a prototype opinion letter), and to the Company’s Knowledge, no facts or circumstances exist that would reasonably be expected to cause the IRS to revoke such letter or to determine that such Benefit Plan is not, or has not at all times been, qualified under Code Section 401(a).

(d)     Each Company Plan, including, to the Company’s Knowledge, any associated trust or fund, has been administered in accordance in all material respects with its terms and applicable Legal Requirements, including ERISA and the Code, and there are not now, and for all periods in the past six years there have never been, any liens against the assets of any Target Company or ERISA Affiliate due to any Company Plan, the Code, or ERISA.

(e)     All required contributions to, and premium payments on account of, each Company Plan have been made on a timely basis or fully accrued on the Company’s balance sheet. The benefits due under any Company Plan that is a welfare plan as defined in Section 3(1) of ERISA and that is set forth on Schedule 2.11(e) hereto are provided solely under a fully insured and fully paid policy.

(f)     There is no pending or, to the Company’s Knowledge, threatened Action relating to a Company Plan, other than routine claims in the ordinary course of business consistent with past practice for benefits provided for by the Company Plans.

(g)     No Company Plan is, or for all periods since and including the Prior Acquisition Date, has been the subject of an examination or audit by a Governmental Authority, and there is no pending or, to the Company’s Knowledge, threatened examination or audit by a Governmental Authority relating to any Company Plan.

(h)     Except as set forth on Schedule 2.11(h) or as required under Section 601 et seq. of ERISA or similar state laws, no Company Plan provides benefits or coverage in the nature of health, medical, dental, vision, life or disability insurance, and no written or oral agreements have been entered into promising or guaranteeing the continuation of insurance coverage for any current or former Service Providers of any Target Company or any ERISA Affiliate or their beneficiaries for any period of time following retirement or other termination of employment.

(i)     Each Company Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and applicable regulations and guidance thereunder (a “Nonqualified Deferred Compensation Plan”) and any award thereunder, in each case that is subject to Section 409A of the Code, has at all relevant times been in documentary and operational compliance with the requirements of Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”).

(j)     Except as set forth on Schedule 2.11(j), neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will, either alone or in connection with any other event, except as specifically provided pursuant to the terms of this Agreement: (i) result in any payment of any amount (whether in the form of cash or property or vesting of property) becoming due to any current or former Service Provider, officer, director or stockholder of any Target Company; (ii) increase any benefits under any Company Plan; (iii) result in the acceleration of the time of payment, vesting or funding of any such benefits under any Company Plan; (iv) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of any Target Company under Section 4999 or 409A of the Code.

(k)     Except as set forth on Schedule 2.11(k), neither any of the Target Companies nor any ERISA Affiliate has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that any Target Company (i) will create additional Company Plans covering the Service Providers of any Target Company, (ii) will increase benefits promised or provided pursuant to any Company Plan outside the ordinary course of business, or (iii) will not exercise after the Closing any right or power it may have to terminate, suspend or amend any Company Plan.

Section 2.12     Intellectual Property.

(a)     Schedule 2.12(a) sets forth a list of all licenses and other agreements under which (i) any Person grants to a Target Company any right or authorization to use any Company IP Rights (other than commercial off-the-shelf software and licenses that are not material, which, although excluded from Schedule 2.12(a)(i), are included in the definition of Inbound Licenses) (the “Inbound Licenses”) or (ii) a Target Company grants any other Person any right or authorization to use any Company IP Rights (including any Intellectual Property Rights to any Company Software) (other than nonexclusive, object code licenses to Company Software granted to customers in the ordinary course of the Business and licenses that are not material, which, although excluded from Schedule 2.12(a)(ii), are included in the definition of Outbound Licenses) (the “Outbound Licenses”). Other than the Inbound Licenses and the Outbound Licenses, there are no Contracts governing any Company IP Rights or otherwise pertaining to the use of any Company Software.

(b)     Schedule 2.12(b) sets forth a true, accurate and complete list of all (i)  registrations and applications issued by or filed with any Governmental Authority by or on behalf of, or to, a Target Company with respect to any Patents, Copyrights, Marks or any other Company IP Rights (collectively, “Company IP Registrations”) and (ii)  unregistered Company IP Rights owned by a Target Company, including rights in software which any Target Company owns (solely or jointly with others) (all such software, including any content, data or interface incorporated therein, generated thereby or used therewith, and any bug fixes, patches, updates, upgrades or modifications thereto, the “Company Software”), in the case of (i) and (ii), that are material to the conduct of the Business as currently conducted. All Company IP Registrations are properly filed and maintained and in full force and effect, and all Company IP Rights set forth or required to be set forth on Schedule 2.12(b), and all Company IP Rights in the Company Software, are subsisting, enforceable, and, to the Company’s Knowledge, valid, in each case, other than (A) any Company IP Registrations that a Target Company has determined, using reasonable business judgment, that it will abandon in whole or in part, or (B) as otherwise would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Target Companies, taken as a whole.

(c)     Except for Intellectual Property Rights licensed to a Target Company pursuant to the Inbound Licenses, each Target Company exclusively owns all Intellectual Property Rights used by it in or otherwise necessary for the operation of its Business (including all Intellectual Property Rights in the Company Software), free and clear of all Encumbrances and free and clear of all licenses other than the Outbound Licenses.

(d)     Except as set forth on Schedule 2.12(d), for all periods since and including the Prior Acquisition Date, the operation and conduct of the Business as previously conducted and as currently conducted, and the use, offer for sale and/or sale of any Target Company product or service, has not and does not infringe, violate, dilute or misappropriate any Intellectual Property Rights (excluding Patent rights, which are addressed in the following sentence) of any other Person. Except as set forth on Schedule 2.12(d), for all periods since and including the Prior Acquisition Date, to the Company’s Knowledge, the operation and conduct of the Business as previously conducted and as currently conducted, and the use, offer for sale and/or sale of any Target Company product or service, has not and does not infringe, any Patent of any Person. For all periods since and including the Prior Acquisition Date, the Company has not received any written notice asserting that the conduct of the Business as previously conducted or as currently conducted, or the manufacture, use, importation, offer for sale and/or sale of any Target Company product or service, violates any Inbound License or any Outbound License, or infringes, violates, dilutes, or misappropriates the Intellectual Property Rights of any other Person. There is no pending or, to the Company’s Knowledge, threatened, Action contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right. To the Company’s Knowledge, there is no unauthorized use, infringement, violation, dilution, or misappropriation by any Person of any Company IP Rights owned by the Target Companies.

(e)     All material Company IP Rights conceived, created or developed by Service Providers of the Target Companies, including any Company Software, either (i) have been assigned to a Target Company pursuant to agreements containing intellectual property assignment provisions in favor of such Target Company, or (ii) are owned as of the date hereof by a Target Company by operation of law, in either case except for technology, software or other embodiments of intellectual property which were licensed to a Target Company by any third party pursuant to an Inbound License.

(f)     The Target Companies have all rights and licenses in the Company Software, their computer systems and other technology as are necessary for them to operate their business as currently conducted in all material respects.

(g)     The Target Companies have taken appropriate and reasonable steps to maintain the Company IP Rights and to protect, preserve and maintain the secrecy and confidentiality of their Trade Secrets and other confidential and proprietary information and data, and have not disclosed the source code to any Company Software to any Person outside of the Target Companies. To the Company’s Knowledge, there is no violation or unauthorized disclosure of any Trade Secret or confidential or proprietary information, or violation of any Person’s obligations of confidentiality with respect to such. The Target Companies have not at any time used or otherwise exploited any Open Source Software in such a way that creates or purports to create obligations of any Target Company to make source code for any Company Software publicly available or which may restrict the ability of any Target Company to charge a license fee for any Company Software.

(h)     To the Company’s Knowledge, all Company Software, is free of any defects, bugs, errors, disabling codes or instructions, spyware, Trojan horses, worms, and viruses, except as would not reasonably be expected to be materially adverse to the Target Companies, taken as a whole.

(i)     The Target Companies have implemented and maintain, consistent with customary industry practices and their obligations to third Persons, security and other measures designed to protect computers, networks, software and systems used by the Company from unauthorized access, use or modification.

Section 2.13     Permits. Each of the Target Companies holds all material Permits that are necessary to the conduct of the Business or its respective operations as presently conducted, each of which material Permit is listed on Schedule 2.13. All such material Permits held by the Target Companies are valid and in full force and effect and the Target Companies are operating and have operated in compliance with the terms of all such Permits. There are no Actions pending or, to the Company’s Knowledge, threatened that seek the revocation, cancellation or suspension of any such material Permits.

Section 2.14     Environmental Matters. Except as set forth on Schedule 2.14,

(a)     each Target Company is, and has been for all periods (i) from and after January 1, 2011 until but excluding the Prior Acquisition Date, to the Company’s Knowledge, and (ii) since and including the Prior Acquisition Date, in compliance in all material respects with all Environmental Laws. No Target Company has received any written notification or communication from any Governmental Authority during the past five years asserting any violation of any Environmental Law in connection with the conduct, ownership, use, occupancy or operation of the Business, and there are no unresolved notices of violation or orders relating to a violation of any Environmental Law;

(b)     each Target Company has all material Permits required under applicable Environmental Laws, and is, and has been for all periods (i) from and after January 1, 2011 until but excluding the Prior Acquisition Date, to the Company’s Knowledge, and (ii) since and including the Prior Acquisition Date, in compliance in all material respects with the respective requirements of such Permits;

(c)     there is not now pending nor, to the Company’s Knowledge, threatened, any Action against a Target Company in connection with any past or present Release or threat of Release of a Hazardous Substance or noncompliance with Environmental Laws, including any Action related to a shipment of hazardous wastes to facilities owned or operated by third parties; and

(d)     to the Company’s Knowledge there have been no Releases of Hazardous Substances by any Target Company on or from any real property leased or operated by a Target Company; and

(e)     The Company has delivered or made available to the Buyer correct and complete copies together with all side letters, modifications and amendments thereto of all (i) Environmental Permits and (ii) environmental assessments, audits and reports in any Target Company’s possession pertaining to any Target Company or the Business.

Section 2.15     Material Contracts.

(a)     Except as disclosed on Schedule 2.15(a), as of the date of this Agreement, none of the Target Companies is bound by or a party to:

(i) any Contract with any of the (A) ten largest customers of the Target Companies (on a consolidated basis), as measured by the amounts recorded as revenue from such customer during the twelve month period ended December 31, 2015 and (B) ten largest customers of the Target Companies (on a consolidated basis) as measured by the amounts recorded as revenue from such customer during the six-month period ended June 30, 2016 (with the customers party to the Contracts described in this Section 2.15(a)(i) being referred to in this Agreement as “Material Customers”);

(ii) any (A) Contract between any of the Target Companies or their Affiliates other than the Professional Corporations, on the one hand, and any of the Professional Corporations, on the other hand, (B) material Contract between any of the Professional Corporations and any other Person, excluding Contracts with Service Providers entered into in the ordinary course of business consistent with past practice, and (C) Contract between any stockholder of any Professional Corporation and any Target Company;

(iii) any Contract relating to the acquisition or disposition of any current or former Subsidiary, division or business of any Target Company (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise), other than Contracts in which a Target Company does not have any remaining obligations;

(iv) any partnership, limited liability company or joint venture agreement to which any Target Company is a party;

(v) any Contract governing Indebtedness or Encumbrances securing Indebtedness;

(vi) any employment or consulting agreements with a Service Provider or consultant whose annual base compensation in the fiscal year ending December 31, 2016 is expected to exceed $200,000;

(vii) any Contract requiring capital expenditures after the date of this Agreement in an amount in excess of $250,000;

(viii) all Contracts that contain a covenant by a Target Company not to compete in any material business with any Person or engage in any business in any material geographic area; and

(ix) any Contract with a supplier that provides for or is reasonably likely to result in annual payments by a Target Company in excess of $250,000.

The Company has made available to the Buyer or its counsel true, accurate and complete copies (or if the Contract is oral, an accurate and complete summary thereof) of each Contract listed on Schedule 2.15(a) in each case, as amended or otherwise modified and in effect.

(b)     Except as would not reasonably be expected be material to the Target Companies, each Contract disclosed on Schedule 2.9(b) (Real Property Leases), 2.11(a) (Company Plans), 2.12(a) (IP Licenses) or 2.15(a) (Material Contracts) (each, a “Material Company Contract”) (i) is in full force and effect, (ii) is a legal, valid and binding obligation of the Target Company party thereto, enforceable against such Target Company in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) to the Company’s Knowledge, is a legal, valid and binding obligation of each other party to such Material Company Contract, enforceable against each such other party in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)     None of the Target Companies, nor, to the Company’s Knowledge, any other party to any Material Company Contract is in material breach or violation of, or default under any Material Company Contract.

(d)     Except as set forth on Schedule 2.15(d), in the twelve month period prior to the date of this Agreement, no Material Customer has in writing cancelled, suspended or otherwise terminated its relationship with any Target Company, or, to the Company’s Knowledge, threatened in writing to do so.

Section 2.16     Transactions with Affiliates. Except as set forth on Schedule 2.16(a), none of Prometheus, any of its Affiliates (excluding the Target Companies) or any of their respective officers or directors (or the equivalent) or equityholders (or, to the Company’s Knowledge, any Person related by blood, marriage or adoption to any of the foregoing individuals or any trust or comparable entity that is operated for the benefit of any of the Persons referenced in the foregoing or any Person in which any Person referenced in the foregoing owns a controlling beneficial interest) is a party to any material agreement or transaction with a Target Company or has any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business, other than (a) with respect to the payment of compensation and other consideration to executive officers and directors (or the equivalent) in the ordinary course of business, (b) employment agreements with a Target Company, (c) participation in Company Plans and (d) agreements and transactions solely between one or more Target Companies. The representations and warranties set forth in this Section 2.16 are given solely as to the actual knowledge (without duty of inquiry) of the Persons set forth on Schedule 2.16(b).

Section 2.17     Litigation; Governmental Orders. Except as set forth on Schedule 2.17(a), as of the date hereof, (a) there is no material Action pending or, to the Company’s Knowledge, threatened against a Target Company and (b) no Governmental Order is outstanding that is directed or addressed specifically to any Target Company.

Section 2.18     Insurance. Schedule 2.18 sets forth a listing of all policies or binders of insurance covering the operations of the Target Companies as of the date hereof and such policies represent insurance coverage for the Business consistent with industry standards and are sufficient to comply in all material respects with any and all requirements for insurance in any Material Company Contract. All such policies are in full force and effect and all premiums due on such policies have been paid in a timely manner. No Target Company has received written notice of a material default with respect to its obligations under, or notice of cancellation of, any such policies and the Target Companies have complied in all material respects with the terms and provisions of such polices.

Section 2.19     Labor Matters.

(a)     Except as set forth on Schedule 2.19(a), to the Company’s Knowledge none of the executive officers or management employees of any Target Company has indicated to the Company that he or she intends to resign or retire at or prior to the Closing.

(b)     To the Company’s Knowledge, Schedule 2.19(b) contains a complete and accurate list as of August 15, 2016 of all then current employees of the Target Companies, describing for each such employee: (i) the position currently held; (ii) seniority; (iii) current principal employment location; (iv) whether paid on a salary, hourly or commission basis; (v) regular hourly wage, annual salary or commission rate, as applicable; and (vi) bonus potential.  To the Company’s Knowledge, Schedule 2.19(b) contains a complete and accurate list as of August 15, 2016 of all the (A) clinical providers classified by the Company as independent contractors, consultants, temporary employees and leased employees employed or engaged by the Company (“Contingent Workers”) as of such date, describing for each such Contingent Worker such individual's role in the business, fee or compensation by the Company as of such date and (B) non-clinical Contingent Workers, describing for each such Contingent Worker such individual’s role in the business as of such date.

(c)     There is no work slowdown, lockout, stoppage, picketing or strike pending, or to the Company’s Knowledge, threatened between any Target Company, on the one hand, and any Service Provider, on the other hand, and for all periods since and including the Prior Acquisition Date, there has been no such event. No Service Provider of a Target Company is represented by a labor union, no Target Company is party to, or otherwise subject to, any collective bargaining agreement, or other similar labor union contract. To the Company’s Knowledge there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any Service Provider of any of the Target Companies. Except as set forth on Schedule 2.19(c), to the Company’s Knowledge, since the Prior Acquisition Date there has been no material unfair labor practice charge, complaint, dispute or arbitration proceeding pending or threatened against the Target Companies before any Governmental Authority.

(d)     Except as would not reasonably be expected to be materially adverse to the Target Companies, taken as a whole, each Target Company is, and for all periods since and including the Prior Acquisition Date has been, in material compliance with all applicable Legal Requirements respecting employment and employment practices (including, without limitation, affirmative action, the WARN Act fair employment practices, work place safety and health, immigration, terms and conditions of employment, the Service Contracts Act and wages and hours). There are no, and since the Prior Acquisition Date there have been no formal grievances, complaints or charges with respect to employment or labor matters (including, without limitation, allegations of employment discrimination, retaliation or unfair labor practices) pending or threatened against any of the Target Companies in any judicial, regulatory or administrative forum, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, none of the employment policies or practices of any of the Target Companies are currently being audited or investigated by any Governmental Authority. Except as set forth on Schedule 2.19(c), all Continuing Employees are at-will and no Continuing Employees are subject to any contract, expressed or implied, written or oral, with the Company.

(e)     To the Company’s Knowledge, to the extent that any Contingent Workers are employed, the applicable Target Company has properly classified and treated them in accordance with applicable Laws and for employee benefit plan purposes, except as would not reasonably be expected to be materially adverse to the Target Companies, taken as a whole.

(f)     Schedule 2.19(e) lists each Employment Loss during the 90-day period ending on the date hereof, along with the date of each such Employment Loss and an indication of who suffered the Employment Loss and that individual’s “site of employment” (within the meaning of the WARN Act), which shall be updated as of the Closing Date.

Section 2.20     Healthcare Matters; Data Privacy and Security.

(a)     For all periods since and including the Prior Acquisition Date, the Target Companies and, if applicable, the Business, (i) are and have been in material compliance with all Healthcare Laws, (ii) hold and at all times have held all material Permits that are required under applicable Healthcare Laws in connection with the conduct, ownership, use, occupancy or operation of their respective businesses or assets (the “Healthcare Permits”) and (iii) are and have at all times been in material compliance with the terms of the Healthcare Permits. There is no Action pending or, to the Company’s Knowledge, threatened against the Target Companies or the Business alleging any material failure to comply with any Healthcare Laws or Healthcare Permits. Section 2.20(b) through Section 2.20(g) shall not limit the generality of this Section 2.20(a).

(b)     For all periods since and including the Prior Acquisition Date, the Target Companies have and at all times have had the requisite Contracts and provider or supplier number(s) to bill the Payor Programs billed by the Target Companies and the Business. All physicians, nurse practitioners and other healthcare professionals employed by, or providing services to or on behalf of, the Target Companies are duly licensed, as applicable, and properly credentialed with the Payor Programs, as applicable, except as would not result in a liability material to the Target Companies taken as a whole. Except as set forth on Schedule 2.20(b), the Target Companies have not received any notice that there is any investigation, audit, claim review or other action pending or threatened that would reasonably be expected to result in: (i) a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any license or Payor Program credentials of any physician, nurse practitioner or other healthcare professional employed by, or providing services to or on behalf of, the Target Companies; (ii) a revocation, suspension, termination, probation, restriction, limitation or non-renewal of any of the Target Companies’ Contracts or Payor, provider or supplier number(s); or (iii) the exclusion of any of the Target Companies, any of their locations or any portion of the Business from any Payor Program, except as would not result in a liability material to the Target Companies taken as a whole. For all periods since and including the Prior Acquisition Date, to the Company’s Knowledge, (A) there have been no investigations or inquiries of the Target Companies or the Business that have been conducted by any Governmental Authority, governmental contractor or Payor in connection with any Payor Program, other than routine audits contemplated under the applicable Payor Contracts, and (B) no such investigation or inquiry by a Payor is scheduled, pending, being conducted or threatened against or affecting the Target Companies or the Business.

(c)     For all periods since and including the Prior Acquisition Date, (i) to the Company’s Knowledge, all claims that have been submitted by or on behalf of the Target Companies and the Business have been submitted in compliance with applicable Legal Requirements, the applicable Payor Contract and all rules, regulations, policies, and procedures of the applicable Payor Program, if any; (ii) and the Target Companies have not received any notice that there are any material pending or threatened, audits, investigations or claims for or relating to any such claims, (iii) to the Company’s Knowledge, all claims submitted to Payors by or on behalf of the Target Companies or Business for items, services and goods provided represent claims for items, services or goods were duly ordered and actually provided by the Target Companies or Business and (iv) to the Company’s Knowledge, the Target Companies and the Business have timely and accurately filed all requisite claims and other material reports and documentation required to be filed in connection with all Payor Contracts and Payor Programs, in each case, except as would not result in a liability material to the Target Companies taken as a whole.

(d)     None of the Target Companies nor the Business was or has been excluded, suspended or debarred from participation in any Government Sponsored Healthcare Program or other third-party payor, nor to the Company’s Knowledge, is any such debarment, disqualification, suspension or exclusion threatened. For all periods since and including the Prior Acquisition Date, to the Company’s Knowledge, (i) none of the Service Providers of the Target Companies or the Business (while such Service Providers were employed or contracted by the Target Companies) was or has been excluded, suspended or debarred from participation in any Government Sponsored Healthcare Program or other third-party payor, and (ii) nor is any such debarment, disqualification, suspension or exclusion threatened.

(e)     For all periods since and including the Prior Acquisition Date, to the Company’s Knowledge, none of the Target Companies, the Business or any of their respective Service Providers (while such Service Providers were employed or contracted by the Target Companies), has, directly or indirectly, on behalf of the Target Companies, the Business, any of their respective customers: (i) made or caused to be made a false statement or representation of a fact in any application for any benefit or payment from any Payor Program; (ii) made or caused to be made any false statement or representation of a fact for use in determining rights to any benefit or payment from any Payor Program; or (iii) offered, solicited, paid or received any remuneration (including any kickback, bribe or rebate) in violation of any Healthcare Laws.

(f)     None of the Target Companies nor the Business was or has been (i) convicted or charged with a criminal offense relating to any Government Sponsored Healthcare Program and no such criminal action or proceeding is pending and (ii) to the Company’s Knowledge, no such criminal action or proceeding has been threatened concerning any such matter. For all periods since and including the Prior Acquisition Date, to the Company’s Knowledge, (A) none of the Service Providers of the Target Companies or the Business (while such Service Providers were employed or contracted by the Target Companies or, to the Company’s Knowledge, otherwise) has or has been convicted or charged with a criminal offense relating to any Government Sponsored Healthcare Program and no such criminal action or proceeding is pending and (B) no such criminal action or proceeding has been threatened concerning any such matter.

(g)     Except as set forth on Schedule 2.20(g), for all periods since and including the Prior Acquisition Date, (i) the Target Companies have complied in all material respects with all applicable data privacy, confidentiality and security laws, including the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104 191, 42 U.S.C. §§ 1320d--1329d-8), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 3000 et seq.), and the regulations promulgated thereunder (collectively, “HIPAA”), (ii) no Target Company has received any written notice or claim of, or been subject to any Action for, any material data privacy or security breach, including regarding any of Target Companies’ information practices or the disclosure, retention, or misuse of any personal information, and (iii) no Target Company has suffered any material HIPAA breach.

Section 2.21     Brokers. There are no brokerage commissions, finders’ fees or similar compensation payable in connection with the Contemplated Transactions based on any Contract made by or on behalf of the Target Companies other than fees (if any) that will be paid by Prometheus or its Subsidiaries (other than, from and after the Closing, the Target Companies) and for which the Buyer and its Affiliates will have no responsibility to pay.

Article 3

Representations and Warranties of the Buyer

The Buyer represents and warrants to each of the Company and Prometheus as follows:

Section 3.1     Organization, Power and Standing. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its respective obligations hereunder and thereunder and to consummate the Contemplated Transactions. The Buyer has taken all actions or proceedings required to be taken by or on the part of the Buyer to authorize and permit the execution and delivery of this Agreement, the Ancillary Agreements and the instruments required to be executed and delivered by them pursuant hereto and thereto and the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the Contemplated Transactions. Buyer has made available to the Company a true, complete and correct copy of its Organizational Documents, each as in effect on the date hereof.

Section 3.2     Authorization . This Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Buyer and assuming the due authorization, execution and delivery each of the other parties hereto or thereto, constitutes (or in the case of the Ancillary Agreements, will constitute) the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

Section 3.3     No Violation or Approval; Consents. Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements nor the consummation of the Contemplated Transactions will:

(a)     require the consent, waiver, approval, order or authorization of, or filing with, any Governmental Authority, other than (i) required filings under the HSR Act and (ii) consents, waivers, approvals, orders, authorizations or filings that, if not obtained or made, would not reasonably be expected to prevent or materially impair the ability of the Buyer to consummate the Contemplated Transactions;

(b)     result in a breach, violation or termination of, or acceleration of obligations under, or default under (or an event which, with notice or lapse of time or both, would constitute a default), or require the consent of any third party under, any Contract to which Buyer is party, except for such breaches, violations, terminations, accelerations, defaults or consents as would not reasonably be expected to prevent or materially impair or materially delay the ability of the Buyer to consummate the Contemplated Transactions;

(c)     result in a material violation of any Legal Requirement or Governmental Order to which the Buyer or any of its Affiliates is subject; or

(d)     result in a material breach or violation of the Organizational Documents of Buyer.

Section 3.4     Financing.

(a)     The Buyer has delivered to the Company true and complete fully executed copies of (i) an executed commitment letter, dated as of the date hereof (as amended, restated, replaced or otherwise modified in accordance herewith, the “Debt Commitment Letter”) from the Debt Financing Sources relating to the commitment of the Debt Financing Sources party thereto to provide or cause to be provided debt financing in the aggregate amount of set forth therein, and subject to the terms and conditions, set forth therein and in the fee letter referred to in the Debt Commitment Letter (as amended, restated, replaced or otherwise modified in accordance herewith, the “Fee Letter”) (the “Debt Financing”) and (ii) executed equity commitment letters, dated as of the date hereof (collectively, the “Equity Commitment Letters” and, together with the Debt Commitment Letter, the “Commitment Letters”) from Frazier Healthcare VII, L.P., Frazier Healthcare VII-A, L.P., Frazier Healthcare Growth Buyout Fund VIII, L.P.,  and Frazier Healthcare Growth Buyout Affiliates VIII, L.P. (collectively, the “Equity Investors”) relating to the commitment of the Equity Investors to provide cash equity in the aggregate amount, and subject to the terms and conditions, set forth therein (the “Cash Equity”) (the Cash Equity, together with the Debt Financing, collectively referred to as the “Financing”). The Buyer has also delivered to the Company a true and complete fully executed copy of the guarantee, dated as of the date hereof, of each of the Equity Investors (the “Guarantee”). The Equity Commitment Letters provide, and will continue to provide, that Prometheus and the Company will be third-party beneficiaries thereof.

(b)     As of the date of this Agreement, the Commitment Letters and the Guarantee are valid and in full force and effect and enforceable against Buyer and, to the knowledge of the Buyer, each other party thereto in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The obligations of the Debt Financing Sources and the Equity Investors to fund the commitments under the respective Commitment Letter are not subject to any conditions precedent other than as set forth in the applicable Commitment Letter. Assuming the accuracy of the representations set forth in Section 2 and that the Company and Prometheus have complied with their obligations under this Agreement, no event has occurred that (with or without notice, lapse of time or both) would constitute a breach or default under the Commitment Letters by Buyer. As of the date of this Agreement, Buyer has no knowledge that any amendment or modification to, or withdrawal, termination or rescission of, any Debt Commitment Letter is contemplated by the Debt Financing Sources (other than amendments, joinders or other modifications to add additional Debt Financing Sources in accordance with the Debt Commitment Letter). As of the date hereof, assuming satisfaction of the conditions set forth in Article 6 hereof, the Buyer has no knowledge of any facts or circumstances that are reasonably likely to result in (i) any of the conditions set forth in the Commitment Letters not being satisfied on the Closing Date or (ii) the funding contemplated in the Commitment Letters not being made available to the Buyer party thereto on a timely basis in order to consummate the Contemplated Transactions.

Section 3.5     Purchase for Investment. The Buyer is purchasing the Shares for investment for their own accounts and not with a view to, or for sale in connection with, any distribution thereof. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state securities laws, and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities laws, in each case, to the extent applicable.

Section 3.6     Brokers. There are no brokerage commissions, finders’ fees or similar compensation payable in connection with the Contemplated Transactions based on any Contract made by or on behalf of the Buyer or any of their respective Affiliates other than fees (if any) that will be paid by the Buyer or its Affiliates (other than, after the Closing, the Target Companies) and for which the Company, Prometheus and each of their respective Affiliates (including the Target Companies, from and after the Closing) will have no responsibility to pay.

Section 3.7     Interest in Competitors. Neither Buyer, nor any entity within the same person as Buyer, nor any of Buyer's associates hold any interest of 5% or more of the voting securities or non-corporate interests in any person or entity that is engaged in any business that is competitive with the Business of the Target Companies, including any business providing health assessments. As used in this Section 3.7, the terms “person”, “associate”, “entity”, “voting securities”, “non-corporate interests”, and “hold” are determined under the HSR Act

Article 4

Representations and Warranties of Prometheus

Prometheus represents and warrants to the Buyer as follows:

Section 4.1     Organization, Power and Standing. Prometheus is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Prometheus has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions. Prometheus has taken all actions or proceedings required to be taken by or on the part of Prometheus to authorize and permit the execution and delivery of this Agreement, the Ancillary Agreements to which it is a party and the instruments required to be executed and delivered by it pursuant hereto and thereto and the performance by Prometheus of its obligations hereunder and thereunder and the consummation by Prometheus of the Contemplated Transactions. Prometheus has made available to the Buyer a true, complete and correct copy of its Organizational Documents, each as in effect on the date hereof.

Section 4.2     Authorization. This Agreement has been, and each Ancillary Agreement to which Prometheus is a party will be at the Closing, duly executed and delivered by Prometheus and assuming the due authorization, execution and delivery each of the other parties hereto or thereto, constitutes (or in the case of the Ancillary Agreements to which Prometheus is a party, will constitute) the legal, valid and binding obligation of Prometheus, enforceable against Prometheus in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

Section 4.3     No Violation or Approval; Consents. Neither the execution and delivery by Prometheus of this Agreement or the Ancillary Agreements to which it is a party nor the consummation of the Contemplated Transactions will:

(a)     require the consent, waiver, approval, order or authorization of, or filing with, any Governmental Authority, other than (i) required filings under the HSR Act and (ii) consents, waivers, approvals, orders, authorizations or filings that, if not obtained or made, would not reasonably be expected to prevent or materially impair the ability of Prometheus to consummate the Contemplated Transactions;

(b)     result in a breach, violation or termination of, or acceleration of obligations under, or default under (or an event which, with notice or lapse of time or both, would constitute a default), or require the consent of any third party under, any Contract to which Prometheus is party, except for such breaches, violations, terminations, accelerations, defaults or consents as would not reasonably be expected to prevent or materially impair or materially delay the ability of Prometheus to consummate the Contemplated Transactions;

(c)     result in a material violation of any Legal Requirement or Governmental Order to which Prometheus or any of its Affiliates is subject; or

(d)     result in a material breach or violation of the Organizational Documents of Prometheus.

Section 4.4     Brokers. There are no brokerage commissions, finders’ fees or similar compensation payable in connection with the Contemplated Transactions based on any Contract made by or on behalf of Prometheus or any of its Subsidiaries other than fees (if any) that will be paid by Prometheus or its Subsidiaries (other than, from and after the Closing, the Target Companies) and for which the Buyer and its Affiliates (including, from and after the Closing, the Target Companies) will have no responsibility to pay.

Section 4.5     Taxes. Prometheus has timely filed all Consolidated or Combined Returns, and all such Consolidated or Combined Returns as so filed were prepared in accordance with applicable Treasury Regulations and are, as of the Closing Date, complete and accurate and disclose all material Tax liabilities required to be disclosed therein for the periods covered thereby.  All material Taxes required to be paid with respect to any Consolidated or Combined Return (whether or not shown on any such Tax Returns) have been timely paid.

Section 4.6     SEC Filings. Prometheus has, since the Prior Acquisition Date, timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with or to the Securities and Exchange Commission (the “SEC Filings”). The portions of the SEC Filings primarily related to the Target Companies (the “Target Company Portions”) (i) were prepared in accordance with and complied with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder in all material respects and (ii) did not, at the time they were filed, contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The portions of the financial statements (including the related notes) of Prometheus included in the SEC Filings primarily related to the Target Companies complied, when filed, in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the Securities and Exchange Commission on Form 10-Q under the Securities Exchange Act of 1934, as amended) and fairly presented in all material respects the consolidated financial position of Prometheus and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes).

Article 5

Certain Covenants

Section 5.1     Conduct of the Business. From the date hereof until the Closing, except as otherwise expressly permitted or required by this Agreement, the Ancillary Agreements or as set forth on Schedule 5.1 or otherwise requested or consented to in writing by the Buyer, which consent shall not be unreasonably conditioned, withheld or delayed, the Company shall, and the Company and Prometheus shall cause the other Target Companies to, conduct the Business and operations of the Target Companies in all material respects in the usual and ordinary course of business consistent with past practice and in all material respects in compliance with all Legal Requirements and use its commercially reasonable efforts to maintain the assets and properties of, and keep intact, the business of the Target Companies, including using commercially reasonable efforts to keep available the services of their current Service Providers and preserving their and the Target Companies’ goodwill, reputation and business relationships with customers, suppliers, vendors, licensors, licensees and others with whom they have material dealings. Without limiting the generality of the foregoing, prior to the earlier of the Closing or the termination of this Agreement in accordance with Article 7, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), and except as otherwise contemplated by this Agreement, or as set forth on Schedule 5.1, the Company shall not, and the Company and Prometheus shall not cause or permit any other Target Company to:

(a)     amend its Organizational Documents or take or authorize any action to wind up its affairs or dissolve;

(b)     other than, in each case, (i) in the ordinary course of business consistent with past practice, (ii) increases in compensation of $50,000 or less for any individual or (iii) to the extent required under any Company Plan, collective bargaining agreement or other contractual arrangement or by applicable Legal Requirements, amend any Company Plan in any material respect or establish any new arrangement that would (if it were in effect on the date hereof) constitute a Company Plan or take any action to increase the rate of compensation of its employees or officers;

(c)     issue, sell or grant options, warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem or repurchase any Common Stock or other Equity Interests of the Company, or any Equity Interests of any Subsidiary of the Company (other than in connection with the replacement of a physician owner of a Professional Corporation in accordance with the Material Company Contracts governing such relationship), or make any changes (by combination, reorganization or otherwise) in the capital structure of the Company or any of its Subsidiaries (other than any amendment to the certificate of incorporation of the Company to the extent necessary to effect the Contemplated Transactions);

(d)     sell, license, assign, transfer, pledge or encumber, or grant any Encumbrances (other than a Permitted Encumbrance) on, any of its Assets, except in the ordinary course of business consistent with past practices;

(e)     accelerate the payment of accounts payable or other liabilities or the receipt of accounts receivable or otherwise make any material change to its accounting policies or practices, except as required by GAAP or applicable Legal Requirements;

(f)     merge, combine or consolidate with any other Person;

(g)     enter into, assume, materially amend or terminate any Material Company Contract or any agreement that would be a Material Company Contract, other than in the ordinary course of business consistent with past practice;

(h)     incur any Indebtedness, other than trade accounts payable and short-term working capital financing, in each case, incurred in the ordinary course of business consistent with past practice;

(i)     make any capital expenditures or commitments for capital expenditures, other than in the ordinary course of business consistent with past practice or pursuant to a Contract in an amount of $500,000 or less;

(j)     forgive, cancel or compromise any material debt or claim, or waive or release any right of material value, other than in the ordinary course of business consistent with past practice;

(k)     fail to pay or satisfy when due any material liability of the Company or any of its Subsidiaries (other than any such liability that is being contested in good faith);

(l)     settle or compromise any material Action;

(m)     except with respect to any Consolidated or Combined Return, make, revoke or amend any material Tax election, enter into any settlement in respect of Taxes, concede any claim or assessment in respect of Taxes or file any material amended Tax Return, if such action described in this Section 5.1(m) would reasonably be expected to affect materially and adversely any of the Target Companies after the Closing;

(n)     enter into any collective bargaining agreement, memorandum of understanding, labor agreement, or other agreement with any union or other collective bargaining representative;

(o)     terminate, cancel or amend any insurance policies which are not replaced by a comparable or greater amount of insurance coverage;

(p)     permit or allow any Target Company to file a petition for relief under any provisions of the United States Bankruptcy Code;

(q)     purchase or acquire any business, purchase any Equity Interests or material assets of any Person (other than in connection with the replacement of a physician owner of a Professional Corporation in accordance with the Contracts governing such relationship); or

(r)     agree or commit to do any of the foregoing.

Section 5.2     Access to Information; Confidentiality; Books and Records.

(a)     From the date hereof until the Closing, the Company shall (i) give the Buyer, its counsel, financial advisors, auditors and other authorized representatives (including the Debt Financing Sources) reasonable access to the offices, properties, books and records of the Target Companies, (ii) furnish to the Buyer, its counsel, financial advisors, auditors and other authorized representatives (including the Debt Financing Sources) such financial and operating data and other information relating to the Target Companies as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Target Companies to cooperate with the Buyer, in each case solely in connection with the Buyer’s preparation to consummate the Contemplated Transactions.

(b)     Anything to the contrary in Section 5.2(a) notwithstanding, (i) access rights pursuant to Section 5.2(a) shall be exercised in such manner as not to interfere unreasonably with the conduct of the Business or any other business of the party granting such access, (ii) the party granting access may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, provided that the Company shall advise Buyer that the Company is withholding such information and shall use its reasonable best efforts to promptly communicate to Buyer or its representatives the substance of any such materials, whether by redacting parts of such materials or otherwise, so that disclosure would not violate such confidentiality obligations, (B) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege or (C) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable Legal Requirements and (iii) none of PSRC, the Company or any of their respective Affiliates or representatives shall have any obligation to provide Buyer or its representatives (x) access to any Tax Return filed by Prometheus, the Target Companies or any of their respective Affiliates, or any related materials, in each case not relating to the Target Companies or (y) access to any individual personnel or payroll records, in each case not relating to the Target Companies.

(c)     All information provided to Buyer pursuant to this Section 5.2 prior to the Closing shall be held by Buyer as Evaluation Material (as defined in the Confidentiality Agreement, dated as of June 28, 2016, between Prometheus and Frazier Management LLC (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference.

Section 5.3     Governmental Approvals.

(a)     The parties hereto shall cooperate (i) to make, in the most expeditious manner practicable, all filings and applications with and to, and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of, applicable Governmental Authorities to consummate the Contemplated Transactions and (ii) to obtain consents from other Persons, if any, listed on Schedule 5.3. In furtherance of the foregoing, the Buyer agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any Governmental Authority or other Person whose consent or approval is sought hereunder.

(b)     In furtherance of the provisions set forth in Section 5.3(a), unless Prometheus and Buyer agree that a filing under the HSR Act or any other Competition Law is not required in connection with the Contemplated Transactions, the parties hereto shall (x) file or cause to be filed as promptly as practicable, but in no event later than ten (10) Business Days following the date hereof with the United States Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”) and any other applicable Governmental Authority all notification and report forms that may be required for the Contemplated Transactions and thereafter provide as promptly as practicable any supplemental information requested in connection therewith pursuant to the HSR Act or any other Competition Law and (y) include in each such filing, notification and report form referred to in the immediately preceding clause (x) a request for early termination or acceleration of any applicable waiting or review periods, to the extent available under the applicable Competition Law. In connection therewith, each of Prometheus and the Company, on the one hand, and the Buyer, on the other hand, shall (i) furnish to the other such necessary information and reasonable assistance as such other parties may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and other Competition Laws, (ii) not extend any applicable waiting or review periods or enter into any agreement with a Governmental Authority to delay or not to consummate the Contemplated Transactions to be consummated on the Closing Date, except with the prior written consent of the other parties, (iii) not have any substantive contact with any Governmental Authority in respect of any filing or proceeding contemplated by this Section 5.3(a) unless they have engaged in prior consultation with the other party and, to the extent permitted by such Governmental Authority, given the other party the opportunity to participate, (iv) provide to the other parties, and permit the other parties to review and comment in advance of submission, and consider any such comments in good faith, all proposed correspondence, filings, and written communications to the FTC, the DOJ and any other applicable Governmental Authority with respect to the transactions contemplated hereby and (v) keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other applicable Governmental Authority (and if in writing, furnish the other party with a copy of such communication). The parties shall consult and cooperate with each other, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any Competition Law, except as may be prohibited or restricted by Law.

(c)     The Buyer further agrees to use reasonable best efforts to avoid or eliminate any impediment that may be asserted by any Governmental Authority with respect to the Contemplated Transactions so as to enable the Closing to occur as soon as reasonably possible, including (A) the prompt use of their reasonable best efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Contemplated Transactions, including the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person, including any Governmental Authority, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions, and (B) the prompt use of their reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the Contemplated Transactions in accordance with its terms unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Contemplated Transactions, commercially reasonable steps necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement. Notwithstanding any other provision hereof, nothing in this Section 5.3 or otherwise shall obligate or permit any party hereto to agree to any divestitures or any sale, lease, license, holding separate or other disposition of any assets, rights, product lines, categories of assets or businesses or other operations or interests therein of such party or any of its Affiliates.

Section 5.4     Further Assurances.

(a)     From time to time after the Closing Date, at the request of another party, without further consideration and at the expense of the party so requesting, each of the parties shall execute and deliver to such requesting party, or shall cause to be executed and delivered to such requesting party, such additional instruments or documents, and shall take or cause to be taken such other action, as such requesting party may reasonably request in order to consummate more effectively the Contemplated Transactions, to confirm and assure the rights and obligations provided for in this Agreement or to otherwise to carry out the intent and purposes of this Agreement, including, cooperating with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any other actions, consents, approvals or waivers are required to be obtained from third parties to any Material Company Contracts (other than those set forth on Schedule 5.3) in connection with the consummation of the Contemplated Transactions and (ii) in taking such other actions, making any other such filings, or furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall promptly advise the other party of any litigation commenced after the date hereof against such party or any of its directors (in their capacity as such) relating to this Agreement or the transactions contemplated hereby, and shall keep the other parties reasonably informed regarding, and consult with the other party in its defense of, any such litigation. None of the Target Companies, Prometheus or Buyer will consent to the entry of any judgment or agree to any settlement or compromise of any litigation of the type referred to in the preceding sentence without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)     Anything to the contrary in this Agreement notwithstanding, nothing herein shall obligate or be construed to obligate Prometheus or any Target Company (i) to make, or to cause to be made, any payment to any third party in order to obtain the consent or approval of such third party under any Material Company Contract or, except as specifically contemplated by Section 5.3, otherwise to the Contemplated Transactions or (ii) take any of the actions referred to on Schedule 5.4(b).

Section 5.5     Employees and Employee Benefits.

(a)     For a period beginning on the Closing Date and continuing thereafter until the end of the current plan year, the Target Companies shall, and the Buyer and Prometheus shall cause the Target Companies to, provide Service Providers of the Target Companies as of the Closing who continue employment with the Company following the Closing (the “Continuing Employees”) with (i) an annual base salary or a base wage rate, and a target bonus opportunity that are no less favorable in the aggregate than, and employee benefits that are substantially comparable in the aggregate to, the compensation and employee benefits provided by the Target Companies prior to the Closing, and (ii) a long-term incentive award to those Continuing Employees who participated in the long-term incentive plan of the Target Companies or Prometheus immediately prior to the Closing; provided that the foregoing shall not apply to any Continuing Employee who is subject to a collective bargaining agreement to which a Target Company is a party, and provided, further, that nothing herein shall be deemed to preclude the Target Companies from amending or terminating any plan, program or arrangement or terminating any Continuing Employee.

(b)     Buyer and Prometheus shall cause the Company and its Subsidiaries to honor all Company Plans transferred to a Target Company listed on Schedule 5.5(b) in accordance with their terms as in effect immediately prior to the Closing, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements.

(c)     For all purposes under the employee benefit plans of the Target Companies after the Closing in which Continuing Employees commence to participate after the Closing (the “New Benefit Plans”), each Continuing Employee shall be credited with the same amount of service as was credited by the Target Companies as of the Closing under similar or comparable Company Benefit Plans for purposes of eligibility and vesting, but not for purposes of any benefit accrual (except that such service shall be recognized for benefit accrual purposes in determining the applicable amount of any severance benefits and paid time off). In addition, and without limiting the generality of the foregoing, (i) with respect to any New Benefit Plans in which the Continuing Employees commence to participate following the Closing, each Continuing Employee will immediately be eligible to participate in such New Benefit Plans, without any waiting period, to the extent coverage under such New Benefit Plans replaces coverage under a similar or comparable Company Plan in which such Continuing Employee participated immediately before such commencement of participation (such plans, collectively, the “Old Benefit Plans”) and (ii) for purposes of each New Benefit Plan providing medical, dental, pharmaceutical and vision benefits to any Continuing Employee, Buyer, the Company and its Subsidiaries shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Benefit Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under the comparable Company Benefit Plan. Buyer, the Company and its Subsidiaries shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Benefit Plan ending on the date such Continuing Employee’s participation in the corresponding New Benefit Plan begins to be taken into account under such New Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Benefit Plan.

(d)     This Section 5.5 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.5, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.5. Without limiting the foregoing, no provision of this Section 5.5 will (i) create any third party beneficiary rights in any current or former employee, director or consultant of the Company or any of its Subsidiaries in respect of continued employment (or resumed employment) or any other matter or (ii) be deemed to be any modification or amendment to any Company Benefit Plan or New Benefit Plan.

Section 5.6     Public Announcements. Except as required by applicable Legal Requirement or NASDAQ Global Select Market listing or maintenance obligations to which Prometheus or any of its Subsidiaries is subject, none of the Buyer or any or its Affiliates, or Prometheus or any of its Subsidiaries shall make, or permit any of their Affiliates or representatives, in the case of the Buyer, or Subsidiaries or representatives, in the case of Prometheus, to make, any public announcement in respect of this Agreement, the Ancillary Agreements or the Contemplated Transactions without the prior written consent of the other party. Notwithstanding the foregoing, nothing in this Section 5.6 shall (a) prevent or otherwise restrict the Buyer or its Affiliates from communicating or disclosing the terms of this Agreement and the Contemplated Transactions to their Affiliates, limited partners or potential investors in the ordinary course of the Buyer’s or their respective Affiliates’ private equity business and fund raising efforts subject to customary confidentiality limitations with respect to nonpublic information or (b) restrict the Buyer, the Company and the Debt Financing Sources from making customary announcements and communications in connection with the arrangement and syndication of the Debt Financing on substantially the terms set forth in the Debt Commitment Letter in accordance with the standard syndication process of the Debt Financing Sources or market standards for dissemination of such type of information.

Section 5.7     Promissory Note. Prior to or concurrently with the Closing, the Company shall pay in full in cash all principal, accrued interest and other outstanding amounts, if any, under the Promissory Note, and any additional amount due pursuant to Section 1.2(d) (collectively, the “Payoff Amount”).

Section 5.8     Buyer’s Debt Financing Covenant.

(a)     The Buyer shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary to arrange and consummate the Debt Financing, including using reasonable best efforts to (A) satisfy, or cause to be satisfied, on a timely basis (giving effect to the “marketing period” set forth in the Debt Commitment Letter delivered to the Company pursuant to Section 3.4(a)) all conditions precedent to the Buyer obtaining the Debt Financing set forth in the Debt Commitment Letter; (B) enter into definitive agreements with respect to the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter (but giving effect to the “market flex” provisions contained in the Fee Letter) or other terms more favorable to the Company than the terms contemplated by the Debt Commitment Letter; (C)  upon the satisfaction of all the conditions precedent under Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time), consummate or cause the consummation of the Financing at or prior to Closing, (D) enforcing its rights under the Commitment Letters and (E) on the Closing Date, upon the satisfaction of all the conditions precedent under Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time) and substantially concurrently with the Closing, assigning all of their rights and obligations under the Debt Commitment Letter, the Fee Letter and the definitive agreements contemplated thereby to the Company. Buyer shall not consent to any amendment, modification, termination or assignment (other than amendments, joinders or other modifications to add additional Debt Financing Sources identified to the Company prior to the date hereof in accordance with the Debt Commitment Letter) of the Debt Commitment Letter or the Fee Letter, in each case, that is adverse in any material respect to the Company without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) (it being agreed that any decrease in the commitment amounts as set forth in the Debt Commitment Letter on the date of this Agreement or increase to the fees set forth in the Fee Letter (giving effect to the “market flex” provisions therein) on the date of this Agreement shall be material and shall not be agreed without Prometheus’s consent in its sole discretion).

(b)     If any portion of the Financing becomes unavailable on substantially the terms and conditions contemplated in the Commitment Letters (giving effect to the terms set forth in any “market flex” provisions contained in the Fee Letter), the Buyer shall use reasonable best efforts to obtain alternative financing as promptly as practicable, including from alternate financing sources, on terms (giving effect to any “market flex” provisions) not materially less favorable to the Buyer and the Company than the Debt Financing contemplated by the Debt Commitment Letter (giving effect to any “market flex” provisions contained in the Fee Letter), in an amount sufficient to replace any unavailable portion of the Financing Amount and any unavailable portion of any commitments under the revolving credit facility contemplated in the Debt Commitment Letter (the “Alternate Financing”), and, if obtained, to provide the Company with a copy of a new financing commitment letter and new fee letter (collectively, the “New Financing Commitment”). Any reference in this Agreement to the “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter on the date of this Agreement, as permitted to be amended, restated, replaced or otherwise modified (in whole or in part) by Section 5.8(a) and Section 5.8(b), including any Alternate Financing, and any references to “Debt Commitment Letter” shall include the Debt Commitment Letter on the date of this Agreement as it is permitted to be amended, restated, replaced or otherwise modified (in whole or in part) by Section 5.8(a) and Section 5.8(b), including any New Financing Commitment.

(c)     Prior to the Closing, the Buyer shall keep Prometheus fully informed, promptly upon request, on a reasonably current basis of the status of their efforts to consummate the Financing contemplated by the Debt Commitment Letter (or any Alternate Financing contemplated by any New Financing Commitment) and shall give Prometheus prompt notice of any material change from the terms set forth in the Debt Commitment Letter with respect to such Financing (or Alternate Financing). Without limiting the foregoing, the Buyer agrees to notify Prometheus promptly, and in any event within two Business Days, if at any time prior to the Closing (i) the Debt Commitment Letter (or any New Financing Commitment) shall have expired or be terminated for any reason, (ii) any financing source that is a party to the Debt Commitment Letter (or any New Financing Commitment) delivers a notice to Buyer that such source no longer intends to provide financing to Buyer on the terms set forth in the Debt Commitment Letter (other than in connection with any assignment permitted by the Debt Commitment Letter) or (iii) for any reason Buyer no longer believes in good faith that it will be able to obtain Financing in the amounts set forth in the Debt Commitment Letter (giving effect to the Fee Letter and the “market flex” provisions thereof) and the Equity Commitment Letter at Closing. The Buyer shall not, and shall not permit any of its controlled or controlling Affiliates to, without the prior written consent of Prometheus (which consent shall not be unreasonably withheld, conditioned or delayed), take any action or enter into any transaction (other than actions and transactions required or expressly permitted or contemplated by this Agreement), including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to impair, delay or prevent consummation of the Debt Financing contemplated by the Debt Commitment Letter (or any Alternate Financing contemplated by any New Financing Commitment).

(d)     The Buyer acknowledges that any information provided to them or their representatives in connection with the Debt Financing shall be subject to the terms of the Confidentiality Agreement, except customary disclosures of information that does not constitute material non-public information about the Target Companies and their respective securities in connection with the marketing and syndication of the Debt Financing in accordance with the Debt Commitment Letter, and Buyer shall be permitted to disclose such information to potential sources of capital, rating agencies, prospective lenders and investors and their respective officers, employees, representatives and advisors in connection with the Debt Financing in accordance with the Debt Commitment Letter subject to customary confidentiality provisions.

Section 5.9     Company Financing Covenant.

(a)     Prior to the Closing, the Target Companies shall use reasonable best efforts to provide, on a timely basis, and shall use reasonable best efforts to cause their respective officers, employees and advisors (including legal and accounting) to provide, on a timely basis, to the Buyer such cooperation and documents as may be reasonably requested by the Buyer and the Debt Financing Sources in connection with the Financing, including: (i) cooperating with the Debt Financing Sources’ due diligence, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Target Companies; (ii) furnishing Buyer and the Debt Financing Sources as promptly as reasonably practicable following Buyer’s written request, with information (other than financial information, which is covered by clause (iii) below), in each case, regarding the Target Companies customary for the arrangement of loans contemplated by the Debt Financing, including all information and data necessary to satisfy the conditions set forth in Section 6 of the Commitment Letter (other than financial information, which is covered by clause (iii) below), to the extent reasonably available to the Target Companies or Prometheus, including such information (other than financial information, which is covered by clause (iii) below) reasonably requested by Buyer to assist in preparation of customary information documents or rating agency or lender presentations relating to such arrangement of such loans; (iii) furnishing to the Buyer and the Debt Financing Sources, (x) all historical financial statements to the extent required by paragraph 4 of Exhibit C to the Debt Commitment Letter within the time periods required by such paragraph 4 and (y) as promptly as practicable upon written request of the Buyer, other financial data and financial information of the Target Companies to the extent reasonably available to the Target Companies or Prometheus that is required under the Debt Commitment Letter as a condition to consummate the Debt Financing on or prior to the time the Debt Financing is to be consummated, provided that none of the Target Companies shall have any obligation itself to (A) provide audited financial statements or any items that are derivative of audited financial statements or (B) prepare any pro forma financial statements contemplated by the Debt Commitment letters; (iv) participating in one bank meeting and a reasonable number of management and other meetings (including customary one-on-one meetings with prospective lenders for the Debt Financing) and conference calls, presentations, due diligence sessions and sessions with rating agencies on reasonable advance notice, and assisting with the preparation of materials for rating agency presentations and similar documents required in connection with the Debt Financing; (v) assisting in the preparation of private and public customary confidential information memoranda for the credit facilities (collectively, the “Offering Memoranda”) and other customary marketing materials to be used in connection with the syndications reasonably deemed necessary by the lead arrangers of the Debt Financing to complete a successful syndication pursuant to the terms of the Debt Commitment Letter; (vi) executing and delivering a customary authorization letter to be included in the Offering Memoranda; (vii) assisting the Buyer to procure a public corporate credit rating and public corporate family ratings for the Company and ratings for the credit facilities from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. (but in each case, no specific rating) prior to the launch of the general syndication of the credit facilities; (viii) at least five (5) Business Days prior to the Closing Date, delivering to Buyer all documentation and other information about the Target Companies required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested in writing at least ten (10) Business Days prior to the Closing Date; (ix) using reasonable best efforts to take such other actions as are reasonably requested by the Buyer to satisfy the requirements of the Debt Financing as set forth in the Debt Commitment Letter and (x) assisting in the preparation of definitive financing documents (together with schedules and exhibits thereto) in connection with the Debt Financing, including a credit agreement, pledge and security documents, guarantees, notes, mortgages, borrowing notices, customary officer’s certificates (including a solvency certificate in the form attached as Annex I to Exhibit C to the Debt Commitment Letter), and insurance certificates and executing and delivering, at or immediately prior to the Closing, any such definitive financing documents, notices and certificates, and otherwise facilitating the pledging of, and the granting, recording and perfection of security interests in, share certificates (including delivery to Buyer (or the Debt Financing Sources) of the stock certificates of the Target Companies at the Closing), securities and other collateral in each case on the terms and conditions contemplated by the Debt Commitment Letter (but giving effect to the “market flex” provisions contained in the Fee Letter) or other terms more favorable to the Company than the term contemplated by the Debt Commitment Letter and (xi) acknowledging and agreeing to the assignment of the Debt Commitment Letter and the Fee Letter to the Company on the Closing Date, upon the satisfaction of all the conditions precedent under Article 6 and the satisfaction of all conditions precedent set forth in the Commitment Letter (other than those conditions that by their terms are to be satisfied at the Closing, but subject to those conditions being capable of being satisfied at such time) and, thereafter, consummating the Debt Financing and the initial borrowing thereunder on the Closing Date to the full extent within the control of the Target Companies, including taking such corporate or other organizational actions (including approval of the boards of director or similar governing bodies of the Target Companies) and delivering such borrowing notices at or immediately prior to the Closing as shall be reasonably requested by the Buyer to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available at the Closing; provided that until the assignment of the Buyer’s rights and obligations under the Debt Commitment Letter upon the satisfaction or waiver of all the conditions precedent under Section 6.1, Section 6.2 and Section 6.3 (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time) substantially concurrently with the Closing in accordance with Section 5.8 hereof, none of the Target Companies shall (A) have any liability or any obligation under any agreement or document related to the Financing, (B) be required to authorize, execute or deliver any loan, credit or security agreement, or give any indemnities to the Debt Financing Sources in connection with the Debt Financing or to deliver or cause the delivery of any legal opinions or to deliver any certificate, document or instrument that is effective prior to Closing (other than the authorization letters referred to in clause (vi) above), or (C) be required to incur any other liability in connection with the Financing unless promptly reimbursed or satisfactorily indemnified by the Buyer; provided, however, that the Company (and not the Buyer) shall be responsible for fees payable to existing legal, financial or other advisors of the Target Companies with respect to services provided on or prior to the Closing. Notwithstanding the forgoing or any other provision hereof, neither Prometheus nor any of the Target Companies shall be required to (x) provide, nor shall the Debt Commitment Letter, the New Financing Commitment or the respective definitive agreements contemplated thereby require as a condition to the Financing or Alternate Financing, as applicable, audited financial statements of the Target Companies or any items that are derivative of audited financial statements or (y) provide any updates to the Financial Statements other than as expressly required by Section 5.9(a)(iii).

(b)     Prior to the Closing, the Company shall use its reasonable best efforts to supplement any written information (other than financial estimates, budgets, forecasts and other forward-looking information and other than information of a general economic or general industry nature) about any Target Company furnished by or on behalf of any Target Company to the Buyer or the Debt Financing Sources and included in any Offering Memoranda, lender presentation, rating agency materials, marketing materials and similar documents in connection with the Debt Financing that has been provided to the Company (the “Information”) to the extent that any such Information contains any material misstatement of fact or omits to state any material fact necessary to make such information, taken as a whole, not misleading in any material respect promptly after gaining knowledge thereof.

(c)     The Company, on behalf of the Target Companies, hereby consents to the use of all of their respective corporate logos solely in connection with the syndication or marketing of the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Target Companies and/or the reputation or goodwill of the Target Companies.

(d)     The Company and Prometheus shall, and shall cause each of its applicable Subsidiaries to, use their respective reasonable best efforts to obtain the Solvency Opinion.

Section 5.10     Director Resignations.  Prometheus shall cause any members of the Company’s board of directors who are not among those directors who will serve on the Company’s board of directors immediately following the Closing in accordance with the Operating Agreement to resign or be removed, effective as of the Closing.

Section 5.11     R&W Policy.  Buyer shall use its commercially reasonable efforts to obtain a R&W Policy having the features described on Schedule 5.11 and otherwise on terms reasonably acceptable to Prometheus and Buyer acting in good faith as promptly as practicable and in any event prior to the Closing. Prometheus and the Company shall use commercially reasonable efforts (including providing reasonable information and access to potential insurers, subject to customary confidentiality agreements) to assist Buyer in obtaining a R&W Policy having the features described on Schedule 5.11 as promptly as practicable and in any event prior to the Closing. Notwithstanding the foregoing, receipt of the R&W Policy shall not be a condition to Closing and the parties shall seek to obtain such policy after the Closing if not previously obtained.

Section 5.12     No Extraordinary Transactions. The Company shall undertake no transaction outside the ordinary course of business on the Closing Date after the Closing, unless otherwise contemplated by this Agreement or the Ancillary Agreements.

Section 5.13     Tax Matters.

(a)     Refunds; Post-Closing Date Losses. Prometheus shall be entitled to receive and retain any refund or credit in lieu thereof in respect of (i) any Consolidated Income Tax Liability and (ii) any Pre-Closing Tax Period, net of any Taxes incurred by Buyer, the Target Companies or any Affiliate thereof in connection with the receipt of such refund or credit or out-of-pocket expenses paid to third-parties by Buyer, the Target Companies or any Affiliate thereof in connection with obtaining such refund or credit. The Company shall be entitled to receive any refund or credit in lieu thereof in respect of any Tax not described in the foregoing sentence. In the event that any Tax refund or credit paid to Prometheus under this Section 5.13(a) is subsequently determined by any Taxing Authority to be less than the amount paid by Buyer, the Target Companies or any of their respective Affiliates to Prometheus pursuant to this Section 5.13(a), Prometheus shall promptly return any such disallowed amount (plus any interest or penalties in respect of such disallowed amount owed to any Taxing Authority) to the Company.  Notwithstanding the foregoing, nothing in this Section 5.13(a) shall require Buyer, any Target Company or any Affiliate thereof to make any payment with respect to any Tax refund (A) received on or after the Closing Date to the extent Prometheus is not required to indemnify the Buyer Indemnitees for, or has not otherwise borne, the Tax that gave rise to such refund or (B) that gives rise to a payment obligation by the Target Companies to any Person under applicable law or pursuant to a provision of a Contract or other agreement entered into (or assumed) by the Target Companies on or prior to the Closing Date. Except as required under applicable Tax law, no Target Company shall carry back, and Buyer shall prevent any Target Company from carrying back, any item of loss, deduction or credit or any net operating loss, capital loss or any Tax credit or other Tax benefit that is attributable to, arises from or relates to any taxable period (or portion thereof) commencing after the Closing Date to any Pre-Closing Tax Period.

(b)     Tax Returns. Prometheus shall be responsible for preparing and filing all Tax Returns (i) of each of the Target Companies that are due (taking into account extensions) on or prior to the Closing Date, (ii) of each of the Target Companies for any Tax period ending on or before the Closing Date that are due (after taking into account extensions) after the Closing Date or (iii) that are Consolidated or Combined Returns, and shall prepare such Tax Returns described in the foregoing clauses (i) and (ii) in a manner consistent with the most recent past practice, unless otherwise required under applicable Legal Requirements. The Company shall be responsible for preparing and filing all Tax Returns not described in the foregoing sentence and shall prepare such Tax Returns for any Straddle Period in a manner consistent with most recent past practice, unless otherwise required under applicable Legal Requirements. For purposes of determining the items of the Target Companies that will be included in the United States federal income Tax Return of Prometheus for the taxable year in which the Closing Date occurs, no ratable allocation shall be made under Section 1.1502-76(b)(2)(ii) or (iii) of the Treasury Regulations and no item shall be subject to Section 1.1502-76(b)(1)(ii)(B) of the Treasury Regulations. Without the prior written consent of Prometheus (such consent not to be unreasonably withheld, conditioned or delayed), Buyer shall not, and shall not permit any of their Affiliates to, amend any Tax Returns or change any material Tax elections or accounting methods, in each case with respect to any Target Company relating to any Tax period ending on or prior to the Closing Date, except to the extent required by applicable Tax law.

(c)     Consolidated Income Tax Liability Contests. Notwithstanding anything in this Agreement to the contrary, Prometheus shall have the sole right to control, contest, resolve and defend against any audit or examination or notice of deficiency or other adjustment, assessment or redetermination relating to any Consolidated Income Tax Liability.

(d)     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with the Contemplated Transactions shall be paid sixty percent (60%) by the Buyer, on the one hand, and forty percent (40%) by Prometheus, on the other hand, when due; provided that Prometheus shall bear all Transfer Taxes incurred in connection with the payment of the Promissory Note. The parties will cooperate to file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, each of Prometheus and the Company will, and will cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation.

(e)     Apportionment of Taxes. In the case of any Straddle Period, the amount of any Taxes of the Target Companies shall be apportioned between the Pre-Closing Tax Period and Post-Closing Tax Period (i), in the case of Taxes not described in clause (ii) below, based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which any Target Company holds a beneficial interest shall be deemed to terminate at such time) and (ii), in the case of real and personal property Taxes of the Target Companies, on a per diem basis, pursuant to which Taxes for a Straddle Period shall be deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in such Straddle Period.

(f)     Tax Sharing Agreements. Any and all existing Tax Sharing Agreements shall be terminated as of the Closing Date.  Following the Closing, none of the Target Companies shall have any further rights or liabilities thereunder.

Section 5.14     Exclusivity. From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 7, the Company and Prometheus shall not (and the Company and Prometheus shall not cause any of their respective representatives to) solicit or initiate the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of all or substantially all of the equity interests or assets of the Company and the other Target Companies (whether by merger, recapitalization, share exchange, sale of assets or any other similar transaction) or participate in any discussions or negotiations regarding, furnish any information with respect to, or assist or participate in any effort or attempt by any Person to do or seek any of the foregoing.

Section 5.15     Notification. From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 7, the Company and Buyer shall each promptly notify the other in writing of any (a) breach of any covenant, obligation, representation or warranty of such party under this Agreement of which such party becomes aware (including, with respect to any representation or warranty, as if the representations and warranties contained in this Agreement were given as of each day following the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 7) that would cause a condition of the other set forth in Article 6 not to be satisfied or (b) material Action commenced or asserted or, to the Company’s Knowledge or the knowledge of Buyer, as applicable, threatened, against or with respect to any of the Target Companies or Buyer, as applicable, or the Contemplated Transactions. Notwithstanding the foregoing, no notification contemplated by this Section 5.15 or failure to give such notification pursuant to this Section 5.15 will: (x) be deemed to cure any breach of the covenants, obligations, representations and warranties given by the Company, Prometheus or Buyer on the date of this Agreement and shall not prevent the Company, Prometheus or Buyer, as applicable, from (A) terminating this Agreement pursuant to Article 7 at any time at or prior to Closing if such termination right is then exercisable in accordance with the terms hereof or (B) exercising its rights for indemnification under Article 8 (except as expressly set forth in clause (y) below) or (y) be deemed to give rise to a claim for indemnification pursuant to Article 8 or any other claim for breach of this Agreement, in each case, under this Section 5.15.

Section 5.16     Stock Split. Prior to the Closing, the Company shall conduct a stock split pursuant to which Prometheus’s single share of Common Stock shall become forty shares of Common Stock.

Section 5.17     Insurance Matters.

(a)     Other than with respect to the Stop Loss Policy (which shall remain in effect in accordance with its terms and conditions), from and after the Closing Date, the Target Companies and the employees of the Target Companies shall cease to be insured by, have access or availability to, be entitled to make claims on, be entitled to claim benefits from or seek coverage under any third party insurance policies and programs owned or controlled by Prometheus (“Third Party Programs”) or any of self-insured programs of Prometheus, including insurance provided by a captive insurer (together with the Third Party Programs (but excluding the Stop Loss Policy), the “Parent Programs”).

(b)     Any claim, act, omission, event, circumstance, occurrence or Loss that both (i) occurred or existed on or prior to the Closing Date (and then only to the extent that such claim, act, omission, event, circumstance, occurrence or Loss occurred or existed on or prior to the Closing Date) and (ii) is properly reported in accordance with the then-applicable reporting requirements of the applicable Parent Policy, as the same may be modified from time to time in accordance with Section 5.17(c) below is referred to as a “Triggering Event”. Notwithstanding Section 5.17(a) above, with respect to any Triggering Event relating to the Target Companies and the employees of the Target Companies that would be covered by (i) occurrence-based Parent Programs, the Target Companies may access, make and settle claims on, claim benefits from or seek coverage under such policies following the Closing Date for any pre-Closing occurrence (no matter when brought) subject to the terms and conditions of such policies and programs and this Agreement and (ii) claims-made Parent Programs, the Target Companies may access, make and settle claims on, claim benefits from or seek coverage under such policies following the Closing Date for any claim made at or prior to Closing subject to the terms and conditions of such policies and programs and this Agreement (such policies described in clauses (i) and (ii), together with the policies referred to in Section 5.17(a), the “Available Insurance Policies”); provided, in each case, that:

(i) the Target Companies shall as promptly as reasonably practicable notify Prometheus of any such claim and any efforts to seek benefits or coverage under any Available Insurance Policy and shall cooperate with Prometheus in pursuing all such claims, provided that the Buyer and Target Companies shall be solely responsible for complying with all policy conditions for such claims. The Buyer shall, or shall cause the Target Companies to, keep Prometheus reasonably informed of any settlements or proposed settlements in connection with any Available Insurance Programs. In addition, the Target Companies shall, and the Buyer shall cause the Target Companies to, pursue or cause to be pursued any rights of recovery against third parties with respect to Triggering Events and shall cooperate with Prometheus with respect to pursuit of such rights. To the extent permitted by the applicable Available Insurance Programs, the order of priority of any such recoveries under the Available Insurance Programs shall inure first to Prometheus to reimburse any and all costs incurred by Prometheus directly or indirectly as a result of such claims and related Losses;

(ii) Prometheus shall have the right, but not the obligation, to monitor or associate with coverage claims or requests for benefits asserted by the Target Companies under any Available Insurance Programs (collectively, “Coverage Claims”), including the coverage positions and arguments asserted therein;

(iii) the Target Companies (A) shall notify Prometheus as far in advance as reasonably practicable of asserting any Coverage Claims, (B) shall be liable for any out-of-pocket fees, costs and expenses incurred by or on behalf of Prometheus relating to any Coverage Claim, and (C) shall not assign in whole or in part any Available Insurance Programs or any rights, interests or claims thereunder; and

(iv) the Target Companies shall exclusively bear and be liable (and Prometheus shall have no obligation to repay or reimburse the Target Companies or the Buyer) for all deductibles and retentions (in each case, to the extent not then fully paid) and uninsured, uncovered, unavailable or uncollectible amounts relating to or associated with any Coverage Claims, whether made by or on behalf of the Target Companies, the employees of the Target Companies or third parties.

(c)     Notwithstanding anything contained herein, Prometheus shall retain the exclusive right to control all of its insurance policy terms and conditions and programs, including the Available Insurance Programs, and the benefits and amounts payable thereunder, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any of its insurance policies and programs and to amend, modify, terminate or waive any such insurance policies and programs or any rights thereunder; provided, however, in no event shall such Available Insurance Programs be amended, modified, terminated or waived in a manner adverse with respect to any coverage claims the Target Companies have made or could make in the future, including coverage claims with respect to Triggering Events. The Buyer and the Target Companies shall cooperate with Prometheus and share such information as is reasonably necessary in order to permit Prometheus to manage and conduct its insurance matters in accordance herewith. The Buyer and the Target Companies hereby give consent for Prometheus to inform any affected insurer of this Agreement and to provide such insurer with a copy hereof.

(d)     Nothing in this Agreement is intended to waive or abrogate in any way the rights of Prometheus to insurance coverage for any liability, whether relating to the Target Companies or otherwise.

(e)     From and after the date hereof, Prometheus and the Buyer shall reasonably cooperate with each other and use their respective reasonable best efforts to obtain third party insurance policies for the Target Companies to replace the Parent Programs from and after the Closing.

(f)     Notwithstanding the foregoing, neither Prometheus nor the Buyer shall, and each shall cause their respective Subsidiaries (including the Target Companies in the case of Buyer) not to, cancel, terminate amend or renew the agreement identified on Schedule 5.17 (the “Stop Loss Policy”) without the prior written mutual consent of Prometheus and Buyer.

Section 5.18     Reorganization Matters.

(a)     Prometheus shall form New Parent, as a Delaware limited liability company, prior to the Closing.

(b)     Prior to the Closing, Prometheus may, in its sole discretion, contribute all (but no less than all) of the Common Stock owned by it to a newly formed Delaware limited liability company wholly-owned by Prometheus (“Prometheus Holdco”), which will, from the time of such contribution until the issuance of the Shares at the Closing, be the sole owner of the Company; provided that no such contribution will relieve Prometheus of its obligations hereunder. In the event of any such contribution, such newly formed Delaware limited liability company shall enter into the Operating Agreement in the place of Prometheus.

(c)     Following the Closing, but no sooner than seven calendar days thereafter and no later than the Distribution Date, the Buyer and Prometheus shall complete the Contribution.

(d)     The parties will negotiate in good faith prior to Closing to agree on a definitive form of the Operating Agreement, in accordance with the terms and conditions set forth on Exhibit A.

Section 5.19     Distribution Amount. From and after the Closing until the consummation of the Distribution, the Company and Buyer shall cause the Distribution Amount (prior to adjustment pursuant to Section 1.3(a)), to be held by the Company in cash or cash equivalents and retained by the Company.

Section 5.20     Prometheus Loan Documents. The provisions of Exhibit A under the caption “Prometheus Credit Facility” shall apply to Prometheus, mutatis mutandis, until the Closing has occurred.

Section 5.21     Tail Policies. Following the Closing, Prometheus and Buyer shall use commercially reasonable efforts to cause the Company to obtain tail-insurance policies for the benefit of the Company covering directors and officers liability, employee practices and cyber loss, in each case, on terms and conditions mutually agreed to by Prometheus and Buyer in good faith.

Article 6

Conditions Precedent

Section 6.1     Conditions to Obligations of the Parties. The obligations of the Company, the Buyer and Prometheus to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a)     HSR Act Notification. The notifications of the Company and Buyer pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b)     No Injunction, etc. Consummation of the Contemplated Transactions shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Legal Requirement or Governmental Order.

(c)     Receipt of Financing Proceeds. The Company shall have obtained the Financing Proceeds.

Section 6.2     Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a)     Company Representations; Performance. The (i) Fundamental Representations contained in Article 2 shall be true and correct in all respects (other than de minimis inaccuracies) at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of such time (except for such Fundamental Representations that are as of a specific date which representations shall be true and correct in all respects as of such date) and (ii) other representations and warranties of the Company contained in Article 2 (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein) shall be true and correct at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of such time (except for such representations that are as of a specific date which representations shall be true and correct as of such date), except, in the case of clause (ii), where all failures to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing. The Company shall have delivered to the Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company to the effect set forth above in this Section 6.2(a).

(b)     Prometheus Representations; Performance. The representations and warranties of Prometheus contained in (i) Article 4 of this Agreement (other than those contained in Section 4.5 and Section 4.6) shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of such time and (ii) Section 4.5 and Section 4.6 shall be true and correct in all respects at and as of the date hereof and at and as of the Closing Date except, in the case of clause (ii), where all such failures to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Prometheus shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Prometheus at or prior to the Closing. Prometheus shall have delivered to the Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Prometheus to the effect set forth above in this Section 6.2(b).

(c)     No Material Adverse Effect. Since the date hereof, there shall have been no Material Adverse Effect.

(d)     Guarantee Release and Payoff Letter. At least two (2) Business Days prior to the Closing Date, the Company shall have delivered to the Buyer (i) a payoff letter executed by the holder of the Promissory Note, which shall set forth the Payoff Amount and the wire transfer instructions for the repayment of the Payoff Amount and shall provide for the cancellation of the Promissory Note and the termination of all documentation evidencing such Indebtedness, effective upon repayment of the Payoff Amount (the “Payoff Letter”) and (ii) consent, termination and release documentation executed by the appropriate lenders and agents under the Existing Credit Agreement in form and substance reasonably satisfactory to the Buyer evidencing (x) the unconditional release of the Target Companies from any and all guaranty and other obligations, contingent or otherwise, under the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement) and (y) the unconditional release of any and all Encumbrances on the Equity Interests of each Target Company (including, for the avoidance of doubt, on the Common Stock) and on the properties and assets of each Target Company, including UCC-3 termination statements naming each Target Company party to any Loan Document as debtor, appropriate filings to terminate assignments (if any) filed with the United States Patent and Trademark Office and the U.S. Copyright Office in respect of each Target Company, and all other documents, notices and filings reasonably requested by the Buyer to evidence the release and termination of such Encumbrances.

(e)     Conversion. Prometheus shall have completed the Conversion in accordance with applicable Legal Requirements and shall have delivered to the Buyer evidence thereof.

(f)     Other Agreements. Each of the Company and Prometheus shall have delivered to the Buyer copies of each of the Ancillary Agreements to which it is a party, duly executed by it and approved in accordance with applicable Legal Requirements and the Organizational Documents of the Company or Prometheus, as applicable. Prometheus shall have caused New Parent to deliver to Buyer a copy of the Operating Agreement, duly executed by it and approved in accordance with applicable Legal Requirements and the Organizational Documents of New Parent.

Section 6.3     Conditions to Obligations of Company and Prometheus. The obligations of the Company and Prometheus to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a)     Representations; Performance. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of such time. The Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Buyer at or prior to the Closing. The Buyer shall have delivered to the Company and Prometheus a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer to the effect set forth above in this Section 6.3(a).

(b)     Other Agreements. Buyer shall have delivered to the Company and Prometheus copies of each of the Ancillary Agreements to which it is a party, duly executed by it and approved in accordance with applicable Legal Requirements and the Organizational Documents of Buyer.

(c)     Opinion. The Company and its applicable Subsidiaries shall have received opinions from the financial advisor identified on Schedule 6.3(c), in customary form and delivered no more than ten Business Days prior to the Closing Date, addressing the matters set forth on Schedule 6.3(c) (the “Solvency Opinion”).

Article 7

Termination

Section 7.1     Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)     by the written agreement of the Company, Prometheus and the Buyer;

(b)     by either the Company or Prometheus, on the one hand, or the Buyer, on the other hand, by notice to the other, if:

(i)     the Closing shall not have been consummated on or before December 16, 2016 (the “End Date”), provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or

(ii)     (A) there shall be any Legal Requirement that makes consummation of the Closing illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Buyer, the Company or Prometheus from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

(c)     by the Buyer by notice to the Company and Prometheus, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Prometheus or the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied, and such breach is incapable of being cured by the Company and Prometheus or, if capable of being cured, shall not have been cured by the earlier of (i) thirty days after receipt by the Company and Prometheus of notice in writing from the Buyer, specifying the nature of such breach and requesting that it be cured, and (ii) three Business Days prior to the End Date; provided that the Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; or

(d)     by the Company or Prometheus by notice to the Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the condition set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied, and such breach is incapable of being cured by the Buyer or, if capable of being cured, shall not have been cured by the earlier of (i) thirty days after receipt by the Buyer of notice in writing from the Company or Prometheus, specifying the nature of such breach and requesting that it be cured, and (ii) three Business Days prior to the End Date; provided that neither the Company nor Prometheus shall have the right to terminate this Agreement pursuant to this Section 7.1(d) if Prometheus or the Company is then in material breach or violation of its representations, warranties or covenants contained in this Agreement.

Section 7.2     Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect without liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, representatives, advisors, successors or assigns) or other Person to the other parties except as provided in this Section 7.2, provided that no such termination shall relieve any party of liability for a willful and material breach of this Agreement. The provisions of Section 5.2(c), Section 7.2, Section 9.1, Section 9.2, Section 10.1 and Section 10.4 shall survive any termination hereof pursuant to Section 7.1.

Article 8

Indemnification

Section 8.1     Survival. All (a) the representations and warranties set forth in this Agreement (other than the Fundamental Representations) shall survive the Closing for a period of fifteen months following the Closing Date and (b) the Fundamental Representations shall survive the Closing for a period of thirty-six months following the Closing Date. The covenants and agreements of the parties contained in this Agreement required to be performed or complied with prior to the Closing (“Pre-Closing Covenants”) shall survive the Closing for a period of fifteen months following the Closing Date. All other respective covenants and agreements (other than Pre-Closing Covenants) of the parties contained in this Agreement shall survive the Closing hereunder indefinitely or for such lesser period of time as may be specified therein, but not to exceed the applicable statute of limitations in the event of a breach of such covenant or other agreement. Notwithstanding the foregoing, (i) any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, (ii) except as set forth in Section 7.2, no representation, warranty, covenant or agreement made in this Agreement shall survive any termination of this Agreement and (iii) the covenants set forth in Section 5.9 shall not survive the Closing.

Section 8.2     Indemnification by Prometheus. From and after the Closing, and subject to this Article 8, Prometheus shall defend, indemnify and hold harmless the Buyer, each of its Affiliates (excluding the Target Companies), and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse the Buyer Indemnitees for any and all Losses resulting from:

(a)     any inaccuracy in or breach of any representation or warranty by the Company or Prometheus contained in Article 2 or Article 4, respectively;

(b)     any breach or default in performance of any covenant or agreement under this Agreement by the Company prior to the Closing or Prometheus prior to or following the Closing; and

(c)     Taxes (i) imposed on the Target Companies for a Pre-Closing Tax Period (including, for the avoidance of doubt, the portion of any Straddle Period ending on or before the Closing Date as determined pursuant to Section 5.13(e)), (ii) of any member of an affiliated, consolidated, combined or unitary group of which Prometheus was the common parent and any Target Company (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. law, (iii) of any Person imposed on the Target Companies as a transferee or successor, by Contract, indemnification agreement or otherwise, in each case other than pursuant to any arrangement or agreement entered into in the ordinary course of business that is not primarily related to Taxes, or pursuant to any Law, which Taxes relate to an event, agreement or transaction occurring since the Prior Acquisition Date and on or before the Closing Date, (iv) that are Transfer Taxes for which Prometheus is responsible pursuant to Section 5.13(d) and (v) that are Consolidated Income Tax Liabilities or other Taxes otherwise imposed on Prometheus; provided that the foregoing shall not include any Taxes (x) that were included as a Current Liability in the calculation of Closing Working Capital, as finally determined, or (y) imposed as a result of any transaction that occurs on the Closing Date but after the Closing that is outside the ordinary course of business; and

The amount that Prometheus shall be required to pay to the Buyer Indemnitees under this Section 8.2 in respect of any Loss incurred by the Company and indirectly borne by any Buyer Indemnitee shall be equal to the product of such Loss and the Buyer Equity Percentage, and Prometheus shall be deemed to pay the amount of such product to the Company as a contribution to the Company’s capital (and no shares will be issued in exchange for such contribution), and the Company shall be deemed to distribute such product to the Buyer as a reduction of the Subscription Price; provided that, for the avoidance of doubt, the amount that Prometheus shall be required to pay to the Buyer Indemnitees under this Section 8.2 in respect of any Loss incurred by and directly borne by any Buyer Indemnitee shall be equal to the entire amount of such Loss.

Section 8.3     Indemnification by the Buyer. From and after the Closing, and subject to this Article 8, the Buyer shall, severally and not jointly, defend, indemnify and hold harmless Prometheus, the Company and each of their Affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Prometheus Indemnitees”) from and against, and pay or reimburse the Prometheus Indemnitees for, any and all Losses resulting from (a) any inaccuracy in or breach of any representation or warranty by the Buyer contained in Article 3 or (b) any breach or default in performance of any covenant or agreement under this Agreement by Buyer prior to or following the Closing. The amount that Buyer shall be required to pay to the Prometheus Indemnitees under this Section 8.3 in respect of any Loss incurred by the Company and indirectly borne by any Prometheus Indemnitee shall be equal to the product of such Loss and the Prometheus Equity Percentage; provided that, for the avoidance of doubt, the amount that Buyer shall be required to pay to the Prometheus Indemnitees under this Section 8.3 in respect of any Loss incurred by and directly borne by any Prometheus Indemnitee shall be equal to the entire amount of such Loss.

Section 8.4     Limitations on Indemnity. The parties hereto agree, for themselves and on behalf of the Buyer Indemnitees and the Prometheus Indemnitees:

(a)     No Buyer Indemnitee will be entitled to assert any claims for indemnification under Section 8.2(a):

(i) With respect inaccuracy in or breach of any representation or warranty by the Company or Prometheus contained in Article 2 or Article 4, respectively (other than the Healthcare Representations, which shall be governed by Section 8.2(a)(ii) below), (x) in respect of any Loss incurred or suffered by such Buyer Indemnitee that is not a Qualifying Loss and (y) until such time as the aggregate of all Qualifying Losses that Buyer Indemnitees may have under Section 8.2(a) (other than with respect to Healthcare Representations) exceeds $2,687,000.00 (the amount referred to in this clause (y), the “Indemnity Threshold”, and together with the Qualifying Loss described in clause (x), such limitations, collectively, the “Indemnity Basket Limitations”), and then only for the aggregate amount of all Qualifying Losses in excess of the Indemnity Threshold. The aggregate liability of Prometheus in respect of claims for indemnification pursuant to Section 8.2(a) will not exceed $16,000,000.00 (the “Cap”) (provided that, unless the R&W Policy is obtained, the Cap shall be reduced to the extent necessary to cause the aggregate liability of Prometheus pursuant to Section 8.2(a) with respect to Healthcare Representations, together with the aggregate liability of Prometheus with respect to all other claims for indemnification pursuant to Section 8.2(a), not to exceed $20,000,000.00), which shall be the sole and exclusive remedy of the Buyer Indemnitees for any claims for indemnification pursuant to Section 8.2(a) (other than in respect of Fundamental Representations contained in Article 2 or Article 4, and other than in respect Healthcare Representations which shall be governed by Section 8.4(a)(ii) below). The Indemnity Basket Limitations and the Cap will not apply to the obligations of Prometheus to indemnify the Buyer Indemnitees in connection with an inaccuracy in or breach of any Fundamental Representation contained in Article 2 or Article 4 or any claim for indemnification pursuant to Section 8.2(c). Notwithstanding the foregoing, if the R&W Policy is obtained, the Cap shall be $2,687,000.00.

(ii) Solely with respect inaccuracy in or breach of any Healthcare Representations, (x) in respect of any Loss incurred or suffered by such Buyer Indemnitee that is not a Qualifying Loss and (y) until such time as the aggregate of all Qualifying Losses that Buyer Indemnitees may have under Section 8.2(a) solely with respect to Healthcare Representations exceeds $1,500,000 (the amount referred to in this clause (y), the “Healthcare Indemnity Threshold”), and then only for the aggregate amount of all Qualifying Losses in excess of the Healthcare Indemnity Threshold. The aggregate liability of Prometheus in respect of claims for indemnification pursuant to Section 8.2(a) with respect to Healthcare Representations, together with the aggregate liability of Prometheus with respect to all other claims for indemnification pursuant to Section 8.2(a), will not exceed $20,000,000 (the “Healthcare Cap”), which shall be the sole and exclusive remedy of the Buyer Indemnitees for any claims for indemnification pursuant to Section 8.2(a) solely in respect of Healthcare Representations. Notwithstanding the foregoing, if the R&W Policy is obtained, the Healthcare Cap shall be $15,000,000.

Notwithstanding any other provision hereof, the aggregate liability of Prometheus in respect of claims for indemnification pursuant to Section 8.2 shall not exceed the Subscription Price. Notwithstanding anything to the contrary in this Article 8, in no event shall Prometheus have any obligation to indemnify the Buyer Indemnitees under this Article 8 for any Losses arising out of the Ascender Conversion solely to the extent that such Losses would have not otherwise been suffered or incurred by the Buyer Indemnitees but for the effectuation of the Ascender Conversion.

(b)     No Prometheus Indemnitee will be entitled assert any claims for indemnification under Section 8.3(a): (i) in respect of any Loss incurred or suffered by such Prometheus Indemnitee that is not a Qualifying Loss and (ii) until such time as the aggregate of all Qualifying Losses that Seller Indemnitees may have under Section 8.3(a) exceeds the Indemnity Threshold, and then only for the aggregate amount of all Qualifying Losses in excess of the Indemnity Threshold. The aggregate liability of the Buyer to indemnify Prometheus in respect of claims for indemnification pursuant to Section 8.3 will not exceed $16,000,000.00 (other than in respect of Fundamental Representations contained in Article 3). The Indemnity Basket Limitations and the limitations set forth in the preceding sentence will not apply to the obligations of Buyer to indemnify Prometheus Indemnities in connection with any inaccuracy or breach of any Fundamental Representation contained in Article 3. Notwithstanding any other provision hereof, the aggregate liability of the Buyer in respect of claims for indemnification pursuant to Section 8.3 shall not exceed the Subscription Price.

(c)     For purposes of determining the amount of any Losses subject to indemnification under this Article 8, the amount of such Losses will be determined net of all related reserves properly accrued and directly related to the specific matter subject to indemnification on the Closing Balance Sheet or reflected in the final Closing Working Capital. The amount of a Loss arising out of any item included as a Current Liability in the calculation of Closing Working Capital as finally determined pursuant to Section 1.4 shall be calculated net of any amount so included.

(d)     With respect to each indemnification obligation in this Agreement: (i) all Losses shall be net of any Eligible Insurance Proceeds as well as any Tax benefit actually realized by any Target Company, Buyer or any of its respective Affiliates from such Losses as a result of paying or sustaining such Losses in the taxable year of such Loss or the immediately succeeding taxable year (determined by comparing the Taxes that were actually paid taking into account any deductions attributable to such Loss in such taxable year with those Taxes that would have been payable in the absence of such deductions in such taxable year, and assuming that such deductions are the last item of deduction on the applicable Tax Return); (ii) in no event shall an Indemnifying Party have liability to the Indemnified Party for any consequential, special, incidental, indirect or punitive damages, lost profits, diminution in value or similar items; provided that an Indemnified Person may assert a claim for indemnification under this Article 8 for any Losses for consequential, special, incidental, indirect or punitive damages, lost profits, diminution in value or similar items if such Indemnified Person is required by a Governmental Order to pay such damages to a third party, and (iii) the parties shall report and cause to be reported any indemnification payment under Section 8.2 in respect of Losses of the Company and indirectly borne by any Buyer Indemnitee in the manner set forth in the last sentence of Section 8.2.

(e)     If any portion of Losses to be reimbursed by the Indemnifying Party may be covered, in whole or in part, by third-party insurance coverage (including insurance of which a Target Company is the beneficiary), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party (a “Notice of Insurance”). If the Indemnifying Party so requests within 180 days after receipt of a Notice of Insurance, the Indemnified Party shall use its commercially reasonable efforts to collect (or cause the applicable Target Company to collect) the maximum amount of insurance proceeds thereunder, in which event all such proceeds actually received (net any deductibles, increases in premiums, and other costs or expenses reasonably incurred by the Indemnified Party or the Target Company in seeking such collection), shall be considered “Eligible Insurance Proceeds”. Any amount payable by an Indemnifying Party pursuant to this Article 8 shall be paid promptly and payment shall not be delayed pending any determination of Eligible Insurance Proceeds. In any case where an Indemnified Party, or any Target Company, recovers from a third party any Eligible Insurance Proceeds or any other amount in respect of any Losses for which an Indemnifying Party has actually reimbursed such Indemnified Party pursuant to this Article 8, such Indemnified Party shall promptly pay (or the parties shall cause the applicable Target Company to pay) over to the Indemnifying Party such Eligible Insurance Proceeds or the amount so recovered (after deducting therefrom the amount of out-of-pocket expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party (or applicable Target Company) to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party (or Target Companies) in pursuing or defending any claim arising out of such matter.

(f)     Any Indemnified Party shall take all commercially reasonable steps to mitigate any Losses (or, if applicable, to cause the Company to mitigate any Losses) incurred by such party upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any indemnification rights hereunder; provided, however that any failure to mitigate such Losses shall not affect or otherwise limit the indemnification obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure.

(g)     For purposes of determining the existence or amount of any Losses in respect of the failure of any representation or warranty to be true and correct as of any particular date, any materiality or Material Adverse Effect standard or qualification contained in such representation or warranty shall be disregarded (other than in instances where the context dictates otherwise); provided that such standard or qualification shall not be disregarded for the purposes of the initial determination of whether there was a failure of such representation or warranty to be true and correct.

Section 8.5     Notification of Claims; Third Party Claims.

(a)     A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought under this Article 8, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article 8 except to the extent the Indemnifying Party is materially prejudiced by such failure. The parties agree that (i) in this Article 8 they intend to shorten (in the case of the limited survival periods specified in Section 8.1) the applicable statute of limitations period with respect to certain claims, (ii) notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 8.1 for such representation, warranty, covenant or agreement and (iii) any claims for indemnification for which notice is not timely delivered in accordance with this Section 8.5 shall be expressly barred and are hereby waived.

(b)     Upon receipt of notice of a claim for indemnity from an Indemnified Party pursuant to this Section 8.5 in respect of a pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (such claim or demand being a “Third Party Claim” and including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of such Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives notice from the Indemnifying Party as contemplated by the preceding sentence. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise or discharge (i) does not involve any finding or admission of any violation of Legal Requirements or admission of any wrongdoing by the Indemnified Party, (ii) provides for the payment of money as sole relief for the claimant, (iii) the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement and (iv) subject to the making of such payment, results in the full and general release of such Indemnified Person from all liabilities arising from or relating to the Third Party Claim. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. In any event, the parties shall cooperate in the defense of any Third Party Claim subject to this Article 8 and the records of each shall be reasonably available to the other with respect to such defense.

(c)     Notwithstanding anything to the contrary in this Article 8 (including Sections 8.2 and Section 8.3), no Indemnifying Party shall have any liability under this Article 8 for any Losses arising out of or in connection with any Third Party Claim that is settled or compromised by an Indemnified Party without the consent of such Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

(d)     In the event any Indemnifying Party receives notice of a claim for indemnity from an Indemnified Party pursuant to this Section 8.5 that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article 8. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

(e)     If the R&W Policy is obtained, the insurer under the R&W Policy and its agents and advisors shall be permitted to associate effectively with the parties hereto in the defense of any matter which might reasonably constitute a loss under the R&W Policy).

Section 8.6     Exclusive Remedy.

(a)     Anything to the contrary in this Agreement notwithstanding, the parties hereto hereby agree that following the Closing, subject Section 10.10, the sole and exclusive remedy of a party for any breach or inaccuracy of any representation, warranty, covenant or agreement contained in this Agreement shall be the indemnification rights set forth in this Article 8. In furtherance of the foregoing and subject to Section 10.10 and the indemnification provisions set forth in this Article 8, (a) Buyer hereby waives, from and after the Closing Date, any and all rights, claims and causes of action any Buyer Indemnitee may have against Prometheus or any of its Affiliates, or their respective directors, officers, employees, Affiliates, controlling Persons, agents or representatives, successors or assigns in connection with this Agreement and the Contemplated Transactions and (b) Prometheus hereby waives, from and after the Closing Date, any and all rights, claims and causes of action any Prometheus Indemnitee may have against the Buyer, the Debt Financing Sources Related Parties or any of their respective Affiliates, or their respective directors, officers, employees, Affiliates, controlling Persons, agents or representatives, successors or assigns in connection with this Agreement, the Debt Commitment Letter and the Contemplated Transactions, in the case of each of (a) and (b), to the extent such rights, claims and causes of action arise under or are based upon any Federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.6 or otherwise in this Agreement will affect or otherwise limit the parties’ rights and remedies (i) in respect of fraud, (ii) for any breach or inaccuracy of any representation, warranty, covenant or agreement contained in the Operating Agreement or (iii) pursuant to Section 1.3, Section 1.4, Section 5.7, Section 5.18 or Section 5.19 or any other post-Closing covenant, for which the remedy of specific performance or injunctive relief is available.

(b)     None of Prometheus, the Company, any of their Subsidiaries or any of their respective officers, employees, agents or representatives, makes or has made, and Buyer has not relied upon, any express or implied representation or warranty on behalf of Prometheus or the Company other than those expressly set forth in Article 2 or Article 4.

Article 9

Definitions

Section 9.1     Certain Terms. The following terms have the respective meanings given to them below:

“Accounting Principles” means the accounting principles, methodologies and policies described on Annex I hereto.

“Action” means any suit, litigation, action, cause of action, arbitration, investigation, whistleblower action, qui tam claim or other similar legal proceeding (whether in contract, tort or otherwise, whether at law or in equity and whether civil or criminal) by or before a Governmental Authority.

“Additional Cash Contribution Amount” means an amount to be reasonably agreed in good faith by Prometheus and Buyer at least two Business Days prior to the Closing Date in an amount sufficient to permit the Distribution Amount and all other obligations of the Company in connection with the Contemplated Transactions hereunder to be paid, which shall be no less than $10,000,000.00 and no greater than $12,100,000.00.

“Affiliate” means, as to any Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “controlling”, “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternate Financing” has the meaning set forth in Section 5.8(b).

“Ancillary Agreements” means the Operating Agreement and the Transition Services Agreement.

“Annual Financial Statements” has the meaning set forth in Section 2.5(a).

“Ascender Conversion” means the Conversion solely as it relates to Ascender Software.

“Ascender Software” has the meaning set forth in the Recitals.

“Assets” has the meaning set forth in Section 2.6.

“Available Insurance Policies” has the meaning set forth in Section 5.17(a).

“Benefit Plan” has the meaning set forth in Section 2.11(a).

“Business” means the business conducted by the Target Companies through and as of the date hereof.

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Buyer” have the meanings set forth in the Preamble.

“Buyer Equity Percentage” has the meaning set forth in the Recitals.

“Buyer Indemnitees” has the meaning set forth in Section 8.2.

“Cap” has the meaning set forth in Section 8.4(a).

“Cash Equity” has the meaning set forth in Section 3.4(a).

“Cash on Hand” means, at any particular time and calculated in accordance with the Accounting Principles, (a) all cash and cash equivalents (including restricted cash, marketable securities, un-cashed checks payable to the Target Companies, bank deposits and short term investments) of the Target Companies, whether or not held in deposit, checking or other accounts and (b) the amount of all deposits owned by a Target Company, in each case, excluding all outstanding checks on draft that are issued by any of the Target Companies and are outstanding at such time (but only to the extent not counted as a Current Liability at such time).

“Closing” has the meaning set forth in Section 1.2.

“Closing Balance Sheet” has the meaning set forth in Section 1.4(c).

“Closing Date” has the meaning set forth in Section 1.2.

“Closing Debt Amount” means the amount of Indebtedness of the Target Companies existing as of the Closing (without giving effect to any financing or refinancing transactions or repayment of existing Indebtedness taking place in connection with the Closing (other than the repayment of the Promissory Note, which shall not be included in the Closing Debt Amount) but including any interest, fees, premiums or penalties that accrue on such existing Indebtedness as a result of the Closing), calculated in accordance with the Accounting Principles.

“Closing Statement” has the meaning set forth in Section 1.4(c).

“Closing Working Capital” means (i) Current Assets minus (ii) Current Liabilities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letters” has the meaning set forth in Section 3.4(a).

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company IP Registrations” has the meaning set forth in Section 2.12(b).

“Company IP Rights” means the Intellectual Property Rights owned by or licensed to the Target Companies.

“Company’s Knowledge” means the knowledge, as of the date hereof, of those persons set forth on Schedule 9.1(a) after reasonable inquiry with respect to the fact or other matter at issue.

“Company Plan” has the meaning set forth in Section 2.11(a).

“Company Software” has the meaning set forth in Section 2.12(b).

“Competition Laws” means all Legal Requirements that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.

“Confidentiality Agreement” has the meaning set forth in Section 5.2(c).

“Contribution” has the meaning set forth in the Recitals.

“Consolidated Income Tax Assets” means any and all credits or refunds in lieu thereof or any other Tax asset in respect of any Consolidated Income Tax Liability.

“Consolidated Income Tax Liabilities” means any and all income Taxes of any member of the Target Companies with respect to which such member has joined or will join in the filing of a Consolidated or Combined Return.

“Consolidated or Combined Return” means any Tax Return that is filed or required to be filed and that includes one or more members of the Target Companies, on the one hand, and one or more of Prometheus and its Affiliates, excluding the Target Companies, on the other hand.

“Contemplated Transactions” means the subscription for the Shares and other transactions contemplated by this Agreement and the Ancillary Agreements, including the Financing.

“Continuing Employees” has the meaning set forth in Section 5.5(a).

“Contract” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, arrangement or understanding, whether written or oral, to which or by which such Person is a party or is otherwise bound.

“Conversion” has the meaning set forth in the Recitals.

“Coverage Claims” has the meaning set forth in Section 5.17(b)(ii) .

“Current Assets” means, without duplication, the current assets of the Target Companies (including Cash on Hand) other than deferred Tax assets, Consolidated Income Tax Assets, and income taxes receivable, in each case, calculated in accordance with the Accounting Principles. Additionally, Current Assets will exclude any and all effects on the assets or liabilities of the Target Companies as a result of any events, developments or changes following 11:59 PM on the day immediately preceding the Closing Date

“Current Liabilities” means, without duplication, the current liabilities of the Target Companies, including all current Tax liabilities of the Target Companies through the Closing Date, other than (a) deferred Tax liabilities and Consolidated Income Tax Liabilities, (b) the Other Cost Items, (c) Indebtedness, (d) deferred rent, and (e) costs, fees and expenses incurred or payable by the Target Companies in connection with the Contemplated Transactions, in each case, calculated in accordance with the Accounting Principles. Additionally, Current Liabilities will exclude any and all effects on the assets or liabilities of the Target Companies as a result of any events, developments or changes following 11:59 PM on the day immediately preceding the Closing Date. Notwithstanding the foregoing, the Matrix Medical Network Senior Executive LTI Plan will not be a Current Liability.

“Debt Commitment Letter” has the meaning set forth in Section 3.4(a).

“Debt Financing” has the meaning set forth in Section 3.4(a).

“Debt Financing Provisions” has the meaning set forth in Section 10.2.

“Debt Financing Source Related Party” means with respect to any Debt Financing Source, any Affiliate of such Debt Financing Source or any of the former, current, or future general or limited partners, shareholders or equityholders, managers, members, directors, officers, employees, representatives or agents of any Debt Financing Source or any former, current or future general or limited partner, direct or indirect shareholder or equityholder, manager, member, director, officer, employee, Affiliate, representative or agent or any of their successors or assigns of any of the foregoing.

“Debt Financing Sources” means the Persons that have committed to provide Debt Financing in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter.

“Disputed Item” has the meaning set forth in Section 1.4(d).

“Dispute Notice” has the meaning set forth in Section 1.4(d).

“Distribution Amount” means the sum of the Subscription Price plus the Financing Amount less the Note Repayment Amount (as adjusted under Section 1.3(a)).

“Distribution Date” has the meaning set forth in Section 1.3.

“DOJ” has the meaning set forth in Section 5.3(b).

“Eligible Insurance Proceeds” has the meaning set forth in Section 8.4(d).

“Employee Plan” means any written plan, program, agreement, policy or arrangement that is: (a) a welfare plan as defined in Section 3(1) of ERISA; (b) a pension benefit plan within the meaning of Section 3(2) of ERISA; (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; (d) a deferred-compensation, profit sharing, retirement, welfare-benefit, bonus, incentive, retention, transaction, change-in-control, severance, supplemental unemployment, layoff, salary continuation, health, life insurance, disability, group insurance, vacation, holiday, sick, paid time-off, or fringe benefit plan, program, agreement, or arrangement (whether formal or informal, verbal or written, qualified or non-qualified, and whether or not subject to ERISA), including any funding, insurance, trust, or other payment mechanism; or (e) any other employment or similar compensatory agreement.

“Employment Loss” means an “employment loss” (within the meaning of the WARN Act), layoff, or other similar event that when aggregated with enough other such events would trigger the notice or damages provisions of the WARN Act.

“Encumbrances” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset.

“End Date” has the meaning set forth in Section 7.1(b)(i).

“Enterprise Value” means the enterprise value of the Company equal to $537,500,000.00.

“Environmental Laws” means all applicable United States federal, state or local Legal Requirements relating to pollution or protection of the environment, including, any Legal Requirements that relate to (a) health or safety with respect to Hazardous Substances, (b) the Release or threatened Release of any Hazardous Substances, or (c) the management of any Hazardous Substances.

“Equity Commitment Letter” has the meaning set forth in Section 3.4(a).

“Equity Interests” means (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange right or other Contract which would entitle any other Person to acquire any such interest in any such Person referred to in clause (a) or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of any such Person referred to in (a) (including stock appreciation, phantom stock, profit participation or other similar rights).

“Equity Investor” has the meaning set forth in Section 3.4(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means (a) any company, trade, or business that is or within the past six (6) years was required to be aggregated with any Target Company under Code Section 414(b), (c), (m), or (o); and (b) any predecessor or successor company, entity, or trade or business of any Target Company.

“Estimated Closing Debt Amount” has the meaning set forth in Section 1.4(b).

“Estimated Closing Statement” has the meaning set forth in Section 1.4(b).

“Estimated Closing Working Capital” has the meaning set forth in Section 1.4(b).

“Estimated Other Cost Items Amount” has the meaning set forth in Section 1.4(b).

“Existing Credit Agreement” means the Amended and Restated Credit and Guaranty Agreement, dated as of August 2, 2013 (as amended by that certain First Amendment dated as of May 28, 2014, by that certain Second Amendment and Consent dated October 23, 2014, that certain Third Amendment and Consent dated September 3, 2015 and that certain Fourth Amendment and Consent dated August 28, 2016, the “Credit Agreement”), by an among Prometheus, the domestic subsidiaries of Prometheus party thereto as guarantors, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, SunTrust Bank, as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers, and other lenders party thereto.

“Fee Letter” has the meaning set forth in Section 3.4(a).

“Financial Statements” has the meaning set forth in Section 2.5(a).

“Financing” has the meaning set forth in Section 3.4(a).

“Financing Amount” means $238,000,000.00.

“Financing Proceeds” means the proceeds to be received by the Company pursuant to the term loans under the Debt Financing, which shall be in an aggregate amount equal to $238,000,000, minus the fees and expenses payable pursuant to the Commitment Letter and the Fee Letter (giving effect to the “market flex” provisions therein) in the forms provided to Prometheus on the date hereof (or as otherwise agreed to by Prometheus and Buyer in accordance herewith) plus commitments of at least $10,000,000.00 under the revolver.

“FTC” has the meaning set forth in Section 5.3(b).

“Fundamental Representations” means the representations and warranties contained in Section 2.1, Section 2.2(a), Section 2.3, Section 2.21, Section 3.1, Section 3.2, Section 3.6, Section 4.1, Section 4.2 and Section 4.4.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Governmental Order” means any order, writ, judgment, injunction, decree (including any consent decree or similar agreed order or judgment), stipulation, ruling, determination or award issued or entered by any Governmental Authority.

“Government Sponsored Healthcare Programs” means all health benefit programs that are sponsored by a Governmental Authority, including state Medicaid programs, Medicare, the TRICARE program and Medicare Advantage.

“Guarantee” has the meaning set forth in Section 3.4(a).

“Hazardous Substances” means any contaminants, pollutants, toxic substances, radioactive materials, medical waste, biohazardous waste, infectious waste, pharmaceutical waste, laboratory waste or sharp waste, hazardous wastes, hazardous materials or hazardous substances, as any of the foregoing may be defined in any Environmental Law, including (i) petroleum, petroleum products or fractions, asbestos, asbestos containing materials, urea formaldehyde, polychlorinated biphenyls. microbial matter, biological toxins, mycotoxins, or toxic molds; or (ii) any substance classified as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated pursuant to any Environmental Laws.

“Healthcare Cap” has the meaning set forth in Section 8.4(a)(ii)

“Healthcare Representations” means the representations and warranties contained in Section 2.20.

“Healthcare Laws” means any Legal Requirement relating to the regulation, provision or administration of, or billing or payment for, healthcare products or services, including, but not limited to: (i) the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the federal Stark Law (42 U.S.C. §1395nn), the federal civil False Claims Act (31 U.S.C. §3729 et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the federal Exclusion Laws (42 U.S.C. § 1320a-7), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347) and the regulations promulgated pursuant to such statutes; (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104 191, 42 U.S.C. §§ 1320d--1329d-8), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 3000 et seq.), and the regulations promulgated thereunder (including the HIPAA Rules); (iii) the Medicare statute (Title XVIII of the Social Security Act) and the regulations promulgated thereunder, including but not limited to 42 C.F.R. Part 484; (iv) the Medicaid statute (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) TRICARE (10 U.S.C. Section 1071 et seq.); and (vi) licensure laws, rules or regulations relating to the regulation, provision or administration of, or payment for, healthcare products or services, each of clauses (i) through (vi) as amended from time to time.

“Healthcare Permits” has the meaning set forth in Section 2.20(a).

“Healthcare Representations” means the representations and warranties set forth in Section 2.20.

“HIPAA” has the meaning set forth in Section 2.20(g).

“HIPAA Rules” means the Privacy, Security, Breach Notification and Enforcement Rules, as amended, at 45 C.F.R. Parts 160 and 164.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Inbound Licenses” has the meaning set forth in Section 2.12(a).

“Indebtedness” means, with respect to any Person, without duplication (and, in the case of the Target Companies, excluding all Other Cost Items), all liabilities (including all liabilities in respect of principal, accrued interest, penalties, breakage costs, expenses, fees and premiums computed as though payment is being made in respect thereof on the Closing Date) of such Person, whether or not contingent, (i) for borrowed money, (ii) evidenced by notes, bonds, debentures, or similar instruments, (iii) for the deferred purchase price of assets, property, goods or services, including any earnouts or deferred purchase price calculated in accordance with GAAP (other than trade payables, accruals or similar liabilities incurred in the ordinary course of business consistent with past practices), (iv) under any interest rate, currency or other swap or hedging agreements, to the extent payable if terminated, (v) any letter of credit, surety bond, performance bonds, bankers acceptances or similar obligations or instruments, in each case, to the extent drawn, (vi) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vii) all obligations as lessee under leases that have been or should be recorded as capital leases in accordance with GAAP and (viii) in the nature of guarantees, direct or indirect, of the obligations described in clauses (i) through (vii) above of any other Person. For the avoidance of doubt, Indebtedness does not include (A) any intercompany obligations solely between or among the Target Companies and (B) any letter of credit, surety bond, performance bonds, bankers acceptances or similar obligations or instruments, in each case, to the extent undrawn.

“Indemnified Party” has the meaning set forth in Section 8.5(a).

“Indemnifying Party” has the meaning set forth in Section 8.5(a).

“Indemnity Basket Limitations” has the meaning set forth in Section 8.4(a).

“Indemnity Threshold” has the meaning set forth in Section 8.4(a).

“Independent Accountant” means a partner in the New York office of a nationally recognized independent registered public accounting firm appointed by mutual agreement of the Buyer and Prometheus.

“Intellectual Property Rights” means all domestic or international intellectual property rights arising from or associated with the following, whether protected, created, or arising under the laws of the United States or any other jurisdiction anywhere in the world, and whether registered or unregistered: (i) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, other patent rights, and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models) (collectively, “Patents”); (ii) trademarks, trade names, service marks, logos, corporate names, domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications) to register any of the foregoing and all goodwill associated therewith throughout the world (collectively, “Marks”); (iii) copyrights in works of authorship of any type and all rights, title, and interests in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world (collectively, “Copyrights”); (iv) all rights, title and interests in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries and all rights, title and interest in all know-how, trade secrets, ideas, concepts, inventions, customer lists, proprietary processes and formulae, products, hardware, software (including but not limited to, firmware or software in the form of source code, object code, byte code or other format), algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, manuals, memoranda and records (collectively, “Trade Secrets”); and (v) franchises, licenses, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature anywhere in the world that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

“Interim Financial Statements” has the meaning set forth in Section 2.5(a).

“IRS” means the Internal Revenue Service.

“Leased Real Property” has the meaning set forth in Section 2.9(b).

“Legal Requirement” means any statute, law, ordinance, code, standard, rule, regulation, injunction or decree of a Governmental Authority or other similar requirement having the force or effect of law enacted, adopted, promulgated or applied by any Governmental Authority.

“Losses” means any and all damages, judgments, awards, liabilities, losses, Taxes, obligations, claims of any kind or nature, fines and costs and expenses (including reasonable fees and expenses of attorneys, auditors, consultants and other agents).

“Material Adverse Effect” means any event, circumstance, change, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, or material adverse change in, the business, financial condition or results of operations of the Target Companies, taken as a whole; provided that any such change or effect caused by or resulting from any of the following shall not be considered, and shall not be taken into account in determining the existence of, a “Material Adverse Effect”: (i) the announcement, pendency or consummation of the Contemplated Transactions, or the execution or delivery of this Agreement or the performance of obligations hereunder, including the impact of any of the foregoing on relationships with customers, suppliers or Service Providers, (ii) conditions affecting the global economy or financial markets as a whole, or generally affecting the industries in which the Target Companies conduct their business, (iii) any change after the date hereof in any applicable Legal Requirements or in GAAP or any interpretation thereof, (iv) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism, (v) earthquakes, hurricanes, floods or other natural disasters, (vi) the failure by the Target Companies to meet any revenue or earnings projections, forecasts or predictions, (vii) any action required by this Agreement, (viii) any action taken by, or with the consent of, Buyer or any of its Affiliates with respect to the Contemplated Transactions or with respect to the Target Companies or (ix) any matter set forth on Schedule 9.1(b); provided that (A) the matters described in clauses (ii), (iii), (iv), and (v) shall be included and taken into account in the term “Material Adverse Effect” to the extent any such matter has a materially disproportionate adverse impact on the business, financial condition or results of operations of the Target Companies, taken as a whole, relative to other participants in the industries in which they operate and (B) clause (vi) will not prevent a determination that any change or effect underlying any such failure to meet revenue or earnings projections, forecasts or predictions has resulted in a Material Adverse Effect, but only to the extent such underlying change or effect is not otherwise excluded from this definition of Material Adverse Effect.

“Material Company Contract” has the meaning set forth in Section 2.15(b).

“Material Customers” has the meaning set forth in Section 2.15(a)(i) .

“Most Recent Balance Sheet” has the meaning set forth in Section 2.5(a).

“Mercury Holdings” has the meaning set forth in the Recitals.

“Mercury Network” has the meaning set forth in the Recitals.

“New Benefit Plans” has the meaning set forth in Section 5.5(c).

“New Financing Commitment” has the meaning set forth in Section 5.8(b).

“New Parent” has the meaning set forth in the Recitals.

“Nonqualified Deferred Compensation Plan” has the meaning set forth in Section 2.11(i).

“Note Repayment Amount” has the meaning set forth in Section 1.2(d)

“Notice of Insurance” has the meaning set forth in Section 8.4(d).

“Old Benefit Plans” has the meaning set forth in Section 5.5(c).

“Open Source Software” means any software that contains or is derived in any manner (in whole or in part) from any software, code or libraries that are distributed as free software or as open source software or under any licensing or distribution models similar to open source, including but not limited to any software licensed under or subject to terms that require source code to be provided or made available to subsequent licensees or sublicensees (regardless of whether the license restricts source code from being distributed in modified form) or which may impose any other obligation or restriction with respect to a Person’s Intellectual Property Rights, including any software licensed under or subject to the Artistic License, the Mozilla Public License, the GNU GPL, the LGPL, any other license that is defined as an Open Source License by the Open Source Initiative, and any similar license or distribution model. Subsequent licensees or sublicensees of any software include any Person that receives any copies of or rights with respect to such software.

“Operating Agreement” has the meaning set forth in the Recitals.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Other Cost Items” means, without duplication, (i) the aggregate amount of any unpaid transaction bonuses to be paid by any of the Target Companies as a result of the consummation of the transactions contemplated hereby, (ii) any liabilities in respect of Prometheus equity awards held by employees of the Target Companies, (iii) intercompany or related-party balances due from the Target Companies to The Providence Service Corporation or its Subsidiaries or Affiliates (other than the Target Companies) other than pursuant to the Promissory Note and the obligations under this Agreement, the Ancillary Agreements and the other agreements contemplated hereby or entered into in connection herewith, (iv) unpaid liabilities or obligations associated with workers’ compensation claims incurred before the Prior Acquisition Date, (v) unpaid costs associated with posting a letter of credit against outstanding workers’ compensation claims or program incurred before the Prior Acquisition Date, (vi) severance obligations, whether or not accrued, which are due, payable outstanding and unpaid, as of the Closing, (vii) unpaid insurance broker termination fees or penalties pursuant to the agreement identified in the seventh paragraph of Schedule 2.7, (viii) automobile insurance premiums resulting from premium audits which are due, payable outstanding and unpaid, as of the Closing, (ix) any liabilities actually payable in respect of awards under the CCHN Group Holdings, Inc. 2014 Cash Bonus Plan and not funded from the Cash Bonus Plan Escrow (as defined therein) (which, for the avoidance of doubt, are fully funded thereby) and (x) accounts payable or accrued expenses associated with capitalized information technology expenditures.

“Other Cost Items Amount” means the amount of Other Cost Items as of the Closing.

“Outbound Licenses” has the meaning set forth in Section 2.12(a).

“Parent Programs” has the meaning set forth in Section 5.17Section 5.17(a).

“Payoff Amount” has the meaning set forth in Section 5.7.

“Payor” means any insurer, health maintenance organization, third party administrator, employer, union, trust, governmental program or other consumer or customer of healthcare services that has authorized any Target Company as a provider of healthcare services to the members, beneficiaries, participants or the like, thereof or to whom any of the Target Companies has submitted a claim for services.

“Payor Programs” means all programs under which a Payor pays for healthcare goods or services provided to its members, beneficiaries, participants or the like (including but not limited to Government Sponsored Healthcare Programs).

“Permits” means, with respect to any Person, any license, franchise, permit, registration, accreditation, certification, consent, approval, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority to which or by which such Person is subject or bound or to which or by which any property, business or operation of such Person is subject or bound.

“Permitted Encumbrances” means (a) statutory Encumbrances for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) landlords’, warehousemens’, mechanics’, materialmens’, carriers’ or similar liens to secure claims for labor, material or supplies and other similar Encumbrances that secure obligations not due and payable and arising in the ordinary course of business, (c) Encumbrances incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security regulations in each case that secure obligations not due and payable and arising in the ordinary course of business, (d) zoning, building, entitlement and other land use regulations or restrictions that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (e) the interests of the lessors and sublessors of any leased properties under real property leases and (f) easements, rights of way and other imperfections of title or encumbrances that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto; provided, however, that none of the foregoing described in clauses (d), (e) or (f) will individually or in the aggregate materially impair the continued use or operation by the Business of any material assets or property to which they relate.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

“Pre-Closing Covenant” has the meaning set forth in Section 8.1.

“Pre-Closing Tax Period” means any Tax period beginning after the Prior Acquisition Date and ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending at the completion of the Closing Date.

“Prior Acquisition Date” means October 23, 2014.

“Professional Corporations” means, collectively, the professional corporations listed on Schedule 2.3(c)(i).

“Prometheus” has the meaning set forth in the Preamble.

“Prometheus Equity Percentage” has the meaning set forth in the Recitals.

“Prometheus Holdco” has the meaning set forth in Section 5.18(b)

“Prometheus Indemnitees” has the meaning set forth in Section 8.3.

“Promissory Note” means the unsecured promissory note (as in effect on the date hereof) issued by the Company to Prometheus on August 22, 2016, in the amount of $380,000,000.00.

“Qualifying Loss” means any individual indemnifiable Loss or series of related Losses in excess of $50,000.

“Real Property Leases” has the meaning set forth in Section 2.9(b).

“Reference Date” has the meaning set forth in Section 2.5(a).

“Release” means any releasing, spilling, leaking, leeching, seeping, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, abandoning or dumping of a Hazardous Substance onto, into or upon the environment

“Resolution Period” has the meaning set forth in Section 1.4(e).

“R&W Policy” means any representation and warranty insurance obtained by the Buyer, in accordance with Section 5.11, for themselves and on behalf of the Company, in connection with the Buyer’s subscription for the Shares.

“SEC Filings” has the meaning set forth in Section 4.6.

“Section 409A” has the meaning set forth in Section 2.11(i).

“Seller Plans” has the meaning set forth in Section 2.11(a).

“Service Provider” means a current or former (x) Target Continuing Employee or (y) Contingent Worker as defined in Section 2.19(b).

“Shares” has the meaning set forth in the Recitals.

“Solvency Opinion” has the meaning set forth in Section 6.3(c).

“Stop Loss Policy” has the meaning set forth in Section 5.17(f).

“Straddle Period” means any Tax period that includes, but does not end on, the Closing Date.

“Subscription Price” means $179,700,000.00.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person. For purposes of this Agreement, Professional Corporations shall be deemed to be Subsidiaries of the Company.

“Target Companies” means the Company and its direct and indirect Subsidiaries.

“Target Company Portions” has the meaning set forth in Section 4.6.

“Target Working Capital” means $5,000,000.

“Tax” means any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, unclaimed property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

“Tax Return” means any federal, state, local or foreign tax return, declaration, statement, report, schedule, form or information return or any amendment to any of the foregoing relating to Taxes.

“Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding the Target Companies that provide for the allocation, apportionment, sharing or assignment among them of any liability for Taxes or benefit, or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person’s liability for Taxes (including, for the avoidance of doubt, any such agreement between the members of the consolidated group of which Prometheus is the common parent).

“Taxing Authority” means any United States, federal, state, local, or any foreign, Governmental Authority responsible for the imposition, assessment or collection of any Tax.

“Third Party Claim” has the meaning set forth in Section 8.5(b).

“Third Party Programs” has the meaning set forth in Section 5.17Section 5.17(a).

“Transition Services Agreement” has the meaning set forth in the Recitals.

“Treasury Regulations” means the regulations prescribed under the Code.

“Triggering Event” has the meaning set forth in Section 5.17(b).

“Unresolved Items” has the meaning set forth in Section 1.4(f).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act and any similar state or local law.

Section 9.2     Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Article 10

Miscellaneous

Section 10.1     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to the Buyer,

c/o Frazier Healthcare
601 Union Street, Suite 3200
Seattle, WA 98101
Fax: 206.621.1848
Attention: Brian Morfitt

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
The New York Times Building

620 Eighth Avenue

New York, NY 10018
Fax: (212) 355-3333
Attention: Christian C. Nugent

if to Prometheus or, prior to the Closing, the Company,

The Providence Service Corporation
700 Canal Street, Third Floor
Stamford, CT 06902
Fax: (203) 307-2799
Attention: Sophia Tawil

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax: (212) 909-6836
Attention: Jonathan E. Levitsky

and

Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
P.O. Box 551
Wilmington, Delaware 19899
Fax: (302) 498-7722
Attention: Mark J. Gentile

if to the Company following the Closing,

CCHN Group Holdings, Inc.
d/b/a Matrix Medical Network
9201 E. Mountain View Road, Suite 220
Scottsdale, AZ 85258
Fax: (480) 718-8545
Attention: John Hopkins, General Counsel, Legal Dept.

with a copy (which shall not constitute notice) to:

The Providence Service Corporation
700 Canal Street, Third Floor
Stamford, CT 06902
Fax: (203) 307-2799
Attention: Sophia Tawil

with a copy (which shall not constitute notice) to:

Frazier Healthcare
601 Union Street, Suite 3200
Seattle, WA 98101
Fax: 206.621.1848
Attention: Brian Morfitt

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 10.2     Amendment; Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. Notwithstanding the foregoing, none of Section 8.6, this Section 10.2, Section 10.4, Section 10.9, Section 10.10, Section 10.12 or the definitions of “Debt Commitment Letter”, “Debt Financing”, “Debt Financing Source Related Party” or “Debt Financing Sources” (collectively, the “Debt Financing Provisions”) may be amended or waived in any manner adverse to any Debt Financing Source (or its respective Debt Financing Source Related Parties) without the consent of such affected Debt Financing Source.

Section 10.3     Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement, the Ancillary Agreements and the Contemplated Transactions, whether or not consummated, shall be paid by the party incurring such cost or expense; provided that, subject to and upon the consummation of the Contemplated Transactions, the Company shall reimburse each of the Buyer and Prometheus for all of their respective out-of-pocket expenses incurred in connection with the negotiation of this Agreement and the Ancillary Agreements and the consummation of the Contemplated Transactions (including the Debt Financing).

Section 10.4     Governing Law, Etc.

(a)     THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each party hereto hereby irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Contemplated Transactions. Each party hereto irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the Contemplated Transactions, or with respect to any such action or proceeding, shall be heard and determined in such a Delaware state or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each party hereto hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereto hereby consent to and grant any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. Notwithstanding anything in this Agreement to the contrary, any action, claim, cross-claim, third-party claim or proceeding of any kind or description (whether at law or in equity, in contract or in tort or otherwise) involving any Debt Financing Source or Debt Financing Source Related Party that may be based upon, arise out of or relate to the Debt Financing, or the negotiation, execution or performance of any debt document in connection therewith and in each case, related to this agreement or any of the transactions contemplated by this agreement, shall be governed by and construed in accordance with the laws of the State of New York and that such action or proceeding shall be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any state court sitting in the Borough of Manhattan and any appellate court therefrom.

(b)     EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS (INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY AGAINST ANY DEBT FINANCING SOURCE or Debt Financing Source Related Party IN ANY MATTER WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE DEBT COMMITMENT LETTERS OR THE PERFORMANCE THEREUNDER).

Section 10.5     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided that except as permitted below, this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party. Notwithstanding the foregoing, without the consent of Company or Prometheus, Buyer may transfer or assign (including by way of a pledge), in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares; provided that no such transfer or assignment will relieve Buyer of its obligations hereunder. Upon any such permitted assignment, the references in this Agreement to the Buyer shall also apply to any such assignee unless the context otherwise requires. Notwithstanding the foregoing, after the Closing, each of Buyer and the Company may assign all of its respective rights under this Agreement for collateral security purposes to any secured lender to such Person, but no such assignment shall relieve such Person of any liability or obligation hereunder.

Section 10.6     Entire Agreement. This Agreement, the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof.

Section 10.7     Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.8     Disclosure Schedules. The inclusion of any information in the Schedules will not be deemed an admission or acknowledgment that such information is required to be listed in the Schedules or that such items are material. The Schedules are arranged in sections corresponding to the sections contained in this Agreement merely for convenience, and the disclosure of an item in one section of the Schedules as an exception to a particular covenant, agreement, representation or warranty will be deemed adequately disclosed as an exception with respect to all other covenants, agreements, representations and warranties to the extent that the relevance of such item to such other covenants, representations, agreements or warranties is reasonably apparent on its face, notwithstanding the presence or absence of a specific cross-reference thereto.

Section 10.9     Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as provided under Article 8, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns. Notwithstanding the foregoing, each of the Debt Financing Sources and Debt Financing Source Related Parties shall be an express third-party beneficiary with respect to, and shall have the right to enforce, the Debt Financing Provisions to the extent relating to the rights or obligations of such Debt Financing Sources or Debt Financing Source Related Party.

Section 10.10     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 10.4, in addition to any other remedy to which they are entitled pursuant to the terms of this Agreement (subject to Section 8.6). The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith. Without limiting the foregoing (a) in no event shall the Company (unless and until the consummation of any assignment of the Debt Commitment Letter substantially concurrently with the Closing by the Buyer to the Company in accordance with the Debt Commitment Letter) or Prometheus be entitled to seek the remedy of specific performance of the Debt Commitment Letter directly against the Debt Financing Sources or any Debt Financing Source Related Party and (b) it is acknowledged and agreed that Prometheus and the Company shall be entitled to specific performance to cause the Buyer to draw down the full proceeds of the amounts committed to be funded under the Equity Commitment Letters pursuant to the terms and conditions thereof.

Section 10.11     Prometheus Counsel. Recognizing that Debevoise & Plimpton LLP has acted as legal counsel to Prometheus and its Subsidiaries prior to date hereof, and that Debevoise & Plimpton LLP intends to act as legal counsel to Prometheus and certain of its Subsidiaries after the Closing, each of the Buyer and the Company hereby waives, on its own behalf and agrees to cause its Affiliates and the Target Companies to waive, any conflicts that may arise in connection with Debevoise & Plimpton LLP representing Prometheus or its Subsidiaries (excluding the Target Companies) after the Closing as such representation may relate to the Buyer and the Target Companies or the Contemplated Transactions. In addition, all communications involving attorney-client confidences between Prometheus and its Subsidiaries, including the Target Companies, on the one hand, and Debevoise & Plimpton LLP, on the other hand, in the course of the negotiation, documentation and consummation of the Contemplated Transactions shall be deemed to be attorney-client confidences that belong solely to Prometheus and its Subsidiaries, other than the Target Companies (and shall not belong to the Target Companies). Accordingly, the Target Companies shall not have access to any such communications or to the files of Debevoise & Plimpton LLP relating to such engagement from and after the Closing. Without limiting the generality of the foregoing, from and after the Closing, (a) Prometheus and its Subsidiaries, other than the Target Companies, shall (and the Target Companies shall not) be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Target Companies shall be a holder thereof, (b) to the extent that files of Debevoise & Plimpton LLP in respect of such engagement constitute property of the client, only Prometheus and its Subsidiaries, other than the Target Companies (and not the Target Companies), shall hold such property rights and (c) Debevoise & Plimpton LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Target Companies by reason of any attorney-client relationship between Debevoise & Plimpton LLP and the Target Companies or otherwise. This Section 10.11 will be irrevocable, and no term of this Section 10.11 may be amended, waived or modified, without the prior written consent of Debevoise & Plimpton LLP.

Section 10.12     No Recourse Against Debt Financing Sources. Notwithstanding anything to the contrary set forth in this Agreement, none of the Company or Prometheus nor any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall assert any claim against any Debt Financing Source or Debt Financing Source Related Party with respect to matters based upon, arising out of or relating to this Agreement, the Debt Commitment Letter or the transactions contemplated hereby or thereby, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. No Debt Financing Source shall have any liability to the Company, Prometheus or any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. Notwithstanding the foregoing, nothing in this Section 10.12 shall in any way limit or modify the rights and obligations of the Buyer (or the Company following the consummation of any assignment of the Debt Commitment Letter substantially concurrently with the Closing by the Buyer to the Company in accordance with the Debt Commitment Letter) under this Agreement or any Debt Financing Source Related Parties’ obligations to the Buyer under the Debt Commitment Letter.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CCHN GROUP HOLDINGS, INC.

By:	/s/ David Shackelton
	Name:	David Shackelton
	Title:	Treasurer and Chief Financial Officer

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ James M. Lindstrom
	Name:	James M. Lindstrom
	Title:	Chief Executive Officer

[Signature Page to Stock Subscription Agreement]

MERCURY FORTUNA BUYER, LLC

By:	/s/ Ben Magnano
	Name:	Ben Magnano
	Title:	President

[Signature Page to Stock Subscription Agreement]

ANNEX I
ACCOUNTING PRINCIPLES

Except as set forth below, the Estimated Closing Statement and the Closing Statement shall (a) be prepared in accordance with GAAP applied in a manner consistent with the application of such principles in the preparation of the Most Recent Balance Sheet and (b) as to the balance sheets contained therein, include line items substantially the same as those in the Most Recent Balance Sheet but in all instances in accordance with GAAP.

The following principles, practices and methodologies shall apply to the Estimated Closing Statement and the Closing Statement:

A. Calculating Working Capital.

Closing Working Capital shall be calculated in accordance with the definition of Closing Working Capital.

Notwithstanding anything to the contrary contained herein or in the Agreement, in the event of any conflict between any accounting principle, practice, methodology or policy followed in the preparation of the Estimated Closing Statement or Closing Statement and any accounting principle, practice, methodology or policy followed in the preparation of the Most Recent Balance Sheet, the accounting principle, practice, methodology or policy followed in the preparation of the Most Recent Balance Sheet shall govern, provided that such accounting principle, practice, methodology, or policy is in accordance with GAAP, except for those exceptions listed in Annex I (B).

B. Accounting Methodologies not in accordance with GAAP

The following accounting methodologies, which are not in compliance with GAAP due to the immateriality of the impact of such items, are applied by the Target Companies on a consistent basis in the preparation of its financial statements.

●

All deferred rent is classified as long-term, as the majority of the balance is long-term in nature.  The current portion is not broken out and reflected as a current asset/liability on the balance sheet due to immateriality.

●

The Target Companies capitalize expenditures for fixed assets over $1,000 with useful lives greater than one year.  Due to the nature of the Business, most capital expenditures of the Target Companies are for computer equipment, software, office furniture and supplies.  The Target Companies do not capitalize expenditures for office supplies with useful lives greater than one year, even if such amounts exceed $1,000, because the amount of resources required to account for these items outweigh the usefulness of the accounting treatment. The Company believes that any differences resulting from the application of a non-GAAP accounting policy for these transactions would be immaterial.

●

The Target Companies require prepaid items over $10,000 to be recorded to the balance sheet and amortized.  Prepaid items below this threshold may be expensed as incurred.  The Company believes that any difference resulting from the application of a non-GAAP accounting policy for these transactions would be immaterial.

These accounting methodologies will be followed on a consistent basis in the preparation of the Estimated Closing Statement and the Closing Statement.

2

Exhibit A

PROJECT MERCURY
     OPERATING AGREEMENT TERM SHEET

Parties; Definitions

CCHN Group Holdings, Inc. (the “Company”).

The Providence Service Corporation, owner of all of the capital stock of the Company prior to the closing (“Prometheus”).

Mercury Fortuna Buyer, LLC (“Fortuna” and, together with Prometheus, the “Investors” and each, an “Investor”).

Unless otherwise indicated, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Subscription Agreement, dated August 28, 2016, by and among the Company the Investors (“Subscription Agreement”).

Board of Directors

The board of the Company (the “Board”) will initially have six members, which will include (x) two directors appointed by Prometheus, (y) three directors appointed by Fortuna and (z) the CEO. Upon the request of the Company’s lenders, the appointment of the CEO to the Board can be delayed until after the consummation of the transaction.

One of the directors appointed by Fortuna will be the Chair of the Board.

Following the closing, the number of directors appointed by each of Prometheus and Fortuna will be adjusted proportionately based on their relative ownership; provided that, so long as Fortuna owns more of the equity than Prometheus (each together with its affiliates), Fortuna will be entitled to appoint at least one more director than Prometheus.

Board action will require approval of a majority of the directors; provided that (i) in the event of a tie vote, a second vote will be taken without the participation of the CEO, and (ii) certain actions will also require Investor approval as provided below.

Transferability of Director Rights

Each Investor’s rights to designate directors will be transferable to (i) affiliates and (ii) otherwise after the three year anniversary of the closing date in connection with any sell-down of a proportionate share of the equity held by an Investor and its affiliates (e.g., if an Investor has a right to appoint three directors, it may transfer one director appointment right in connection with the sale of at least one-third of its equity); provided such third party transferee is reasonably acceptable to the other Investor and such transferee agrees to all other terms of the Operating Agreement.

Board Committees

The Board will have the following committees: audit, compliance and compensation. Each of Prometheus and Fortuna shall have the right to appoint a number of members of each committee of the Board proportionate to its respective representation on the Board.

Requisite Investor Consent

A. So long as an Investor (together with its affiliates) owns at least 20% of the equity securities owned by it immediately following the closing, the following actions shall require such Investor’s prior written consent:

■

amendments to the charter or by-laws and other constituent documents of the Company or any or its subsidiaries (including any increase in authorized shares of the Company other than to the extent required in connection with a Qualified IPO);

	■	entering into any agreement that would restrict any Investor or its affiliates from entering into any line of business;

	■	change of significant tax or accounting policy other than as required by GAAP; changing auditors, accounting firm or tax adviser; and

■

transactions between the Company or any of its subsidiaries, on the one hand, and any Investor or any of its affiliates, on the other hand, other than (x) as specifically contemplated by this Term Sheet, (y) pursuant to any agreements in effect as of the closing to the extent disclosed or (z) pursuant to commercial agreements entered into between a portfolio company of an Investor, on the one hand, and the Company or any of its subsidiaries, on the other, in the ordinary course of business and on arms’ length terms.

B. So long as an Investor (together with its affiliates) owns at least 50% of the equity securities owned by it immediately following the closing, the following actions shall require such Investor’s prior written consent:

	■	forming, or delegating any authority to, any committee or subset of the board of directors; electing persons to any committee, except as otherwise provided above;

	■	acquisitions with aggregate consideration in excess of $100 million, and dispositions and asset sales, in each case, with aggregate consideration in excess of $100 million;

■

any merger or consolidation with a third party, except, in each case, (i) as contemplated below under “Drag Along Rights” or (ii) as would be permitted under the consent right above with respect to acquisitions and dispositions;

■

joint ventures, partnerships or other non-wholly owned subsidiaries or other investments in persons, other than a wholly-owned subsidiary of the Company, that involve a cash or asset contribution (or commitment) by the Company in excess of $50 million;

	■	any IPO other than, an IPO with aggregate gross cash proceeds (without regard to any underwriting discount or commission) of at least $200 million (a “Qualified IPO”) as contemplated below;

■

issuances of any equity securities (or securities convertible therefor), other than (x) to employees, officers or directors pursuant to a management equity plan approved by the Investors or (y) in connection with a Qualified IPO;

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■	issue any subsidiary equity to persons other than the Company or another wholly-owned subsidiary of the Company;

■

incur indebtedness or guarantee obligations (other than borrowing, guarantees and repayment under the Company’s revolving credit facility), unless after such incurrence or guarantee, the consolidated debt and guarantees of the Company would not cause the total net leverage ratio (as defined in the Company’s credit agreement as in effect on, unless otherwise approved by Prometheus, the Closing Date, and calculated as if the references to the borrower and its consolidated restricted subsidiaries were to the Company and its consolidated subsidiaries) ratio of the Company to exceed 5.5x;

■	any purchase, assumption or other acquisition by a stockholder, or any affiliate of a stockholder, of any indebtedness of the Company or its subsidiaries (or any participations related thereto);

■	except as contemplated below, granting of registration rights;

■	expansion by the Company into new businesses competitive with any business conducted by an Investor or its affiliates;

■	change in the CEO of the Company (both termination and hiring);

■	establishment or material amendment of employee incentive plans;

■	voluntary liquidation, dissolution, or winding up or any voluntary petition for bankruptcy or other insolvency action; and

■	commencing or settling any litigation or dispute, except for (i) such litigations or disputes brought in the ordinary course of business where the amount of potential damages does not exceed $10 million, and (ii) any litigation or disputes relating primarily to an Investor’s investment in the Company.

Transferability of Consent Rights

The foregoing consent rights of the Investors will be transferable to (i) affiliates and (ii) otherwise will be transferrable only after the three year anniversary of the closing date to a transferee of at least 20% (in the case of items listed in section A of “Requisite Investor Consent”) or 50% (in the case of items listed in section B of “Requisite Investor Consent”) of the equity securities owned by an Investor immediately following the closing date; provided such third party transferee is reasonably acceptable to the other Investor.

Limitations on Transfer

Except with respect to drag-along rights and tag along rights, no transfers will be permitted until the earlier of a Qualified IPO and three years from the closing date, except (i) to affiliate entities or (ii) with the consent of the other Investors. All transfers (other than to affiliate entities) will also be subject to the tag-along and/or drag-along provisions and the right of first negotiation described below.

Transfers to Competitors

Transfers to a competitor of the Company or a strategic investor (other than in a drag-along sale as contemplated below and subject to the tag along rights) will require the consent of the Investors, other than transfers to the public under Rule 144 or in a registered offering.

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Drag-Along Rights

Prior to a Qualified IPO and prior to the seven year anniversary of the closing date, if at any time Fortuna proposes to transfer to a third party in a single transaction its entire equity interest in a transaction that would result in a cash on cash equity return to Prometheus and Fortuna of not less than 1.0X their invested equity (measured relative to the valuation of the Company at the closing), Fortuna can drag-along the other stockholders in such transaction (provided that Fortuna holds, together with its affiliates, no less than 50% of all of the Company’s outstanding equity securities (without giving effect to any dilution resulting from issuances of equity (i) pursuant to any incentive equity plan, (ii) to a third-party in connection with a bona fide acquisition, (iii) to third-party lenders in connection with a bona fide debt financing, or (iv) other similar equity issuances customarily excluded from preemptive rights)).

Prior to a Qualified IPO but following the seven year anniversary of the closing date, if at any time Fortuna or Prometheus proposes to transfer to a third party in a single transaction its entire equity interest, such Investor can drag-along the other stockholders in such transaction (provided that such Investor holds, together with its affiliates, no less than 30% of all of the Company’s outstanding equity securities (without giving effect to any dilution resulting from issuances of equity (i) pursuant to any incentive equity plan, (ii) to a third-party in connection with a bona fide acquisition, (iii) to third-party lenders in connection with a bona fide debt financing, or (iv) other similar equity issuances customarily excluded from preemptive rights)).

Tag-Along Rights

Prior to a Qualified IPO, each stockholder will have a right to participate in transfers of equity securities by the Investors on the same terms and conditions up to such participating stockholder’s pro-rata share.

Right of First Negotiation

Any transfer by an Investor (other than as contemplated herein pursuant to a merger or consolidation, to a permitted affiliate transferee, or in connection with a Qualified IPO) shall be subject to a right of first negotiation in favor of the Company and the Investors (i.e., the parties will negotiate in good faith for 180 days after which, if they have not reached agreement, the prospective transferor can transfer during the next 180 days at any price, subject to the other provisions contemplated hereby).

Preemptive Rights

Prior to a Qualified IPO or a change of control, the Investors and their respective permitted affiliate transferees will have preemptive rights with respect to additional equity or convertible debt issuances by the Company, subject to customary exclusions (such as under stock option plans, in acquisitions, etc.).

Registration Rights

Following an IPO, the Investors will have unlimited demand rights for registration of their shares (including requiring the Company to effect a shelf registration, if eligible); provided that (i) a minimum of 2% of the outstanding shares is required to be held by such Investor and its affiliates at the time of exercise and (ii) a minimum amount of 2% of the outstanding shares must be proposed to be sold in such offering.

No more than one demand registration will be allowed in any 180-day period without the unanimous consent of the Investors; provided, however, in no event shall any Investor exercise more than one demand registration right in any calendar year without the unanimous consent of the Investors.

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Each Investor will have unlimited piggyback rights, including piggyback rights with respect to demand registrations; provided, that piggyback rights will not apply to the IPO unless the Investors participate.

Cutbacks in underwritten offerings will be pro rata among all Investors seeking to register shares, regardless of who makes the demand.

Each Investor will be subject to customary lockups in connection with underwritten offerings (180 days in the case of the IPO and 90 days in the case of other offerings), except to the extent the underwriter agrees to a shorter lock-up period.

All reasonable expenses of such registrations, including the fees and expenses of counsel, will be borne by the Company.

Corporate Opportunities; No Non-Compete

The Investors and non-employee directors will have no obligation to present corporate opportunities to the Company, or to refrain from competition with the Company. Each Investor will bear the antitrust risk of any competing investment it pursues.

Additional Consulting Services Fees

Consulting services or monitoring fees will be split among the Investors (or their designees) on a pro rata basis.

The consulting services or monitoring agreements will terminate in connection with an IPO or change of control. Indemnity and certain expense reimbursement rights will survive termination of the consulting services agreements.

Amendments	Investor consent will be required for any amendment, modification, extension, termination or waiver of any provision.

Information Rights

Each entity specified by an Investor will be provided with information and access rights (including board observer rights, if necessary) that are customary for transactions of this type. Prometheus will also be entitled to information rights as set forth on Annex A.

Non-Solicitation	Each Investor will be subject to a non-solicitation covenant covering the senior management of the Company, subject to customary limitations.

Indemnification	The Operating Agreement shall contain customary officer, director / manager, and equityholder indemnification provisions.

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Prometheus Credit Facility

Prometheus shall not amend, modify, refinance or replace its Existing Credit Agreement or any Loan Document (as defined in the Existing Credit Agreement) or any successor credit agreement or loan document amending, modifying or replacing the foregoing (collectively, the “Prometheus Loan Documents”) (A) if the effect of such amendment, modification, refinancing or replacement is (i) to grant a lien or any other security interest on any of the equity securities of the Company (or any successor thereto pursuant to any reorganization, restructuring or recapitalization) (the “Joint Venture”) owned by Prometheus or any of its direct or indirect subsidiaries or any of its affiliates bound by the Prometheus Loan Documents or (ii) to restrict the sale or other transfer, of such equity securities (w) pursuant to Fortuna’s drag along rights, (x) in connection with a sale of all or substantially all of the equity securities or assets of the Joint Venture, (y) in connection with any initial public offering of the Joint Venture or of any special purpose vehicle created in contemplation of such initial public offering or (z) in connection with any internal reorganization, restructuring or recapitalization of the equity securities or organizational structure of the Joint Venture (the “Specified Exit Events”) or (B) otherwise in a manner that would limit, condition, conflict with or contravene the obligations of Prometheus or any of its affiliates under the Operating Agreement.

Notwithstanding the foregoing, Fortuna acknowledges and agrees that a sale or other transfer by Prometheus or any of its direct or indirect subsidiaries or any of its affiliates bound by the Prometheus Loan Documents of the equity securities held by Prometheus in the Joint Venture other than pursuant to a Specified Exit Event shall be subject to the terms of the Existing Credit Agreement as in effect on the date hereof (or as amended, modified, refinanced or replaced from time to time in accordance with the terms of this section).

Without limiting the generality of the foregoing, Prometheus shall use commercially reasonable efforts to negotiate for the removal or termination of all conditions and restrictions on the sale or other transfer of equity securities held by Prometheus, any of its direct or indirect subsidiaries or any of its affiliates bound by the Prometheus Loan Documents in the Joint Venture in connection with any refinancing, extension or replacement of the Existing Credit Agreement.

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ANNEX A

Public Filing Information Rights

(a)     Information. The LLC shall provide, and Fortuna shall use its reasonable best efforts to cause the LLC to provide, to Prometheus (including its agents, accountants, advisors, counsel and other representatives) any information with respect to the LLC that Prometheus reasonably requests in connection with Prometheus’s Reports, or that, in the reasonable judgment of Prometheus, is required to be disclosed or incorporated by reference therein, under any applicable law, rule or regulation, including, but not limited to, the following (collectively, the “Information”):

(i)     audited balance sheet of the LLC at the end of each fiscal year, and the related audited statements of income, statements of stockholders’ equity, and statements of cash flows, which financial statements will set forth in comparative form such figures at the end of and for the previous fiscal year, together with all related notes and schedules thereto, together with an opinion of the LLC’s independent auditor (such information, “Annual Financial Statements”);

(ii)     consolidated balance sheet of the LLC at the end of each of the four quarters of each fiscal year, and the related statements of income, statements of stockholders’ equity, and statements of cash flows, which financial statements will set forth in comparative form such figures at the end of and for such quarter and year to date periods in the previous fiscal year, together with all related notes and schedules thereto, as reviewed by the LLC’s independent auditor (such information, “Quarterly Financial Statements”);

(iii)     a monthly financial reporting package that includes substantially the same information that was provided by the Company Sub to Prometheus each month prior to the date hereof, including a consolidated balance sheet, statement of income (month-end, quarter-end and year-to-date) and trial balance (such information, “Monthly Financial Information”);

(iv)     copies of any annual and other budgets and financial projections relating to the LLC;

(v)     all significant deficiencies or material weaknesses in the design or operation of internal controls, any fraud that involves management or other employees of the LLC who have a significant role in the LLC’s internal control over financial reporting, and any illegal act within the meaning of Section 10A(b) and (f) of the Securities Exchange Act (such information, a “Deficiency”);

(vi)     any development involving a prospective material change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the LLC (such information, a “Material Change”); and

(vii)     any additional financial and other information and data with respect to the LLC and its business, properties, financial position, results of operations and prospects.

(b)     Timing and Delivery of Information. The LLC will provide, and Fortuna will use its reasonable best efforts to cause the LLC to provide, to Prometheus (including its agents, accountants, advisors, counsel and other representatives) the Information in a timely manner on the dates requested by Prometheus (but in any case, within five business days of any request). For the avoidance of doubt, the following Information will be provided to Prometheus by no later than the following deadlines (the “Filing Schedule”):

(viii)     Annual Financial Statements: within seventy-five (75) calendar days from the LLC’s fiscal year end (unless such Annual Financial Statements are required at an earlier date pursuant to requirements under SX 3-09);

(ix)     Quarterly Financial Statements: within thirty (30) calendar days from the end of the LLC’s fiscal quarter end;

(x)     Monthly Financial Information: within ten (10) Business Days following each month-end; and

(xi)     Any Material Change or Deficiency: promptly after any Officer of the LLC or any member of the Board becomes aware of such matter.

(c)     Independent Auditor. The LLC will use commercially reasonable efforts to cause its independent auditor to provide to Prometheus all necessary Information in a timely manner pursuant to Section [●](b).

(d)     Information Standard. The LLC will use commercially reasonable efforts to cause its Quarterly Financial Statements and Annual Financial Statements to be prepared in accordance with GAAP and to cause such financial information to fairly present, in all material respects, the financial position and results of operations of the LLC as of the dates, and for the periods, covered. The LLC will use commercially reasonable efforts to cause its agents to not publicly disclose or announce information concerning the LLC that could be reasonably expected to cause the information presented in any of Prometheus’s Reports to be untrue or incomplete in any material respect. Neither the LLC nor Fortuna will provide any Information to Prometheus (including its agents, accountants, advisors, counsel and other representatives) that contains an untrue statement of a material fact, or omits to state a material fact necessary to make such information not misleading.

(e)     Access and Cooperation. As requested by Prometheus and necessary to comply with Prometheus’s disclosure obligations, the LLC will use commercially reasonable efforts to make its Managers and officers having responsibility for its financial reporting and business areas that relate to the matters included in the Information, and its agents, accountants, advisors, counsel and other representatives, reasonably available to Prometheus (and its agents, accountants, advisors, counsel and other representatives) at reasonable times and places for (i) consultations and discussions regarding the Information to be included in the Reports, and (ii) Prometheus’s presentations to securities analysts and at industry trade meetings and conferences, unless the LLC reasonably determines that they should not be made available for such purposes. Additionally, the LLC will use commercially reasonable efforts to cause its independent auditor to (x) perform an audit of the Annual Financial Statements and review of the Quarterly Financial Statements and provide the results thereof to Prometheus and its independent auditor in accordance with the Filing Schedule, (y) provide the necessary consents required under the securities laws and (z) provide customary “comfort letters” in connection with any offerings of Prometheus securities (at Prometheus’s sole cost and expense). Prometheus will have the right to access such records of the LLC at reasonable times and during normal business hours and will be permitted to make abstracts from, or copies of, such records.

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(f)     Disclosure Controls. The LLC agrees that it will maintain internal systems and procedures that will provide reasonable assurance that (i) the LLC’s consolidated financial statements are reliable and timely prepared in accordance with GAAP and applicable law, (ii) all transactions are recorded as necessary to permit the preparation of the LLC’s consolidated financial statements in accordance with GAAP and applicable law, (iii) the receipts and expenditures of the LLC are authorized at the appropriate level within the LLC and (iv) unauthorized use or disposition of the assets of the LLC that could have a material effect on the LLC’s consolidated financial statements is prevented or detected in a timely manner.

(g)     Miscellaneous. Each of the LLC, Fortuna and Prometheus shall be responsible for its own fees, costs and expenses paid or incurred in connection with the preparation of Information and compliance with the terms of this Section [●], including fees, costs and expenses of such party’s agents, accountants, advisors, counsel and other representatives. The LLC will indemnify Prometheus and all Prometheus partners, officers, directors, employees and agents for any losses, damages, liabilities, claims, demands, judgments, penalties or fines arising out of or relating to the performance of the LLC of its obligations under this Section [●].

“Report” means any: (i) registration statement, prospectus or private placement memorandum for use in connection with any registration, offering or sale of Prometheus securities under the Securities Act (including Form S-1, Form S-3, Form S-4 and Form S-8 (at Prometheus’s sole cost and expense)), or with any offering or sale of Prometheus securities exempt from registration under the Securities Act; (ii) report of Prometheus (including any related exhibits) filed or furnished with the Securities and Exchange Commission pursuant to the Exchange Act, including Form 10-Q, Form 10-K, Form 8-K and Schedule 14A; (iii) listing application or report of Prometheus required by any securities exchange; and (iv) annual report, proxy statement or other communication required to be transmitted to Prometheus shareholders.

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Exhibit B

TRANSITION SERVICES AGREEMENT

by and among

THE PROVIDENCE SERVICE CORPORATION

CCHN GROUP HOLDINGS, INC.

and

[MERCURY]

Dated as of [●], 2016

 i

Exhibits

Exhibit A	Transition Services
Exhibit B	Service Coordinators

ii

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (together with all Exhibits attached hereto, this “Agreement”), dated as of [●], 2016, is entered into by and among The Providence Service Corporation, a Delaware corporation (“Prometheus”), [Mercury], a Delaware corporation (the “Mercury”), and CCHN Group Holdings, Inc., a Delaware corporation (the “Company”). Prometheus, Mercury and the Company shall collectively be referred to as the “Parties,” and each of Prometheus, Mercury and the Company individually as a “Party.” Prometheus or any of its Subsidiaries providing services hereunder shall be a “Provider,” and Mercury or any other Target Company receiving services hereunder shall be a “Recipient.”

RECITALS:

WHEREAS, Prometheus, Mercury Fortuna Buyer, LLC, a Delaware limited liability company (“Buyer”), and the Company, have entered into a Stock Subscription Agreement, dated as of August 28, 2016 (the “Stock Subscription Agreement”);

WHEREAS, Prometheus, the Buyer and Mercury have entered into an operating agreement of Mercury, dated as of the date hereof (the “Operating Agreement”), the applicable provisions of which shall apply, mutadis mutandis, until the Contribution has been completed with respect to Prometheus and Buyer’s interests in the Company following the Closing;

WHEREAS, prior to the consummation of the transactions contemplated by the Stock Subscription Agreement, Prometheus owned all of the issued and outstanding shares of common stock of the Company;

WHEREAS, immediately following the Closing, Prometheus and the Buyer each own equity interests in the Company and, following the Contribution, Prometheus and the Buyer will each own equity interests in Mercury and Mercury will own all of the issued and outstanding shares of common stock of the Company;

WHEREAS, in order to ensure an orderly transition of the Business, Mercury desires certain Transition Services from Prometheus for the Business;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, the Parties hereto do hereby agree as follows:

Article I
DEFINITIONS

Section 1.1     Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Stock Subscription Agreement, and the following terms shall have the respective meanings set forth below throughout this Agreement:

(a)     “Agreement” has the meaning set forth in the preamble.

(b)     “Change” has the meaning set forth in Section 3.1(b).

(c)     “Commencement Date” has the meaning set forth in Section 5.1.

(d)     “Company” has the meaning set forth in the preamble.

(e)     “Fees” has the meaning set forth in Section 4.1.

(f)     “Force Majeure Event” has the meaning set forth in Section 9.1.

(g)     “Mercury” has the meaning set forth in the preamble.

(h)     “Indemnified Parties” has the meaning set forth in Section 8.1.

(i)     “Indemnifying Party” has the meaning set forth in Section 8.1.

(j)     “Operating Agreement” has the meaning set forth in the recitals.

(k)     “Party” or “Parties” has the meaning set forth in the preamble.

(l)     “Payment Date” has the meaning set forth in Section 8.1(a).

(m)     “Prometheus” has the meaning set forth in the preamble.

(n)     “Provider” has the meaning set forth in the preamble.

(o)     “Recipient” has the meaning set forth in the preamble.

(p)     “Service Coordinator” has the meaning set forth in Section 3.3.

(q)     “Service Standard” has the meaning set forth in Section 3.1(a).

(r)     “Stock Subscription Agreement” has the meaning set forth in the first recital.

(s)     “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person; provided that (A) Professional Corporations shall be deemed to be Subsidiaries of the Company and Mercury and (B) the Target Companies shall not be deemed to be Subsidiaries of Prometheus.

(t)     “Target Company” means any of Mercury, the Company and their direct and indirect Subsidiaries.

(u)     “Term” has the meaning set forth in Section 5.1.

(v)     “Terminating Party” has the meaning set forth in Section 5.4.

(w)     “Termination Date” has the meaning set forth in Section 5.1.

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(x)     “Transition Services” has the meaning set forth in Section 2.1.

(y)     “TSA Records” has the meaning set forth in Section 6.1.

Section 1.2     Other Definitional Provisions. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein.

Article II
services

Section 2.1     Services. During the Term, and in accordance with the terms and conditions of this Agreement, Prometheus shall provide, or shall cause its Subsidiaries or third parties to provide, to Mercury, the Company or one or more of their Subsidiaries (in connection with the conduct of the Business) the services described on Exhibit A hereto (the “Transition Services”).

Section 2.2     Performance by Subsidiaries or Subcontractors. Prometheus may, in its sole discretion and without any written notice to Mercury or the Company, engage, or cause one of its Subsidiaries to engage, one or more parties (including other third parties or Subsidiaries) to provide some or all of the Transition Services, provided that (i) Prometheus is using such Subsidiary or third party to perform the same services for itself and its Subsidiaries, and (ii) such arrangement would not increase the cost to Recipient for such Transition Services. Prometheus shall be responsible for (and liable to the Recipient for) the performance or non-performance of any such parties. The Transition Services provided under this Section 2.2 shall be performed in accordance with Section 3.1.

Article III
SERVICE LEVELS; service coordinators

Section 3.1     Quality of Services.

(a)     Provider shall perform the Transition Services, as applicable at a level of quality consistent in all material respects, including quality, care, diligence, service levels and standards, and timeliness, to that at which such Transition Services, as applicable, were performed or enjoyed by the Business during the twelve (12)-month period prior to the date hereof (the “Service Standard”). Each Party acknowledges that the other Party and its Affiliates are not professional service providers of the Transition Services.

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(b)     Notwithstanding Section 3.1(a), a Provider may, from time to time: (i) reasonably supplement, modify, upgrade, substitute or otherwise alter (“Change”) any Transition Service, including taking any physical or information security measures with respect to such Transition Service, in a manner that does not adversely affect in any material respect (or materially delay) the quality or availability of such Transition Service only upon reasonable advance written notice (but, for the avoidance of doubt, without consent required from Recipient) and only where (A) Provider is applying such Change to the performance of the same service for itself and its Subsidiaries (if applicable), and (B) such Change would not increase the cost to Recipient for such Transition Services; provided that to the extent that any such Change is reasonably likely to modify, substitute or otherwise alter the receipt or use of such Transition Service, Provider shall provide Recipient with reasonable advance written notice of the implementation of the Change to the extent practicable under the circumstances. If a Change is required by applicable Legal Requirement, Provider may make any and all changes to the Transition Service necessary to comply with applicable Legal Requirement and any changes thereto; provided, further, that Provider shall provide Recipient such reasonable advance written notice as may be practicable of the implementation of any such Change.

(c)     Provider need not provide or cause any other Provider to provide any Transition Service if it is not permitted to do so by applicable Legal Requirement or any policies or procedures of Provider, or its Subsidiaries, as applicable, designed to respond to Legal Requirements. Notwithstanding the foregoing, in the event Provider cancels or withholds any Transition Service according to this Section 3.1(c), the Parties shall negotiate in good faith and use all commercially reasonable efforts to provide Recipient with alternative Transition Services that substitute for such cancelled or withheld Transition Services, which shall be performed in accordance with this Section 3.1.

Section 3.2     [Reserved].

Section 3.3     Service Coordinators and Dispute Resolution. Prometheus and Mercury shall each nominate a representative to act as primary contact person with respect to the performance of the Transition Services (each, a “Service Coordinator”) as necessary for the facilitation of the performance of Transition Services. The initial Service Coordinators for Prometheus and Mercury, including their contact information, are set forth on Exhibit B. Any disputes under this Agreement shall be resolved by the Service Coordinators and if they cannot resolve such disputes then they shall be resolved by the Chief Accounting Officer of Prometheus and [Chief Financial Officer] of Matrix.

Section 3.4     Limitation of Services Provided. In providing the Transition Services, Provider is not obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) make any capital investment to provide or continue providing the Transition Services. Prometheus has no responsibility to verify the correctness of any information given to it by or on behalf of the Target Companies for the purpose of providing the Transition Services.

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Section 3.5     Third Party Licenses and Consents. Prometheus will use commercially reasonable efforts to obtain, or direct its Subsidiaries to obtain, any third party consents required under the terms of any agreement between Prometheus or any of its Subsidiaries, on the one hand and a third party, on the other hand, in order for Prometheus or its Subsidiaries to provide the Transition Services to the Target Companies during the Term which, for the avoidance of doubt, shall not include an obligation to pay any amounts or grant any contractual accommodations that are not promptly reimbursed by Mercury. If Prometheus or its Subsidiaries do not obtain required consent to transfer or use a license, or the vendor requires any of the Target Companies to purchase the license, Mercury shall be responsible for obtaining any such consent or purchasing any such license, provided that if such consent or license is not obtained, the Parties will cooperate and discuss, in good faith, implementation of alternative equivalent arrangements for provision of services to the applicable Target Companies.

Article IV
fees

Section 4.1     Fees. Mercury shall pay, or cause to be paid, to Prometheus or its relevant Subsidiary (i) Prometheus’s and its Subsidiaries’ reasonable documented out-of-pocket expenses incurred in providing the Transition Services, (ii) documented third-party fees and expenses that are charged to Prometheus or its Subsidiaries in connection with provision of the Transition Services and are reasonably necessary to the provision of the Transition Services (including any fees and expenses charged by subcontractors permitted to provide the Transition Services under Section 2.2), and (iii) any other fees as agreed to by the Parties in writing (collectively, the “Fees”).

Section 4.2     Invoices. For as long as Provider is obligated to provide or cause to be provided any Transition Services, as applicable, Provider shall submit or cause to be submitted to Recipient or its relevant Affiliate in writing, within forty-five (45) days after the end of each month, an invoice setting forth the Fees due under such invoice.

Section 4.3     Payment.

(a)     Recipient shall pay the Fees shown on an invoice no later than forty-five (45) days after receipt of such invoice (“Payment Date”).

(b)     No Recipient shall withhold any payments to its Provider under this Agreement in order to offset payments due to such Recipient pursuant to this Agreement, the Stock Subscription Agreement, the Operating Agreement or otherwise.

Article V
TERM AND TERMINATION

Section 5.1     Term of Services. With respect to each of the Transition Services, the term thereof will be for a period commencing as of the date hereof, unless a different date is specified as the commencement date on Exhibit A (either, a “Commencement Date”), and shall continue until the latest date specified on Exhibit A (the “Term”), unless earlier terminated pursuant to Section 5.2 (a “Termination Date”).

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Section 5.2     Termination of Services. Except as mutually agreed by the Parties or as otherwise stated in the Exhibits, Mercury may terminate for convenience any Transition Service upon thirty (30) days’ written notice of such termination. Upon termination of any Transition Service pursuant to this Section 5.2, the terminating Party’s obligation to pay for such Transition Service, as applicable, will cease except (i) any sums accrued or due as of the date of such early termination in accordance with this Agreement for Transition Services rendered (which shall include a pro rata portion of any fees applicable to the current period in which such Transition Services are being performed), and (ii) that, to the extent that a Transition Service is terminated before the Termination Date for such Transition Service, the terminating Party shall pay for with respect to early termination of Transition Services only, any external reasonable and documented external expenses incurred by Provider to provide such Transition Services. Subject to the provisions of this Section 5.2, upon receipt of written notice of termination under this Section 5.2 Provider shall, to the extent commercially practicable, immediately cease the provision of such Transition Services, and shall use all commercially reasonable efforts to minimize any liabilities, fees, costs, other expenses, and any wind-down costs that are payable by the terminating Party under this Section 5.2.

Section 5.3     Term of Agreement. This Agreement shall terminate upon the earlier of (a) the date of termination or expiration of the term of the final remaining Transition Service set forth on Exhibit A or (b) the date of termination of this Agreement in accordance with Section 5.4; provided that in the case of either (a) or (b), no such termination shall affect any rights or obligations of either Party accruing prior to such termination.

Section 5.4     Termination of Agreement. This Agreement may be terminated by either Party (the “Terminating Party”) upon written notice to the other Party (which notice, in case of material breach, shall specify the basis for such claim for breach), if:

(a)     the other Party or its Affiliates materially breaches this Agreement and such breach is not cured, to the reasonable satisfaction of the Terminating Party, within thirty (30) days of receipt of written notice thereof; or

(b)     the other Party files for bankruptcy, is the subject of an involuntary filing for bankruptcy, makes a general assignment for the benefit of creditors, becomes or is declared insolvent, or a receiver is appointed for, or a court approves reorganization proceedings on, such Party.

Section 5.5     Effect of Termination. Upon any termination or expiration of this Agreement or any Transition Service provided hereunder:

(a)     each Party shall, and shall cause its Subsidiaries to, as soon as practicable, return to the other Party any equipment and other property (including all books, records, files and confidential information) of the other Party, its Subsidiaries and their respective third-party service providers that is in the Party’s or its Subsidiaries’ possession or control (and, in case of termination of one or more specific Transition Services, only the equipment and other property that is used in connection with the provision or receipt solely of such Transition Services and of no other Transition Services); and

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(b)     the Intellectual Property Rights license granted by the second sentence of Section 7.1 shall terminate (provided that in case of termination of a specific Transition Service, such license shall terminate only to the extent such license was necessary for the provision or receipt of such Transition Service).

Section 5.6     Survival. The following Articles and Sections shall survive the termination or expiration of this Agreement, including the rights and obligations of each Party thereunder: Article I; Article IV (for Fees outstanding as of the date of such termination or expiration); Article VIII; Article IX (except for Section 9.1); the second sentence of Section 6.1; Section 6.2; the first sentence of Section 7.1; and this Section 5.6.

Article VI
BOOKS AND RECORDS

Section 6.1     Books and Records. Prometheus shall maintain books and records of all material transactions pertaining to, and all data used in the performance of the Transition Services, as applicable (the “TSA Records”). The TSA Records shall be maintained (a) in a format in which such books and records are maintained as of the date hereof, (b) in accordance with any and all Legal Requirements and (c) in accordance with the maintaining Party’s business record retention policies.

Section 6.2     Access. Prometheus shall provide reasonable access, during normal business hours and with prior notice, to the TSA Records it maintains to Recipient and its Affiliates and their respective auditors or other representatives, and to any Governmental Authority. Recipient shall not have access to any TSA Records when such access would violate any attorney-client privilege or violate any Legal Requirements; provided that the Prometheus shall use all commercially reasonable efforts to comply with Recipient’s requests by redacting such TSA Records. Recipient’s rights under this Section 6.2 shall continue for so long as TSA Records are required to be maintained by Prometheus under Section 6.1.

Section 6.3     Non-Disclosure Agreements. To the extent that any third-party proprietor of information or software to be disclosed or made available to a Recipient in connection with performance of the Transition Services requires a specific form of non-disclosure agreement as a condition of such third party’s consent to use the same for the benefit of Recipient or to permit Recipient access to such information or software, each Party shall, or shall cause its relevant Subsidiary to, as a condition to the receipt of such portion of the Transition Services, execute (and shall cause, as applicable, its and its Subsidiaries’ employees, officers, directors, agents, accountants, attorneys, independent contractors and other third parties to execute, if required) any such form. Provider agrees that any confidential information of the Recipient received from or on behalf of the Recipient in the course of performance under this Agreement shall be subject to the confidentiality and non-disclosure provisions of the Operating Agreement and that Provider shall be liable for any breaches of such provisions by any of its Subsidiaries or third party providers.

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Article VII
INTELLECTUAL PROPERTY

Section 7.1     Ownership of Intellectual Property; License. Any Intellectual Property Rights of a Party, its Subsidiaries or third-party vendors used in connection with the provision or receipt of the Transition Services, as applicable, shall remain the property of such Party, its Subsidiaries, or third-party vendors. Each Party grants, and shall cause its Subsidiaries to grant, to the other Party and its Subsidiaries, a royalty-free, non-exclusive, non-transferable, worldwide license, during the Term, to use the Intellectual Property Rights of such Party or its Subsidiaries only to the extent necessary for the other Party and its Subsidiaries to provide or receive the Transition Services, as applicable. Other than the license granted to a Party and its Subsidiaries pursuant to the preceding sentence, the Stock Subscription Agreement or the Operating Agreement, neither Party nor its Subsidiaries shall have any right, title or interest in the Intellectual Property Rights of the other Party or its Subsidiaries.

Article VIII
REMEDIES

Section 8.1     Indemnification. Subject to the limitations set forth in this Article VIII, from and after the Closing Date, each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and its Subsidiaries and its and their officers, directors, members, partners, managers, employees, agents, successors and assigns (collectively, the “Indemnified Parties”) from and against all Losses asserted against, imposed upon or incurred by an Indemnified Party to the extent arising from the Indemnifying Party’s or its Subsidiaries’ breach of this Agreement, except to the extent that such Losses are caused by the Indemnified Party. The indemnification obligation for the Parties under this Agreement is separate and distinct from any indemnification obligation the Parties may have under the Stock Subscription Agreement.

Section 8.2     Exclusive Remedy. The indemnities provided for in Section 8.1 shall be the sole and exclusive monetary remedy of the Parties hereto and their Affiliates and their respective officers, directors, employees, agents, successors and permitted assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement, except for a claim for fraud or specific performance pursuant to Section 9.2, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (including any common law rights of contribution), all of which the Parties hereto hereby waive, except for a claim for fraud or specific performance pursuant to Section 9.2.

Section 8.3     Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIALS AND SERVICES, AS APPLICABLE, PROVIDED HEREUNDER, AND ALL SUCH MATERIALS AND SERVICES, AS APPLICABLE, ARE PROVIDED ON AN “AS IS” BASIS AND (B) EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

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Section 8.4     Limitations.

(a)     The maximum liability of Prometheus and its Subsidiaries to, and the sole remedy of, Mercury, any other Target Company or any of their respective Affiliates for breach of this Agreement by Prometheus or any of its Subsidiaries shall be pursuant to the indemnity procedures under this Article VIII, in an amount not to exceed the lesser of (i) the price paid by Mercury or the applicable Target Company to Prometheus for the particular Transition Service or (ii) Mercury’s, or the applicable Target Company’s, cost of performing the Transition Service itself during the remainder of the applicable Term.

(b)     EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THE EXHIBITS HERETO, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS OR LOST REVENUES THAT THE OTHER PARTY MAY INCUR BY REASON OF ITS HAVING ENTERED INTO OR RELIED UPON THIS AGREEMENT, OR IN CONNECTION WITH ANY OF THE SERVICES PROVIDED HEREUNDER OR THE FAILURE THEREOF, REGARDLESS OF THE FORM OF ACTION IN WHICH SUCH DAMAGES ARE ASSERTED, WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THE SAME.

Article IX
MISCELLANEOUS

Section 9.1     Force Majeure. In the event that Provider is wholly or partially prevented from, or delayed in, providing one or more Transition Services, or one or more Transition Services are interrupted or suspended, by reason of events beyond its reasonable control, including acts of God, act of Governmental Authority, act of the public enemy or due to fire, explosion, accident, floods, embargoes, epidemics, war, acts of terrorism, nuclear disaster, civil unrest or riots, civil commotion, insurrection, employee attrition, work stoppage or other labor trouble, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software, or any other cause beyond the reasonable control of Provider whose performance is affected by such event (each, a “Force Majeure Event”), Provider shall promptly give notice of any such Force Majeure Event to Recipient and shall indicate in such notice the effect of such event on its ability to perform hereunder and the anticipated duration of such event. Provider shall not be obligated to deliver or cause to be delivered the affected Transition Services, as the case may be, during such period, and Recipient shall not be obligated to pay during such period for any Transition Services, as the case may be, not delivered. During the duration of a Force Majeure Event, Provider shall, and shall cause its relevant Subsidiaries to, use commercially reasonable efforts to avoid or remove such Force Majeure Event and to resume delivery of the affected Transition Services with the least delay practicable.

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Section 9.2     Specific Performance. Notwithstanding anything herein to the contrary, the Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and money damages would be both incalculable and an insufficient remedy for any such failure to perform or breach of this Agreement. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith. Nothing contained herein shall prevent a Party from seeking damages in the event that specific performance is not available.

Section 9.3     Status of Parties. This Agreement is not intended to create, nor will it be deemed or construed to create, any relationship between Prometheus, on the one hand, and any Target Company, on the other hand, other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Neither Prometheus, on the one hand, nor any Target Company, on the other hand, shall be construed to be the agent of the other.

Section 9.4     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to Prometheus,

The Providence Service Corporation
700 Canal Street, Third Floor
Stamford, CT 06902
Attention: Sophia Tawil

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax: (212) 909-6836
Attention: Jonathan E. Levitsky

if to the Company or Mercury,

c/o [Mercury]
[Address]
Fax:
Attention: General Counsel

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with a copy (which shall not constitute notice) to:

c/o Frazier Healthcare
601 Union Street, Suite 3200
Seattle, WA 98101
Attention: Brian Morfitt

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
The New York Times Building

620 Eighth Avenue
New York, NY 10018
Fax: (212) 355-3333
Attention: Christian C. Nugent

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 9.5     Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Operating Agreement, the Stock Subscription Agreement, and including all Exhibits and schedules hereto and thereto, constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the Parties hereto, or any of them, with respect to the subject matter hereof. This Agreement does not, and is not intended to, confer upon any Person other than the Parties to this Agreement any rights or remedies hereunder.

Section 9.6     Amendment; Waiver. This Agreement may be amended only in a writing signed by all Parties hereto. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive either Party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

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Section 9.7     Governing Law; Submission to Jurisdiction.

(a)     THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each party hereto hereby irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each party hereto irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a Delaware state or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each party hereto hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereto hereby consent to and grant any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b)     EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.8     Further Assurances. Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver, or shall cause its Subsidiaries to execute and deliver, such documents and other papers and shall take, or shall cause its Subsidiaries to take, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement.

Section 9.9     Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors. Notwithstanding the foregoing, this Agreement shall not be assigned by any Party hereto by operation of law or otherwise without the express written consent of the other Parties.

Section 9.10     Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 9.11     Interpretation.

(a)     The Parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement.

(b)     This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the Party causing the drafting of the provision in question.

Section 9.12     Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or electronic .pdf submission), and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 9.13     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.14     Order of Precedence. In the event of any conflict between the provisions of any Exhibit and the other provisions of this Agreement, the other provisions of this Agreement shall govern, except to the extent that the relevant provision of the Exhibit expressly identifies the provision of this Agreement it supersedes and expressly indicates that such provision is being superseded.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title:

[MERCURY]

By:
Name:
Title:

CCHN GROUP HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Exhibit A

Transition Services

Transition Service	Commencement Date	Termination Date
Oversight of preparation of short period state and federal income tax returns covering the period from closing to 12/31/2016 to be performed by the Prometheus Tax Department	Closing Date	The earlier of the filing of such tax returns and September 30, 2017

Exhibit B

Service Coordinators

David Mason, on behalf of Provider

[●], on behalf of Recipient

PRIVILEGED AND CONFIDENTIAL

DISCLOSURE SCHEDULES

TO

STOCK SUBSCRIPTION AGREEMENT

among

MERCURY FORTUNA BUYER, LLC,

CCHN GROUP HOLDINGS, INC.

and

THE PROVIDENCE SERVICE CORPORATION

Dated as of August 28, 2016

Section 2.1 Power and Authorization

Section 2.2 Organization

Section 2.3(a) Capitalization

Section 2.3(b) Capitalization

Section 2.3(c)(i) Target Companies

Section 2.3(c)(ii) Professional Corporations

Section 2.3(c)(iii) Target Company Equity Transfer Restriction Contracts

Section 2.4(a) Governmental Consents

Section 2.4(b)(i) Material Contract Consents and Approvals

Section 2.5(a) Financial Statements

Section 2.5(b) Liabilities

Section 2.6 Assets

Section 2.7 Absence of Certain Changes

Section 2.8(a) Taxes

Section 2.8(b) Tax Accruals, Reserves & Provisions

Section 2.8(d) Outstanding, Pending or Threatened Tax Return Audits or Examinations

Section 2.8(g) Tax Indemnities; Powers of Attorney

Section 2.9(b) Real Property

Section 2.9(c) Subleases

Section 2.10 Legal Compliance

Section 2.11(a) Company Plans

Section 2.11(e) Welfare Plans

Section 2.11(h) Continuation of Insurance Coverage

Section 2.11(j) Benefit Events

Section 2.11(k) Changes to Company Plans

Section 2.12(a)(i) Inbound Licenses

Section 2.12(a)(ii) Outbound Licenses

Section 2.12(b)(i) Company Intellectual Property Registrations

Section 2.12(b)(ii) Domain Names and Company Software

Section 2.12(d) Intellectual Property-Notices

Section 2.13 Permits

Section 2.14 Environmental Matters

Section 2.15(a) Material Contracts

Section 2.15(d) Material Customer Cancellations

Section 2.16 Transactions with Affiliates

Section 2.16(b) Company’s Actual Knowledge

Section 2.17(a) Litigation; Governmental Orders

Section 2.18 Insurance

Section 2.19(a) Notice of Resignation or Retirement

Section 2.19(b) Target Continuing Employees / Independent Contractors

Section 2.19(c) Unfair Labor Complaints

Section 2.19(f) Employment Loss

Section 2.20(b) Healthcare Matters; Data Privacy and Security

Section 2.20(d) Healthcare Matters; Data Privacy and Security

Section 2.20(g) Data Compliance

Section 4.1 Organization, Power and Standing

Section 4.2 Authorization

Section 4.3 No Violation or Approval; Consents

Section 5.1 Certain Covenants

Section 5.3 Governmental Approvals

Section 5.4(b) Further Assurances

Section 5.11 R&W Policy Terms

Section 5.17 Insurance Matters

Section 6.3(c) Financial Advisor

Section 9.1(a) Company’s Knowledge

Section 9.1(b) Material Adverse Effect

[Contents of schedules intentionally omitted.
The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.]